As filed with the Securities and Exchange Commission on October 20, 2004.

Registration No.   333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOSTER WHEELER LLC

As Issuer and Registrant of Debt Securities
(Exact name of Registrant as specified in its charter)

Delaware	1600	22-3803814
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Perryville Corporate Park
Clinton, New Jersey 08809 4000
Telephone: (908) 730-4000
Facsimile: (908) 730-5300
(Address, including zip code, and telephone number, including area code, of
Registrants’ principal executive offices)

GUARANTORS
LISTED ON SCHEDULE A HERETO
As Issuers and Registrants of Guarantees
(Exact name of Registrants as specified in their charters)

Lisa Fries Gardner	Copies to:
c/o Foster Wheeler Inc.	Tracy Kimmel
Perryville Corporate Park	King & Spalding LLP
Clinton, New Jersey 08809 4000	1185 Avenue of the Americas
Telephone: (908) 730-4000	New York, New York 10036
Facsimile: (908) 730-5300	(212) 556-2100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on the Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
10.359% Senior Secured Notes due 2011, Series A	$120,000,000	100%	$120,000,000	$15,204
Guarantees of 10.359% Senior Secured Notes due 2011, Series A	—	—	—		(2)

(1)     Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

(2)     Pursuant to Rule 457(n) under the Securities Act of 1933, no additional registration fee is payable with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Schedule A

Exact Name of Registrants as Specified in their Charters	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Continental Finance Company Ltd.	Bermuda	Not applicable
Energy Holdings, Inc.	Delaware	32-0100498
Equipment Consultants, Inc.	Delaware	22-1899985
Financial Services S.a.r.l.	Luxembourg	Not applicable
Foster Wheeler Holdings Ltd.	Bermuda	22-3814170
Foster Wheeler Asia Limited	Delaware	22-2428000
Foster Wheeler Capital & Finance Corporation	Delaware	22-3486371
Foster Wheeler Constructors, Inc.	Delaware	22-2749540
Foster Wheeler Development Corporation	Delaware	22-2109044
FW Energie B.V.	Netherlands	Not applicable
Foster Wheeler Energy Corporation	Delaware	22-2023682
Foster Wheeler Energy Manufacturing, Inc.	Delaware	22-3293071
Foster Wheeler Energy Services, Inc.	California	76-0271671
Foster Wheeler Enviresponse, Inc.	Delaware	22-2574074
Foster Wheeler Environmental Corporation	Texas	75-2512450
Foster Wheeler Europe Limited	England	Not applicable
Foster Wheeler Facilities Management, Inc.	Delaware	22-3144074
Foster Wheeler Inc.	Delaware	22-3800664
Foster Wheeler Intercontinental Corporation	Delaware	13-2884486
Foster Wheeler International Corporation	Delaware	13-6152983
Foster Wheeler International Holdings, Inc.	Delaware	22-3800663
Foster Wheeler Ltd.	Bermuda	22-3802649
Foster Wheeler Middle East Corporation	Delaware	22-3229745
Foster Wheeler North America Corp.	Delaware	22-3248302
Foster Wheeler Power Corporation	Delaware	22-2180356
Foster Wheeler Power Systems, Inc.	Delaware	22-2271893
Foster Wheeler Pyropower, Inc.	New York	95-3565932
Foster Wheeler Real Estate Development Corp.	Delaware	22-2571704
Foster Wheeler Realty Services, Inc.	Delaware	22-3800667
Foster Wheeler USA Corporation	Delaware	22-2023683
Foster Wheeler Virgin Islands, Inc.	Delaware	22-3235076
Foster Wheeler Zack, Inc.	Delaware	22-3388258
FW Hungary Licensing Limited Liability Company	Hungary	12562895-2-18
FW Mortshal, Inc.	Delaware	33-0383026
HFM International, Inc.	Delaware	22-2933225
PGI Holdings, Inc.	Delaware	32-0100496
Process Consultants, Inc.	Delaware	22-1830450
Pyropower Operating Services Company, Inc.	California	33-0249382
Perryville III Trust	New York	Not applicable

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to Completion, dated October 20, 2004

FOSTER WHEELER LLC

Offer to Exchange up to $120,000,000 in Principal Amount of 10.359% Senior Secured

Notes due 2011, Series A, Guaranteed by certain Guarantors that have been registered under the Securities Act of 1933

for

any and all outstanding 10.359% Senior Secured Notes due 2011, Series B,

Guaranteed by certain Guarantors that have not been registered under the Securities Act of 1933

The New Notes

•      The terms of the new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions, exchange offer provisions and related additional interest provisions relating to the old notes do not apply to the new notes.

•      The new notes will mature on September 15, 2011.  The new notes will bear interest at the rate of 10.359% per year.  We will pay interest on the new notes on March 15 and September 15 of each year, beginning March 15, 2005.

•      The new notes will be the senior secured obligations of Foster Wheeler LLC.

•      The new notes will be secured by a lien on substantially all of its tangible and intangible assets of Foster Wheeler LLC and each of the guarantors of the new notes, excluding intercompany debt and receivables and capital stock held in subsidiaries, other than capital stock held in certain of Foster Wheeler LLC’s and the guarantors’ direct subsidiaries, and certain specified existing intercompany notes, as well as certain future intercompany notes. See “Description of the New Notes—Security.” Although the new notes will rank pari passu with our obligations under the senior secured credit agreement, the lenders providing letters of credit under our senior secured credit facility and the lenders providing letters of credit and revolving loans under a future senior secured credit facility, as described in this prospectus, will be entitled to receive proceeds from any realization of that collateral to repay those obligations in full before the holders of the notes.

•      The new notes will be fully and unconditionally guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors described in this prospectus.

•      The new notes will be redeemable at the redemption prices set forth in this prospectus.

•      The new notes will not be listed on any national securities exchange and, currently, there is no established public trading market for the new notes.

The Exchange Offer

•      The exchange offer will expire at 5:00 p.m., New York City time, on                   , 2004, unless extended by us.

•      All old notes validly tendered and not validly withdrawn pursuant to the exchange offer will be exchanged. For each old note validly tendered and not validly withdrawn pursuant to the exchange offer, the holder will receive a new note having a principal amount equal to that of the tendered old note.

•      Tenders of old notes may be withdrawn at any time before the expiration date of the exchange offer.

For a discussion of factors you should consider before you decide to participate in the exchange offer, see “Risk Factors” beginning on page 8.

We are not asking you for a proxy, and you are requested not to send us a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004

TABLE OF CONTENTS

Where You Can Find More Information About Us
Presentation of Information
Summary
Risk Factors
Forward Looking Statements
Unaudited Pro Forma Condensed Consolidated Financial Statements
Ratio of Earnings to Fixed Charges
Use of Proceeds
The Exchange Offer
Description of the New Notes
U.S. Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Experts
Enforcement of Civil Liabilities

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of up to one year after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

In connection with the securities offered by this prospectus, Foster Wheeler LLC and certain guarantors have filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to the notes and Foster Wheeler LLC, you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other documents are not necessarily complete, and you should refer to a copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to.

Foster Wheeler Ltd., the parent company of Foster Wheeler LLC, is subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith, Foster Wheeler Ltd. files reports, proxy and information statements and other information with the SEC. Financial information relating to Foster Wheeler LLC and the subsidiary guarantors is included in the notes to Foster Wheeler Ltd.’s consolidated financial statements incorporated by reference into this prospectus. The SEC maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov. Our website address is http://www.fwc.com. The information disclosed on the website is not incorporated herein and does not form a part of this prospectus.

A copy of this prospectus will be filed with the Bermuda Registrar of Companies under the Companies Act 1981 of Bermuda. In accepting this prospectus for filing, the Bermuda Registrar of Companies does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus certain of the information Foster Wheeler Ltd. files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the later of the date on which we have completed the exchange

i

offer or the end of the period during which this prospectus is available for use by participating broker-dealers and others with similar prospectus delivery requirements for use in connection with any resale of new notes:

•    Foster Wheeler Ltd.’s annual report on Form 10-K for the year ended December 26, 2003 filed on March 12, 2004, as amended by the Form 10-K/A filed on June 9, 2004.

•    Foster Wheeler Ltd.’s quarterly report on Form 10-Q for the quarter ended March 26, 2004 filed on May 5, 2004, as amended by the Form 10-Q/A filed on June 9, 2004 and August 13, 2004.

•    Foster Wheeler Ltd’s quarterly report on Form 10-Q for the quarter ended June 25, 2004 filed on August 9, 2004.

•    Foster Wheeler Ltd.’s current reports on Form 8-K filed on January 28, 2004, February 5, 2004, April 12, 2004, April 14, 2004, April 15, 2004, May 20, 2004, May 25, 2004, July 8, 2004, July 23, 2004, August 13, 2004, August 13, 2004, September 27, 2004, October 1, 2004, October 1, 2004 and October 18, 2004.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at:

Foster Wheeler Ltd.

Perryville Corporate Park

Clinton, New Jersey 08809-4000

Attn: Lisa Fries Gardner

Telephone: (908) 730-4000

Facsimile: (908) 730-5300

If you would like to request documents, in order to ensure timely delivery you must do so at least five business days before the expiration of the exchange offer period, initially scheduled for 5:00 pm New York City time on                , 2004. This means you must request this information no later than               , 2004.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letter of transmittal. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

PRESENTATION OF INFORMATION

The new notes will be issued by Foster Wheeler LLC and guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors listed elsewhere in this prospectus.  Foster Wheeler LLC, Foster Wheeler Holdings Ltd. and the subsidiary guarantors are indirectly wholly-owned subsidiaries of Foster Wheeler Ltd. Foster Wheeler Ltd. has included consolidating financial information relating to Foster Wheeler LLC and the guarantors of the new notes on a combined basis in the notes to its consolidated financial statements included in its Annual Report on Form 10-K/A (Amendment No. 1) incorporated by reference in this prospectus.

ii

SUMMARY

This summary represents a summary of all material terms of the exchange offer and highlights selected information described in greater detail elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus, including the risk factors beginning on page   , and the documents incorporated by reference in this prospectus to fully understand this exchange offer and our business, results of operations and financial condition. Except as the context otherwise requires, the terms “we,” “us,” “our,” and “Foster Wheeler,” as used in this prospectus, refer to Foster Wheeler Ltd. and its direct and indirect subsidiaries on a consolidated basis.

Foster Wheeler Ltd.

Foster Wheeler Ltd., a Bermuda company which was incorporated on December 20, 2000, is the indirect parent of Foster Wheeler LLC. Foster Wheeler Ltd. does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler Ltd. is a guarantor of the new notes. The executive offices of Foster Wheeler Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Foster Wheeler LLC

Foster Wheeler LLC, which was formed on February 9, 2001, is a Delaware limited liability company that does not have any assets or conduct any business except through its ownership of its subsidiaries. Foster Wheeler LLC is an indirectly wholly owned subsidiary of Foster Wheeler Ltd. Foster Wheeler LLC is the issuer of the new notes. The executive offices of Foster Wheeler LLC are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

Our Business

Our business falls within two business groups, the Engineering and Construction Group and the Energy Group. The Engineering and Construction Group designs, engineers and constructs upstream and downstream petroleum processing facilities, chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, LNG receiving terminals and related infrastructure, including power generation and distribution facilities, production terminals, pollution control equipment and water treatment facilities. The Engineering and Construction Group provides direct technical and management services, and purchases equipment, materials and services from third party vendors and subcontractors. The group has industry leading technology in delayed coking, solvent de-asphalting and hydrogen production. The Engineering and Construction Group also provides ancillary environmental remediation services, together with related technical, design and regulatory services; however, a substantial portion of the domestic U.S. environmental remediation assets were sold in 2003.

The Energy Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized bed and conventional boilers firing coal, oil, gas, biomass and municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass full plant construction, maintenance engineering, plant upgrading and life extension and plant repowering. The Energy Group also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering and solids mechanics. In addition, the Energy Group builds, owns and operates cogeneration, independent power production and resource recovery facilities, as well as facilities for the process and petrochemical industries. The Energy Group generates revenues from construction and operating activities pursuant to long-term sale of project outputs, i.e., electricity contracts, operating and maintenance agreements and from related investment activities.

The Equity-for-Debt Exchange Offer

On September 24, 2004, we successfully completed an equity-for-debt exchange offer.  In that exchange offer, we exchanged:  (1) Foster Wheeler’s common shares, Series B convertible preferred shares, or the preferred shares, and warrants to purchase common shares for $134.9 million 9.00% Preferred Securities, Series I issued by FW Preferred Capital Trust I (liquidation amount $25 per trust security), or the trust securities, including accrued dividends; (2) Foster Wheeler’s common shares and preferred shares for $206.9 million 6.50% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Ltd., or the convertible notes; (3) Foster Wheeler’s common shares and preferred shares for $93.7 million outstanding Series 1999 C Bonds and Series 1999 D Bonds (as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois to SunTrust Bank, Central Florida, National Association, as Trustee), or the Robbins bonds; and (4) Foster Wheeler’s common shares and preferred shares and $141.4 million of 10.359% senior secured notes due 2011, Series A of Foster Wheeler LLC for $188.6 million 6.75% Senior Notes due 2005 of Foster Wheeler LLC, or the 2005 notes. We refer to the $141.4 million of Foster Wheeler LLC’s 10.359% senior secured notes due 2011, Series A that were issued in the equity-for-debt exchange offer as the “rollover notes” in this prospectus. The equity-for-debt exchange offer reduced our existing debt by approximately $437 million, improved our consolidated net worth by approximately $448 million, is expected to reduce our interest expense by approximately $28 million per year, and, when combined with the sale of the old notes, the proceeds of which were used to repay amounts outstanding under our existing domestic credit agreement, eliminated substantially all of our material scheduled corporate debt maturities prior to 2011.

The Exchange Offer

On September 24, 2004, Foster Wheeler LLC completed the offering of $120,000,000 aggregate principal amount of its 10.359% senior secured notes due 2011, Series B, or the old notes, in a transaction exempt from registration under the Securities Act. In connection with this transaction, we entered into a registration rights agreement with the purchasers of the old notes in which we agreed to commence this exchange offer. Accordingly, you may exchange your old notes for new notes which have substantially the same terms. We refer to the old notes and the new notes together as the notes. The following is a summary of the exchange offer. For a more complete description of the terms of the exchange offer, see “The Exchange Offer” in this prospectus.

Securities Offered

$120,000,000 aggregate principal amount of our 10.359% Senior Secured Notes due 2011, Series A, registered under the Securities Act. The terms of the new notes offered in the exchange offer are substantially identical to those of the old notes, except that the transfer restrictions, exchange offer provisions and related additional interest provisions relating to the old notes do not apply to the new notes.

The Exchange Offer

We are offering new notes in exchange for a like principal amount of our old notes. We are offering these new notes to satisfy our obligations under a registration rights agreement which we entered into with the initial purchasers of the old notes. You may tender your outstanding notes for exchange by following the procedures described under the heading “The Exchange Offer.” The exchange offer is not subject to any federal or state regulatory requirements other than securities laws.

Expiration Date; Tenders; Withdrawal

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2004, unless we extend it. You may withdraw any old notes that you tender for exchange at any time prior to the expiration date of the exchange offer. We will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date. See “The Exchange Offer—Procedures for Tendering Old Notes” and “—Withdrawal of Tenders of Old Notes” for a more complete description of the tender and withdrawal period.

United States Federal Income Tax Considerations

Your exchange of old notes for new notes to be issued in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “U.S. Federal Income Tax Considerations” for a summary of United States federal income tax consequences associated with the exchange of old notes for new notes.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange Agent	Wells Fargo Bank, National Association.

Shelf Registration

If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or upon the request of holders of old notes under certain circumstances, we will be required to file, and use our best efforts to cause to become effective, a shelf registration statement under the Securities Act which would cover resales of old notes. See “Description of the New Notes—Registration Rights.”

Consequences of Your Failure to Exchange Your Old Notes

Old notes that are not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the old notes. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act (except as discussed in the next sentence). Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement. If your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your old notes. See “Description of the New Notes—Registration Rights.”

Consequences of Exchanging Your Old Notes; Who May Participate in the Exchange Offer

Based on interpretations of the staff of the SEC, we believe that you will be allowed to resell the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

• you are acquiring the new notes in the ordinary course of your business;

• you are not participating in and do not intend to participate in a distribution of the new notes;

• you have no arrangement or understanding with any person to participate in a distribution of the new notes; and

• you are not one of our “affiliates,” as defined in Rule 405 under the Securities Act.

If any of these conditions are not satisfied, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

Conditions of the Exchange Offer

Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if in our reasonable judgment:

• the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

•      any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer or, in any such action or proceeding, any material adverse development has occurred with respect to us; or

• we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.

The New Notes

The summary below describes the principal terms of the new notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the new notes.  The term “notes” includes the rollover notes as well as the old notes and the new notes.

Issuer	Foster Wheeler LLC

Securities

$120,000,000 aggregate principal amount of 10.359% Senior Secured Notes due 2011, Series A. As discussed above, Foster Wheeler LLC also issued $141.4 million of its 10.359% Senior Secured Notes due 2011, Series A in the equity-for-debt exchange offer.

Maturity	September 15, 2011

Interest Rate	10.359% per annum

Interest Payment Dates	Semi-annually on March 15 and September 15 of each year, commencing March 15, 2005.

Guarantees

The notes are jointly and severally guaranteed by Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and the subsidiary guarantors listed in this prospectus and such other subsidiaries which may become additional guarantors pursuant to the indenture.

Security and Ranking

The notes are the senior secured obligations of Foster Wheeler LLC. The new notes rank pari passu with Foster Wheeler’s obligations under the senior secured credit agreement and its obligations under the rollover notes. The notes are secured by a lien on the following assets of each of Foster Wheeler LLC and each of the guarantors;

• substantially all of its tangible and intangible assets, excluding intercompany debt and receivables and capital stock held in subsidiaries, except as described in the two following bullet points;

• pledges of capital stock held in certain of Foster Wheeler LLC’s and the guarantors’ direct subsidiaries;

•      pledges of certain specified existing intercompany notes, as well as certain future intercompany notes (see “Description of the New Notes— Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”).

See “Description of the New Notes—Security.”

Although the notes rank pari passu with Foster Wheeler’s obligations under the senior secured credit agreement, the proceeds held or received by the collateral agent in respect of any sale of collateral securing the notes will be applied first to all obligations in respect of any letters of credit under the senior secured credit agreement, which were collectively $73.2 million at June 25, 2004, and all obligations outstanding in respect of letters of credit or revolving loans under any other credit facility permitted under the indenture, and thereafter, on a pro rata basis, to all obligations in respect of the new notes, the rollover notes and term loans under any future credit facility, permitted under the indenture. Foster Wheeler applied the net proceeds from the old notes offering first to reduce amounts outstanding under term and revolving loans under the senior secured credit agreement in full.

Under the terms of the notes Foster Wheeler is permitted to incur up to $250 million, or subject to meeting certain financial ratios, $325 million, in senior secured bank obligations, including obligations under the senior secured credit agreement, which amount shall increase to $370 million, or subject to certain financial ratios, $445 million, after September 15, 2008. See “Description of the New Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock” for more information regarding this covenant. The indenture and collateral documents governing the notes permit Foster Wheeler to grant a lien on the collateral securing the notes to the lenders under any new credit facility permitted by the indenture as well as to the holders of the rollover notes.

Optional Redemption	We may redeem some or all of the notes at any time at the redemption prices set forth in “Description of the New Notes—Optional Redemption.”

Mandatory Offer to Repurchase

Upon the occurrence of certain change of control events described under “Description of the New Notes”, you may require us to repurchase some or all of your new notes at 101% of their principal amount plus accrued interest. The occurrence of those events may, however, be an event of default under our senior secured credit agreement or other debt agreements, and those agreements may prohibit the repurchase. Further, we may not have sufficient resources to satisfy our repurchase obligation. You should read carefully the sections called “Risk Factors—Risk Factors Relating to the Notes—We may be unable to repurchase the notes or 2005 notes which remain upon a change of control or in the event of certain asset sales as required by the indenture” and “Description of the New Notes.”

Certain Covenants	The indenture governing the new notes contains covenants limiting our ability and our subsidiaries’ ability to:

• incur additional debt or issue subsidiary preferred stock or stock with a mandatory redemption feature before the maturity of the notes;

• pay dividends on our capital stock;

• redeem or repurchase capital stock or prepay or repurchase subordinated debt;

• make some types of investments and sell assets;

• create liens or engage in sale and leaseback transactions;

• engage in transactions with affiliates, except on an arms-length basis; and

• consolidate or merge with, or sell substantially all our assets to, another person.

You should read “Description of the New Notes—Certain Covenants” for a description of these covenants.

Risk Factors	You should read “Risk Factors” for important information regarding the new notes and Foster Wheeler.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis.

								Year ended December 26, 2003 on a pro forma basis for the exchange offer and the issuance of the	Six Months ended June 25, 2004 on a pro forma basis for the exchange offer and the issuance of
	Fiscal Year					Six Months Ended		old notes	the old notes
	2003	2002	2001	2000	1999	June 25, 2004	June 27, 2003	(2)(3)(4)	(3)(4)

Ratio of earnings to fixed charges (1)(2)	—	—	—	1.47	—	2.07	—	—	3.05

(1)           Includes in fiscal years 1999, 2000, 2001, 2002 and 2003 and in the six month periods ended June 25, 2004 and June 27, 2003 dividends on preferred securities of a subsidiary trust of $15,181, $15,750, $15,750, $16,610, $18,130, $9,693, and $8,859, respectively. The pro forma results for the year ended December 26, 2003 include a $10,980 reduction in dividends on the trust securities, a $14,709 reduction in interest on the convertible notes, a $1,844 increase in interest on the 2005 notes, and a $6,658 reduction in interest on the Robbins bonds. The pro forma results for the six months ended June 25, 2004 include a $5,863 reduction in dividends on the trust securities, a $7,364 reduction in interest on the convertible notes, a $922 increase in interest on the 2005 notes, and a $3,311 reduction in interest on the Robbins bonds. The pro forma results also include the issuance of $120,000 in aggregate principal amount of old notes, the proceeds of which were used to reduce amounts outstanding under our senior secured credit agreement.

(2)           Earnings are inadequate to cover fixed charges by $207,749, $216,122, $363,418, $116,803 and $33,207 for fiscal years 1999, 2001, 2002 and 2003 and the six month period ended June 27, 2003, respectively. The coverage deficiency is $94,884 for the year ended December 26, 2003 on a pro forma basis.

(3)           Reflects that:

•      holders of 59.3% of the aggregate liquidation amount of trust securities tendered in the equity-for-debt exchange offer; and

•      holders of 98.5% of the aggregate principal amount of convertible notes tendered in the equity-for-debt exchange offer; and

•      holders of 99.2% of the aggregate principal amount, outstanding as of June 25, 2004, of 2009 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

•      holders of 99.1% of the accreted principal amount, outstanding as of June 25, 2004, of Series D Robbins bonds tendered in the equity-for-debt exchange offer; and

•      holders of 73.4% of aggregate principal amount, outstanding as of June 25, 2004, of 2024 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

•      holders of 94.3% of the aggregate principal amount of 2005 notes tendered in the equity-for-debt exchange offer.

The numerator of the above ratio consists of the following:

•      net earnings (loss) prior to cumulative effect of change in accounting principle, plus

•      the provision (benefit) for income taxes, plus

•      fixed charges, minus

•      capitalized interest, plus

•      capitalized interest amortized, minus

•      equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

Fixed charges include the sum of the following:

•      interest expensed and capitalized;

•      amortized premiums, discounts and capitalized expenses related to indebtedness;

•      imputed interest on non-capitalized lease payments; and

•      preference security dividend requirements of consolidated subsidiaries.

(4)           Reflects the issuance of 38,036,196 common shares of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer, at a price of $0.47 per share.  Grants under the plan will be expensed over a two-year vesting period. Also reflects unearned compensation related to the options to purchase 43,516.76 preferred shares (the equivalent of 56,571,788 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management under a stock option plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer.  The unearned compensation has been determined as the difference between the preferred share value of $615.00 per share and the exercise price of $609.57 per share. The options vest over a two-year period.

RISK FACTORS

Before deciding whether to participate in the exchange offer you should carefully read the following risk factors and the other information included and incorporated in this prospectus.

Risks to Non-Tendering Holders of Old Notes

An active trading market for the notes may not develop, which could make it difficult to resell your notes at their fair market value or at all.

The new notes are an issue of securities for which there is currently no public market. We do not intend to list the new notes on any national securities exchange or automated quotation system. Accordingly, no market for the new notes may develop, and any market that develops may not last. If the new notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your new notes at their fair market value or at all.

To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes which are not exchanged could be adversely affected due to the limited amount of old notes that are expected to remain outstanding following the exchange offer. Generally, when there are fewer outstanding securities of an issue, there is less demand to purchase that security, which results in a lower price for the security. Conversely, if many old notes are not exchanged, the trading market for the new notes could be adversely affected. See “Plan of Distribution” and “The Exchange Offer” for further information regarding the distribution of the new notes and the consequences of failure to participate in the exchange offer.

If you do not exchange your old notes for new notes, you will continue to have restrictions on your ability to resell them, which could reduce their value.

The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided in the registration rights agreement.

Risk Factors Relating to the Notes

Our high levels of debt and significant interest payment obligations could limit the funds we have available to fulfill our obligations with respect to the notes.

We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of June 25, 2004, Foster Wheeler Ltd.’s total consolidated debt amounted to approximately $1 billion, $131.3 million of which was comprised of limited recourse project debt of special purpose subsidiaries. This debt included $115.9 million of outstanding loans under the senior secured credit agreement, $200 million of 2005 notes, $210 million of convertible notes, $175 million of trust securities and $114.1 million of Robbins bonds outstanding. As of June 25, 2004, on a pro forma basis after giving effect to the exchange offer and the issuance of the old notes (including repayment of $115.9 million of outstanding loans under the senior secured credit agreement), our total consolidated debt would have been $580.5 million. We may not have sufficient funds available to pay any of this long-term debt upon maturity or our obligations with respect to the notes.

The terms of the indenture relating to the notes will allow us to incur additional indebtedness, subject to certain limitations. For example, under the terms of the indenture for the notes Foster Wheeler is permitted to incur up to $250 million, or subject to meeting certain financial ratios $325 million, in senior secured bank obligations including obligations under the senior secured credit agreement, which amount shall increase to $370 million, or subject to meeting certain financial ratios $445 million, after September 15, 2008. See “Description of the New Notes—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock.” Any such additional debt could increase the risks associated with our substantial leverage.

For a discussion of the impact of our indebtedness on our business, see “Risk Factors Relating to our Business—Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business.”

We may be unable to repurchase the notes or 2005 notes which remain upon a change of control or in the event of certain asset sales as required by the indenture.

Upon the occurrence of certain specific change of control events, we must offer to repurchase all outstanding notes. In addition, under certain circumstances we may be required by the terms of the indenture to make an offer to repurchase notes with the proceeds from asset sales. In such circumstances, we may not have sufficient funds available to repay all of our senior indebtedness and any other indebtedness that would become payable upon a change of control and to repurchase all of the notes at the required prices. Our failure to purchase the notes would be a default under the indenture governing the notes.

The existing senior secured credit agreement provides that the occurrence of certain change of control events with respect to Foster Wheeler LLC would constitute a default thereunder. In the event a change of control occurs, Foster Wheeler LLC could seek the consent of the senior secured credit agreement lenders to the purchase of notes or could attempt to refinance the senior secured credit agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing notes. In that case, Foster Wheeler LLC’s failure to purchase tendered notes would constitute an event of default under the indenture, which would in turn constitute a default under the senior secured credit agreement.

The indenture relating to the notes and our various debt agreements impose on us significant operating and financial restrictions, which may prevent us from fulfilling our obligations with respect to the notes.

The indenture relating to the notes and our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders under the senior secured credit agreement and noteholders under the indentures governing the notes to elect to accelerate the repayment dates with respect to such debt. It is unlikely that we would be able to repay amounts borrowed or cash collateralize standby letters of credit issued under our senior secured credit agreement if the banks and noteholders were to elect their right to accelerate the payment dates. Our failure to repay such amounts under our senior secured credit agreement or the indenture governing the notes would have a material adverse effect on our financial condition and operations and result in defaults under the terms of the new notes and our other indebtedness, including the senior secured credit agreement. In addition to not being able to fulfill our obligations under the notes, we would not be able to repay such other indebtedness, if accelerated, and as a consequence may be unable to continue operating as a going concern.

For a discussion of the impact of our various debt agreements on our business, see “—Risk Factors Relating to our Business—Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business.”

Our U.S. operations are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds to fulfill our obligations with respect to the notes.

Our U.S. operations are cash-flow negative and are expected to continue to generate negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension obligations and other expenses related to corporate overhead. As of June 25, 2004, on a pro forma basis for the equity-for-debt exchange offer, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of approximately $580.5 million, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. Pro forma for the equity-for-debt exchange offer, as of June 25, 2004, we had cash, cash equivalents, short-term investments and restricted cash of approximately $391.7 million, of which approximately $327 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $76 million of our U.S. operations’ minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory minimum capitalization provisions in their jurisdiction of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law, which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fulfill our obligations with respect to the notes.

For a discussion of the impact of cash flows on our business, see “—Risk Factors Relating to Our Business—Our U.S. operations, which include Foster Wheeler’s corporate center, are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern.”

Fraudulent conveyance laws may permit courts to void guarantees of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., or the subsidiary guarantors of the notes, which would interfere with the payment on the guarantees.

U.S. federal bankruptcy law and comparable state statutes and Bermuda law may allow courts, upon the bankruptcy or financial difficulty of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., or a subsidiary guarantor to void the guarantees of that guarantor. If a court voids a guarantee or holds it unenforceable, you will cease to be a creditor of, and you may be required to return payments received from, the issuer or the relevant guarantor. In the alternative, the court could subordinate the new notes or the relevant guarantee (including all payments thereunder) to all other debt of the issuer or the relevant guarantor. The court could take these actions if, among other things, the issuer or the relevant guarantor, at the time they incurred the debt evidenced by the notes or its guarantee:

•      incurred the debt with the intent of hindering, delaying or defrauding current or future creditors; or

•      received less than reasonably equivalent value or fair consideration for incurring the debt; and, at the time it issued the guarantee: was insolvent or was rendered insolvent by reason of the incurrence; or was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business; or intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt, either:

•      the sum of the debtor’s debts and liabilities, including contingent liabilities, was greater than the debtor’s assets at fair valuation;

•      the present fair saleable value of the debtor’s assets was less than the amount required to pay the probable liability on the debtor’s total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

•      the debtor could not pay its debts as they become due.

If there is a default in respect of our obligations under the notes, the value of the collateral securing the notes may not be sufficient to repay both the lenders under our senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture and the holders of the notes.

The rights of the holders of the notes with respect to the collateral securing the notes will be limited pursuant to the terms of the security agreement. The senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture will be secured by the same collateral that secures the notes. Although the lenders under our senior secured credit agreement (and/or any new senior secured credit facility permitted by the indenture) and the holders of the notes will share in the proceeds of this collateral, the lenders providing letters of credit under our senior secured credit agreement (and all obligations in respect of letters of credit and revolving loans, under any new senior secured credit facility) will be entitled to receive proceeds from any realization of such collateral to repay the letter of credit obligations (and any outstanding obligation in respect of letters of credit and revolving loans, under any new senior secured credit facility) in full before the holders of the notes. After payment in full of the obligations under the letters of credit (and, in respect of letters of credit and revolving loans, under any new senior secured credit facility), any remaining proceeds from the collateral will be used to repay, on a ratable basis, obligations under the notes and obligations in respect of term loans under any new senior secured credit facility.

The value of the collateral securing the senior secured credit agreement (and any new senior secured credit facility) and the notes may not be sufficient to repay in full all indebtedness outstanding under the senior secured credit agreement, any new senior secured credit facility and the notes. After the payment in full of amounts due under the letters of credit issued pursuant to the senior secured credit agreement (and, in respect of letters of credit and revolving loans, under any new senior secured credit facility), and after pro rata allocations of proceeds between the notes and obligations in respect of term loans under any new senior secured credit facility, any claim for the shortfall between the amount realized by the holders of the notes from the sales of such collateral securing the notes and our obligations under the notes will be an unsecured claim against our remaining assets.

The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The proceeds from any sale of the collateral may be insufficient to satisfy in full the amounts outstanding under the notes after payment in full of all obligations under the letters of credit issued pursuant to our senior secured credit agreement (and in respect of letters of credit and revolving loans, under any new senior secured credit facility) and after pro rata allocations of proceeds among the notes and obligations of letters of credit and revolving loans. If such proceeds are not sufficient to repay amounts outstanding under the notes, then holders of the notes, to the extent not repaid from the proceeds of the sale of the collateral, would have only an unsecured claim against our remaining assets. Proceeds from the offering of old notes were used to reduce amounts outstanding under the term and revolving portion of the senior secured credit agreement. Giving effect to the equity-for-debt exchange offer, as of June 25, 2004, we would have had no funded debt outstanding under the senior secured credit agreement and $73.2 million in outstanding letters of credit.

The lenders party to our senior secured credit agreement, the collateral agent as defined therein, holders of the notes and the trustee on behalf of the noteholders, have agreed to the terms of an intercreditor agreement. The intercreditor agreement provides, among other things, that

•      the lenders under our senior secured credit agreement have a first priority lien on all of the assets of Foster Wheeler LLC and the assets of certain subsidiaries that are co-borrowers or guarantors under the senior secured credit agreement;

•      no guarantee of the notes will be structurally senior to the guarantee of the obligations under and as defined in the senior secured credit agreement; and

•      the notes shall have second priority perfected security interests in certain of the tangible and intangible property and assets of the guarantors, including, without limitation, the outstanding capital stock of certain subsidiaries, cash, accounts receivables, deposit accounts, instruments, inventory, fixtures, machinery, equipment, intellectual property, real estate and proceeds.

The intercreditor agreement further provides the lenders under the senior secured credit agreement with an absolute block on the ability of the noteholders to exercise lien-related remedies until 90 days after the occurrence of an event of default under the indenture, and subsequent to an insolvency proceeding, the noteholders shall not take any action contesting the extent, validity or priority of the lenders claims, obligations or liens, that any adequate protection payments shall be held in escrow for the benefit of the lenders, and any replacement liens shall be junior to all liens or claims of the lenders. Proceeds of collateral will be used as follows:

•      to pay fees and expenses of collateral agent and administrative agent under the senior secured credit agreement;

•      to reimburse obligations and fees due under the letters of credit outstanding under the senior secured credit agreement;

•      to provide cash collateralization of undrawn letters of credit under the senior secured credit agreement;

•      to pay other lender obligations;

•      to pay principal, interest or fees due under any new revolving credit debt permitted under the indenture; and

•      to pay principal, interest or fees to the noteholders.

Claims of creditors of our subsidiaries that do not guarantee the notes will have priority with respect to the assets and earnings of such subsidiaries over holders of the notes.

Not all of our subsidiaries are currently guarantors of the notes, although it is possible that we may in the future become obligated under the indenture to cause one or more of these subsidiaries to guarantee the notes. Claims of creditors of those of our subsidiaries that do not guarantee the notes, including trade creditors, generally will have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including holders of the notes. As of June 25, 2004, those of our subsidiaries that do not guarantee the notes had a combined $1,351 million of indebtedness (excluding $66 million of intercompany indebtedness) and other liabilities, including trade payables, outstanding.

Bankruptcy laws may limit your ability to realize value from the collateral securing the notes.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict:

•      how long payments under the notes could be delayed following commencement of a bankruptcy case;

•      whether or when the collateral agent could repossess or dispose of the collateral;

•      the value of the collateral at the time of the bankruptcy petition; or

•      whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any disposition of the collateral during a bankruptcy case would also require permission from the bankruptcy court. Furthermore, in the event a bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would hold secured claims to the extent of the value of the collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall. The bankruptcy code only permits the payment and accrual of post-petition interest, costs and attorney’s fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Foster Wheeler Ltd. and certain other guarantors of the notes are holding companies with no significant independent operations and no significant assets except capital stock of their respective subsidiaries. As a result, these guarantors of the notes would be unable to meet their obligations if Foster Wheeler LLC fails to make payment of interest or principal on the notes.

Foster Wheeler Ltd. and certain other guarantors of the notes are holding companies with no independent operations and no significant assets other than the capital stock of their respective subsidiaries. They are therefore dependent upon the receipt of dividends or other distributions from their subsidiaries to fund any obligations that they incur, including obligations under their guarantee of the notes. Accordingly, if Foster Wheeler LLC should at any time be unable to pay interest on or principal of the notes, it is highly unlikely that Foster Wheeler Ltd. or other holding company guarantors will be able to meet their obligations under their guarantees.

Risk Factors Relating to Our Business

Foster Wheeler Ltd.’s financial statements are prepared on a going concern basis, but we may not be able to continue as a going concern.

The consolidated financial statements of Foster Wheeler Ltd., incorporated by reference into this prospectus for the fiscal year ended December 26, 2003 and the quarter ended June 25, 2004, are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We may not, however, be able to continue as a going concern. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, our ability to continue to operate profitably, to generate cash flows from operations, asset sales and collections of receivables to fund our obligations, including those resulting from asbestos related liabilities, as well as our ability to maintain credit facilities and bonding capacity adequate to conduct our business. Despite reporting earnings for the six months ended June 25, 2004, we incurred significant losses in each of the years in the three-year period ended December 26, 2003 and have a shareholder deficit of approximately $857 million at June 25, 2004. As of June 25, 2004 on a pro forma basis for the equity-for-debt exchange offer, we had a shareholder deficit of approximately $415 million. We have substantial debt obligations and during 2002 were unable to comply with certain debt covenants under our previous revolving credit agreement. Accordingly, we received waivers of covenant violations and ultimately negotiated new credit facilities in August 2002. In November 2002, we amended the new agreement to provide for the exclusion of up to $180 million of gross pre-tax charges recorded in the third quarter of 2002 and up to an additional $63 million in pre-tax charges related to specific contingencies through December 31, 2003, if incurred, for covenant calculation purposes. In March 2003, we again amended the agreement to provide further covenant relief by modifying certain definitions of financial measures utilized in the calculation of the financial covenants and the minimum EBITDA and senior debt ratio. We may not be able to comply with the terms of our senior secured credit agreement, as amended, and other debt agreements during 2004 or thereafter. These matters raise substantial doubt about our ability to continue as a going concern.

We might not be able to restructure our indebtedness in a manner that would allow us to remain a going concern.

Our planned restructuring contemplates the equity-for-debt exchange offer, which has occurred, as well as replacing our current senior secured credit agreement. We completed the equity-for-debt exchange offer, and are in the process of negotiating a new credit facility. However, we may not be able to obtain a new credit facility on acceptable terms or at all.

Even following the implementation of our restructuring plan, we may be left with too much debt and too few assets to survive. If we are successful in our restructuring plan, we will have to continue to improve our business operations, including our contracting and execution process, to achieve our forecast and continue as a going concern, and may not be able to continue as a going concern.

Our U.S. operations, which include Foster Wheeler’s corporate center, are cash-flow negative and our ability to repatriate funds from our non-U.S. subsidiaries is restricted by a number of factors. Accordingly, we are limited in our ability to use these funds for working capital purposes, to repay debt or to satisfy other obligations, which could limit our ability to continue as a going concern.

Our U.S. operations, which include Foster Wheeler’s corporate center, are cash-flow negative and are expected to continue to incur negative cash flow due to a number of factors. These factors include costs related to the litigation and settlement of asbestos related claims, interest on our indebtedness, obligations to fund U.S. pension plans and other expenses related to corporate overhead. As of June 25, 2004, on a pro forma basis for the equity-for-debt exchange offer, Foster Wheeler Ltd. and Foster Wheeler LLC had aggregate indebtedness of approximately $580.5 million, all of which must be funded from distributions from subsidiaries of Foster Wheeler LLC. In addition, as of June 25, 2004, Foster Wheeler Ltd. had $629 million of undrawn letters of credit, bank guarantees and surety bonds issued and outstanding, $52 million of which were cash collateralized. Pro forma for the equity-for-debt exchange offer, as of June 25, 2004, we had cash, cash equivalents, short-term investments and restricted cash of approximately $391.7 million, of which approximately $327 million was held by our non-U.S. subsidiaries. We will require cash distributions from our non-U.S. subsidiaries to meet an anticipated $76 million of our U.S. operations’ minimum working capital needs in 2004. There are significant legal and contractual restrictions on our ability to repatriate funds from our non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities and for other general corporate purposes. In addition, certain of our non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that the subsidiary may distribute. Distributions in excess of these specified amounts would cause us to violate the terms of the agreements or applicable law which could result in civil or criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, we may not be able to utilize funds held by our non-U.S. subsidiaries or future earnings of those subsidiaries to fund our working capital requirements, to repay debt or to satisfy other obligations of our U.S. operations, which could limit our ability to continue as a going concern. We may not be able to continue as a going concern even if we successfully complete the restructuring plan.

If we are unable to successfully address the material weaknesses in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.

Our financial reporting requirements increased significantly as a result of the SEC requirements relating to the security interest granted to the holders of the 2005 notes in August 2002, and from the financial reporting requirements relating to the proposed exchange offer and restructuring process. Nine additional sets of audited financial statements for subsidiary companies, including three year comparable results, were required for fiscal 2002 and the first nine months of fiscal 2003. The additional year end financial statements were erroneously omitted from our 2002 annual report on Form 10-K filing as the result of an oversight. We had a process in place both internally and externally whereby this evaluation was made and an error occurred in the evaluation process. The preparation of these additional financial statements began near the end of the third quarter of fiscal 2003 in connection with the preparation of the amended 2002 annual report on Form 10-K, which was filed on December 19, 2003. In addition, our accounting workload increased due to our operational restructuring and certain potential divestitures pursued in the second half of fiscal 2003, which were later discontinued. Early in the fourth quarter of fiscal 2003, a key financial officer responsible for the preparation of the nine sets of subsidiary financial statements resigned. As a result of all of these factors taken together, during the fourth quarter of fiscal 2003, our remaining permanent corporate accounting staff was not structured to address this increased workload under the deadlines required so we hired temporary professional personnel to assist with the process. Because the temporary personnel were unfamiliar with our operations, this resulted in inefficiencies in the financial reporting process. The external auditors notified the audit committee of our board of directors on December 16, 2003 that they believed the insufficient staffing levels in the corporate accounting department represented a “material weakness” in the preparation of the subsidiary financial statements, but noted that this did not constitute a material weakness for our consolidated financial statements. A material weakness is defined as “a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.” We have assigned the highest priority to the assessment of this material weakness and are working together with the audit committee to resolve the issue. The insufficient staffing levels in the corporate accounting department were specifically related to the preparation of the subsidiary financial statements required under Rule 3-16 under Regulation S-X and not related to the preparation of Foster Wheeler Ltd.’s consolidated financial statements. Foster Wheeler Ltd. made the noted audit adjustments and the financial statements as filed were properly stated. In the second quarter of fiscal 2004, we augmented our initial hires with three permanent senior financial personnel. Directors of Corporate Accounting and SEC Reporting, and a Manager of Financial Planning & Analysis were hired. The two directors each have significant public accounting experience and previously worked at public companies. Both hold active CPA (certified public accountant) licenses. The manager is assisting in the financial planning and analysis area. Additionally, we are seeking to hire two additional permanent accounting staff level personnel to replace two of the consultants hired in fiscal 2003. The consultancy personnel hired for the initial preparation of the subsidiary financial statements remain with us. The initiatives associated with implementation of the Sarbanes-Oxley legislation require us to increase the quantity and quality of our financial professionals throughout the world. This is a management objective for fiscal 2004. If these actions are not successful in addressing this material weakness, our ability to report our financial results on a timely and accurate basis may be adversely affected.

On March 3, 2004, our external auditors notified the audit committee of our board of directors that they believed our lack of a formal process for senior financial management to review assumptions and check calculations on a timely basis relating to our asbestos liability and asset balances represented a “material weakness” in the internal controls for the preparation of our consolidated financial statements for fiscal 2003. In connection with the preparation of our fiscal 2003 consolidated financial statements, we submitted our calculations and assumptions relating to asbestos liability and related assets to the external auditors without them being reviewed by senior management. As a result, the external auditors noted a proposed change in an assumption used to calculate the liability that had not been approved by senior management and also noted a mechanical error in calculating the number of open claims. In response, we corrected the mechanical error in our calculation and determined not to make the proposed change in the assumption. Estimating our obligations arising from asbestos litigation, and the amounts of related insurance recoveries is a complex process involving many different assumptions about future events extending well into the future. These assumptions are developed by management together with its internal and external asbestos litigation team based on historical data regarding asbestos claims made against us, recoveries sought and settlement and trial resolution data. As these factors vary over any given period, the assumptions about future periods used to calculate our asbestos liabilities are adjusted correspondingly. In their March 3, 2004 letter, the external auditors recommended that the assumptions and calculations prepared by members of our asbestos litigation team be reviewed carefully by our chief accounting officer and that all significant assumptions and estimates, including changes thereof, be approved by our chief financial and chief executive officers prior to the asbestos calculations being submitted to the external auditor for review. We agreed with these suggestions and have adopted them both in connection with the fiscal 2003 audit and going forward. If these actions are not successful in addressing these material weaknesses, our ability to report our financial results on a timely and accurate basis may be adversely affected.

As noted above our management concluded that its disclosure controls and procedures were effective as of December 26, 2003, the evaluation date. Prior to reaching this conclusion, management, through its Disclosure Committee, undertook a review of its disclosure controls and procedures. The review identified what management believes to be evidence of a comprehensive disclosure control structure. Management also carefully evaluated the two material weaknesses as well as the error that caused the omission of the additional subsidiary financial statements in the initial filing of the 2002 annual report on

Form 10-K during the first quarter of fiscal 2003. Management concluded that our disclosure controls and procedures were effective on the evaluation dates at the end of each quarterly period during fiscal 2003 based on its belief that although an error had occurred which resulted in the additional subsidiary financial statements being omitted from the 2002 annual report on Form 10-K, the design of our disclosure controls and procedures taken as a whole were effective. Management viewed the omission as an isolated error not a systemic problem. With respect to the staffing issue, management noted that the issue was raised prior to the end of the fiscal 2003 and before the audit process for the year had begun, and that the process for preparing the additional sets of financial statements had been changed prior to year end. The revised process included a thorough review by our experienced accounting and tax personnel of the work prepared by temporary staff, prior to submission to our external auditors. Management concluded the necessary actions had been taken to eliminate the staffing material weakness, although more time is needed to train and integrate these new employees. With respect to the material weakness identified in our asbestos calculation process, management took note of the informal process followed in prior periods. Management noted that this process was used in prior periods and that our external auditors did not note it as a reportable condition or material weakness during those periods. Management noted that the fact that the process was not followed led to the material weakness. We agreed to formalize the process, in accordance with our external auditor’s suggestion. However, management also believed that the process itself would have been sufficient had it been followed. Our management believes that a control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. With this in mind, and looking at the design and operation of our disclosure controls and procedures as a whole, management concluded, notwithstanding the material weaknesses described above and after taking into account the remedial measures taken as of the evaluation date, that they were effective as of December 26, 2003 and the end of the first fiscal quarter of 2004.

We have taken a series of actions we believe will address the material weaknesses described above and in our 2003 annual report on Form 10-K/A and our first quarter 2004 quarterly report on Form 10-Q/A and second quarter 2004 quarterly report on Form 10-Q. We have hired additional permanent staff to address the identified material weaknesses, but believe additional time must pass in order for the additional staff to become fully trained and integrated into our operations and to evidence that the additional staff and controls are performing as intended. If we are unable to successfully address the identified material weaknesses in our internal controls, our ability to report our financial results on a timely and accurate basis may be adversely affected.

If we are unable to effectively and efficiently implement our plan to improve our disclosure controls and procedures, it could adversely affect our ability to provide the public with timely and accurate material information about our company, and could hurt our reputation and the prices of our debt and equity securities.

One of our foreign subsidiaries is a party to a project specific, Euro-denominated performance bonding facility, which as of June 25, 2004 had the equivalent of approximately $40 million of performance bonds, none of which has been drawn, outstanding. This bonding facility required compliance by the subsidiary with a minimum equity ratio. During the second quarter of fiscal 2004, due to operating issues of this subsidiary, it fell below these minimum equity ratios, breaching the covenants.

In early August, in connection with our review of the performance bonding facility described above, we became aware for the first time that the same subsidiary was also in breach under a minimum equity ratio covenant contained in a separate performance bonding facility with one of the same financial institutions. This facility had the equivalent of approximately $12 million of performance bonds, none of which has been drawn, outstanding as of June 25, 2004, and is used for general purposes. The equity ratio covenant contained in this facility requires the subsidiary to maintain a minimum equity ratio, which is calculated by dividing equity by total assets, each as defined in the facility. As a result of operating losses at the subsidiary during the second quarter of 2004, the subsidiary’s equity ratio fell below the required minimum, breaching the equity ratio covenant under the facility. On August 9, 2004, the subsidiary obtained a waiver of this covenant through October 31, 2004.

In response to the discovery of this breach under the facility at such a late date, we undertook a review of our procedures relating to the monitoring of, and reporting of defaults under, our subsidiaries’ financial covenants globally. Although the management of the subsidiary in question was aware of the covenant’s existence, they did not fully understand its implications. As a consequence, they did not notify our corporate center on a timely basis of the breach of the covenant. Further, our corporate center did not independently detect the breach on a timely basis. Management concluded that the failure to detect the covenant breach on a timely basis was the result of a deficiency in our disclosure controls and procedures, which are intended to be designed to ensure that this type of breach is detected on a timely basis. After reviewing our controls and procedures relating to covenant monitoring and reporting as of the end of fiscal 2003 and each of the two fiscal quarters in fiscal 2004, management concluded that the deficiency arose in February 2004.

We have given this issue the highest priority and are in the process of updating our disclosure controls and procedures relating to covenant compliance. In order to address this issue, we intend to:

•      comprehensively review and update our covenant inventory;

•      upgrade the reporting procedure at the subsidiary level on a global basis; and

•      ensure the quarterly global covenant monitoring process by our corporate center is properly implemented.

In order for investors and the equity analyst community to make informed investment decisions and recommendations about our securities, it is important that we provide them with accurate and timely information in accordance with the Exchange Act and the rules promulgated thereunder.

If we are unable to implement these changes effectively or efficiently, it could adversely affect our ability to provide the public with timely and accurate material information about our company, and could hurt our reputation and the prices of our debt and equity securities

Our international operations involve risks that may limit or disrupt operations, limit repatriation of earnings, increase foreign taxation or otherwise have a material adverse effect on our business and results of operations.

We have substantial international operations that are conducted through foreign and domestic subsidiaries, as well as through agreements with foreign joint venture partners. Our international operations accounted for approximately 76% of our fiscal year 2003 operating revenues and substantially all of our operating cash flow. We have international operations throughout the world, including operations in Europe, the Middle East, Asia and South America. Our foreign operations are subject to risks that could materially adversely affect our business and results of operations, including:

•      uncertain political, legal and economic environments;

•      potential incompatibility with foreign joint venture partners;

•      foreign currency controls and fluctuations;

•      energy prices;

•      terrorist attacks against facilities owned or operated by U.S. companies;

•      war and civil disturbances; and

•      labor problems.

Because of these risks, our international operations may be limited, or disrupted, we may be restricted in moving funds, we may lose contract rights, our foreign taxation may be increased or we may be limited in repatriating earnings. In addition, in some cases, applicable law and joint venture or other agreements may provide that each joint venture partner is jointly and severally liable for all liabilities of the venture. These events and liabilities could have a material adverse effect on our business and results of operations.

Our high levels of debt and significant interest payment obligations could limit the funds we have available for working capital, capital expenditures, dividend payments, acquisitions and other business purposes which could adversely impact our business.

We have debt in the form of secured bank loans, other debt securities that have been sold to investors and the Robbins bonds. As of June 25, 2004 on a pro forma basis for the equity-for-debt exchange offer, Foster Wheeler Ltd.’s total consolidated debt amounted to approximately $580.5 million, $131.3 million of which was comprised of limited recourse project debt of special purpose subsidiaries. This debt includes $11.4 million of 2005 notes, $3.1 million of convertible notes, $71.3 million of trust securities and $20.8 million of Robbins bonds outstanding. We may not have sufficient funds available to pay all of this long-term debt upon maturity.

Over the last five years, we have been required to allocate a significant portion of our earnings to pay interest on our debt. After paying interest on our debt, we have fewer funds available for working capital, capital expenditures, acquisitions and other business purposes. This could limit our ability to respond to changing market conditions, limit our ability to expand through acquisitions, increase our vulnerability to adverse economic and industry conditions and place us at a competitive disadvantage compared to our competitors that have less indebtedness.

Our various debt agreements impose significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions which could materially adversely affect our business.

Our various debt agreements impose significant operating and financial restrictions on us. These restrictions limit our ability to incur indebtedness, pay dividends or make other distributions, make investments and sell assets. Failure to comply with these covenants may allow lenders to elect to accelerate the repayment dates with respect to such debt. We would not be able to repay such indebtedness, if accelerated, and as a consequence may be unable to continue operating as a going concern. Our failure to repay such amounts under our senior secured credit agreement and indentures would have a material adverse effect on our financial condition and operations and result in defaults under the terms of our other indebtedness.

We face severe restrictions on our ability to obtain new letters of credit, bank guarantees and performance bonds from our banks and surety on the same terms as we have historically. If we are unable to obtain letters of credit, bank guarantees or performance bonds on reasonable terms, our business would be materially adversely affected.

It is customary in the industries in which we operate to provide letters of credit, bank guarantees or performance bonds in favor of clients to secure obligations under contracts. We have traditionally obtained letters of credit or bank guarantees from our banks, or performance bonds from a surety on an unsecured basis. Due to our financial condition and current credit ratings, as well as changes in the bank and surety markets, we are now required in certain circumstances to provide collateral to banks and the surety to obtain new letters of credit, bank guarantees and performance bonds. If we are unable to provide sufficient collateral to secure the letters of credit, bank guarantees and performance bonds, our ability to enter into new contracts could be materially limited.

Providing security to obtain letters of credit, bank guarantees and performance bonds increases our working capital needs and limits our ability to provide bonds, guarantees, and letters of credit, and to repatriate funds or pay dividends. We may not be able to continue obtaining new letters of credit, bank guarantees, and performance bonds on either a secured or an unsecured basis in sufficient quantities to match our business requirements. As our senior secured credit agreement matures in April 2005, since April 2004, we no longer have the ability to obtain one-year letters of credit. If our financial condition further deteriorates, we may also be required to provide cash collateral or other security to maintain existing letters of credit, bank guarantees and performance bonds. If this occurs, our ability to perform under our existing contracts may be adversely affected.

Our current and future lump-sum, or fixed price, contracts and other shared risk contracts may result in significant losses if costs are greater than anticipated.

Many of our contracts are lump-sum contracts and other shared risk contracts that are inherently risky because we agree to the selling price of the project at the time we enter the contracts. The selling price is based on our estimates of the ultimate cost of the contract and we assume substantially all of the risks associated with completing the project as well as the post-completion warranty obligations. In the second quarter of fiscal 2004 and during fiscal 2003 and 2002, we took charges of approximately $26.9 million, $30.8 million and $216.7 million, respectively, relating to underestimated costs and post-completion warranty obligations primarily on lump-sum contracts.

We also assume the project’s technical risk, meaning that we must tailor our products and systems to satisfy the technical requirements of a project even though, at the time the project is awarded, we may not have previously produced such a product or system. The revenue, cost and gross profit realized on such contracts can vary, sometimes substantially, from the original projections due to changes in a variety of factors, including but not limited to:

•      unanticipated technical problems with the equipment being supplied or developed by us, which may require that we spend our own money to remedy the problem;

•      changes in the costs of components, materials or labor;

•      difficulties in obtaining required governmental permits or approvals;

•      changes in local laws and regulations;

•      changes in local labor conditions;

•      project modifications creating unanticipated costs;

•      delays caused by local weather conditions; and

•      our suppliers’ or subcontractors’ failure to perform.

These risks are exacerbated if the duration of the project is long-term because there is an increased risk that the circumstances upon which we based our original bid will change in a manner that increases its costs. In addition, we sometimes bear the risk of delays caused by unexpected conditions or events. Our long-term, fixed price projects often make us subject to penalties if portions of the project are not completed in accordance with agreed-upon time limits. Therefore, significant losses can result from performing large, long-term projects on a lump-sum basis. These losses may be material and could negatively impact our business, financial condition and results of operations.

We may be unable to successfully implement our performance improvement plan which could negatively impact our results of operations.

In order to mitigate future charges due to underestimated costs on lump-sum contracts and to otherwise reduce operating costs, in March 2002 we undertook and are continuing to implement a series of management performance enhancements. This plan may not be successful, we may record significant charges and our operating costs may increase in the future.

We plan to expand the operations of our engineering and construction group which could negatively impact the group’s performance and bonding capacity.

We plan to expand the operations of our engineering and construction group to increase the size and number of lump-sum turnkey contracts, sometimes in countries where we have limited previous experience. We may bid for and enter into such contracts through partnerships or joint ventures with third parties that have greater bonding capacity than we do. This would increase our ability to bid for the contracts. Entering into these partnerships or joint ventures will expose us to credit and performance risks of those third party partners which could have a negative impact on our business and results of operations if these parties fail to perform under the arrangements.

We have high working capital requirements and will be required to repay or refinance some of our indebtedness in the near term. We may have difficulty obtaining financing which would have a negative impact on our financial condition.

Our business requires a significant amount of working capital and our U.S. operations, including our corporate center, are, and are expected to continue to be, cash-flow negative in the near future. In many cases, significant amounts of our working capital are required to finance the purchase of materials and performance of engineering, construction and other work on projects before payment is received from customers. In some cases, we are contractually obligated to our customers to fund working capital on our projects. Moreover, we may need to incur additional indebtedness in the future to satisfy our working capital needs. In addition, our senior secured credit agreement and the 2005 notes that were not exchanged and which remain outstanding after the equity-for-debt exchange offer mature in April 2005 and November 2005, respectively, and will need to be repaid or refinanced at or prior to such dates. In addition, the notes mature in 2011 and will need to be repaid or refinanced at or prior to such date. As a result, we are subject to risks associated with debt financing, including increased interest expense, insufficient cash flow to meet required payments on our debt, inability to meet credit facility covenants and inability to refinance or repay debt as it becomes due.

Our working capital requirements may increase if we are required to give our customers more favorable payment terms under contracts to compete successfully for certain projects. These terms may include reduced advance payments, and payment schedules that are less favorable to us. In addition, our working capital requirements have increased in recent years because we have had to advance funds to complete projects under lump-sum contracts and have been involved in lengthy arbitration or litigation proceedings to recover these amounts. All of these factors may result, or have resulted, in increases in the amount of contracts in process and receivables and short-term borrowings. Continued increases in working capital requirements would have a material adverse effect on our financial condition and results of operations.

Projects included in our backlog may be delayed or cancelled which could materially harm our cash flow position, revenues and earnings.

The dollar amount of backlog does not necessarily indicate future earnings related to the performance of that work. Backlog refers to expected future revenues under signed contracts, contracts awarded but not finalized and letters of intent which we have determined are likely to be performed. Backlog projects represent only business that is considered firm, although cancellations or scope adjustments may occur. Due to changes in project scope and schedule, we cannot predict with certainty when or if backlog will be performed. In addition, even where a project proceeds as scheduled, it is possible that contracted parties may default and fail to pay amounts owed. Any delay, cancellation or payment default could materially harm our cash flow position, revenues and/or earnings.

Backlog at the end of fiscal 2003 declined 58% as compared to fiscal 2002. This decline is primarily attributable to the sale of assets of Foster Wheeler Environmental Corporation and our completion of several large projects that were booked into backlog in fiscal 2002 and executed in fiscal 2003. Backlog as of June 25, 2004 was approximately the same as compared to the end of fiscal 2003. However, backlog may decline in the future.

The cost of our current and future asbestos claims could be substantially higher than we have estimated which could materially adversely affect our financial condition.

Some of our subsidiaries are named as defendants in numerous lawsuits and out-of-court administrative claims pending in the United States in which the plaintiffs claim damages for bodily injury or death arising from exposure to asbestos in connection with work performed and heat exchange devices assembled, installed and/or sold by those subsidiaries. We expect these subsidiaries to be named as defendants in similar suits and claims brought in the future. For purposes of our financial statements, we have estimated the indemnity payments and defense costs to be incurred in resolving pending and forecasted claims through fiscal year end 2018. Although we believe our estimates are reasonable, the actual number of future claims brought against us and the cost of resolving these claims could be substantially higher than our estimates. Some of the factors that may result in the costs of these claims being higher than our current estimates include:

•      the rate at which new claims are filed;

•      the number of new claimants;

•      changes in the mix of diseases alleged to be suffered by the claimants, such as type of cancer, asbestosis or other illness;

•      increases in legal fees or other defense costs associated with these claims;

•      increases in indemnity payments as a result of more expensive medical treatments for asbestos related diseases;

•      bankruptcies of other asbestos defendants, causing a reduction in the number of available solvent defendants and thereby increasing the number of claims and the size of demands against our subsidiaries;

•      adverse jury verdicts requiring us to pay damages in amounts greater than we expect to pay in settlement;

•      changes in legislative or judicial standards which make successful defense of claims against our subsidiaries more difficult; or

•      enactment of legislation requiring us to contribute amounts to a national settlement trust in excess of our expected net liability, after insurance, in the tort system.

The total liability recorded on our balance sheet is based on estimated indemnity payments and defense costs expected to be incurred through fiscal year end 2018. We believe that it is likely that there will be new claims filed after fiscal 2018, but in light of uncertainties inherent in long-term forecasts, we do not believe that we can reasonably estimate the indemnity payments and defense costs which might be incurred after fiscal 2018. Our forecast contemplates that new claims requiring indemnity will decline from year to year. Failure of future claims to decline as we expect will result in our aggregate liability for asbestos claims being higher than estimated.

Our forecast is based on a curvilinear regression model, which employs the statistical analysis of our historical claims data to generate a trend line for future claims. Although, we believe this forecast method is reasonable, other forecast methods that attempt to estimate the population of living persons who could claim they were exposed to asbestos at worksites where our subsidiaries performed work or sold equipment could also be used and might project higher numbers of future claims than our forecast.

All of these factors could cause our actual claims, indemnity payments and defense costs to exceed our estimates. We periodically update our forecasts to take into consideration recent claims experience and other developments, such as legislation, that may affect our estimates of future asbestos related costs. The announcement of increases to our asbestos reserves as a result of revised forecasts, adverse jury verdicts or other negative developments involving our asbestos litigation may cause the value or trading prices of our securities to decrease significantly. These negative developments could cause us to default under covenants in our indebtedness relating to judgments against us and material adverse changes, cause our credit ratings to be downgraded, restrict our access to the capital markets and otherwise have a material adverse effect on our financial condition, results of operations, cash flows and liquidity.

The amount and timing of insurance recoveries of our asbestos related costs is uncertain. Failure to obtain insurance recoveries would cause a material adverse effect on our financial condition.

We believe that substantially all of our liability and defense costs for asbestos claims will be covered by insurance. Our balance sheet as of June 25, 2004 includes as an asset an aggregate of approximately $515.4 million in probable insurance recoveries relating to liability for pending and expected future asbestos claims through fiscal year end 2018. Under an interim funding agreement in place with a number of our insurers from 1993 through June 12, 2001, these insurers paid a substantial portion of our costs incurred prior to fiscal 2002, and a portion of the costs incurred in connection with resolving asbestos claims during fiscal 2002 and 2003. The interim funding agreement was terminated in fiscal 2003. On February 13, 2001, litigation was commenced against us by certain insurers that were parties to the interim funding agreement seeking to recover from other insurers amounts previously paid by them under the interim funding agreement and to adjudicate their rights and responsibilities under our subsidiaries’ insurance policies.

As a result of the termination of the interim funding agreement, we have had to cover a substantial portion of our settlement payments and defense costs out of working capital. However, we recently entered into several settlement agreements calling for insurers to make lump sum payments, as well as payments over time, for use by us to fund asbestos related indemnity and defense costs. Some of those settlements also reimbursed us for portions of our out of pocket costs. We are in the process of negotiating additional settlements in order to minimize the amount of future costs we will be required to fund out of working capital. If we cannot achieve settlements in amounts necessary to cover our future costs we will continue to fund a portion of future costs out of pocket, which will reduce our cash flow and our working capital and will adversely affect our liquidity.

Although we continue to believe that our insurers eventually will reimburse us for substantially all of our prior asbestos related costs, and to pay substantially all such future costs, our ability ultimately to recover a substantial portion of future asbestos related costs from insurance is dependent on successful resolution of outstanding coverage issues related to our insurance policies. These issues include:

•      disputes regarding allocations of liabilities among us and the insurers;

•      the effect of deductibles and policy limits on available insurance coverage; and

•      the characterization of asbestos claims brought against us as product related or non-product related.

An adverse outcome in the insurance litigation on these coverage issues could materially limit our insurance recoveries.

In addition, even if these coverage issues are resolved in a manner favorable to us, we may not be able to collect all of the amounts due under our insurance policies. Our recoveries will be limited by insolvencies among our insurers. We are aware of at least two of our significant insurers which are currently insolvent, and other insurers may become insolvent in the future. Our insurers may also fail to reimburse amounts owed to us on a timely basis. If we do not receive timely payment from our insurers, we may be unable to make required payments under settlement agreements with asbestos plaintiffs or to fund amounts required to be posted with the court in order to appeal trial judgments. If we are unable to file such appeals, we may be ordered to pay large damage awards arising from adverse jury verdicts, and such awards may exceed our available cash. Any failure to realize our expected insurance recoveries, and any delays in receiving from our insurers amounts owed to us, will reduce our cash flow and adversely affect our liquidity and could have a material adverse effect on our financial condition.

Claims made by us against project owners for payment have increased over the last few years and failure by us to recover adequately on future claims could have a material adverse effect upon our financial condition, results of operations and cash flows.

Project claims increased as a result of the increase in lump-sum contracts between fiscal 1992 and 2000. Project claims are claims brought by us against project owners for additional costs exceeding the contract price or amounts not included in the original contract price. These claims typically arise from changes in the initial scope of work or from owner caused delays. These claims are often subject to lengthy arbitration or litigation proceedings. The costs associated with these changes or owner caused delays include additional direct costs, such as labor and material costs associated with the performance of the additional work, as well as indirect costs that may arise due to delays in the completion of the project, such as increased labor costs resulting from changes in labor markets. We have used significant additional working capital in projects with cost overruns pending the resolution of the relevant project claims. Project claims may continue in the future.

In fiscal 2002, we reduced our estimates of claim recoveries to reflect recent adverse experience due to our desire to monetize claims and poor economic conditions. As of June 25, 2004, we had $2.3 million of outstanding claims. In fiscal 2002, we recorded approximately $136.2 million in pre-tax contract related charges as a result of claims reassessment. We continue to pursue claims, but may not recover the full amount of these claims, and any future recoveries of these claims, if any, will be reflected as gains in our consolidated statement of operations. In fiscal 2003, Foster Wheeler Ltd. recorded a net gain related to contract claims of $1.5 million.

We also face a number of counterclaims brought against us by certain project owners in connection with several of the project claims described above. If we are found liable for any of these counterclaims, we would have to incur write downs and charges against our earnings to the extent a reserve is not established. Failure to recover amounts under these claims and charges related to counterclaims could have a material adverse impact on our liquidity and financial condition.

Because our operations are concentrated in four particular industries, we may be adversely impacted by economic or other developments in these industries.

We derive a significant amount of our revenues from services provided to corporations that are concentrated in four industries: power, oil and gas, pharmaceuticals and chemical/petrochemical. Unfavorable economic or other developments in one or more of these industries could adversely affect our customers and could have a material adverse effect on our financial condition and results of operations.

Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

We operate in more than 55 countries around the world, with approximately 5,400, or 81%, of our employees located outside of the United States. In order to manage our day-to-day operations, we must overcome cultural and language barriers and assimilate different business practices. In addition, we are required to create compensation programs, employment policies and other administrative programs that comply with the laws of multiple countries. Our failure to successfully manage our geographically diverse operations could impair our ability to react quickly to changing business and market conditions and comply with industry standards and procedures.

We may lose business to our competitors who have greater financial resources.

We are engaged in highly competitive businesses in which customer contracts are often awarded through bidding processes based on price and the acceptance of certain risks. We compete with other general and specialty contractors, both foreign and domestic, including large international contractors and small local contractors. Some competitors have greater financial and other resources than we have and may have significantly more favorable leverage ratios. Because financial strength is a factor in deciding whether to grant a contract in our business, our competitors’ more favorable leverage ratios give them a competitive advantage and could prevent us from obtaining contracts for which we bid.

A failure by us to attract and retain qualified personnel, joint venture partners, advisors and subcontractors could have an adverse effect on us.

Our ability to attract and retain qualified engineers and other professional personnel, as well as joint venture partners, advisors and subcontractors, will be an important factor in determining our future success. The market for these professionals, joint venture partners, advisors and subcontractors is competitive, and we may not be successful in our efforts to attract and retain these professionals, joint venture partners, advisors and subcontractors. In addition, our success depends in part on our ability to attract and retain skilled laborers. Our failure to attract or retain these workers could have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in the countries in which we operate. If we fail to comply with these laws and regulations, we may have to incur significant costs and penalties that could adversely affect our liquidity or financial condition.

Our operations are subject to U.S., European and other laws and regulations governing the generation, management, and use of regulated materials, the discharge of materials into the environment, the remediation of environmental contamination, or otherwise relating to environmental protection. These laws include U.S. Federal statutes, such as the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, the Clean Water Act, the Clean Air Act and similar state and local laws, and European laws and regulations including those promulgated under the Integrated Pollution Prevention and Control Directive issued by the European Union in 1996 and the 1991 directive dealing with waste and hazardous waste and laws and regulations similar to those in other countries in which we operate. Both our E&C Group and Energy Group make use of and produce as wastes or byproducts substances that are considered to be hazardous under the laws and regulations referred to above. We may be subject to liabilities for environmental contamination as an owner or operator of a facility or as a generator of hazardous substances without regard to negligence or fault, and we are subject to additional liabilities if we do not comply with applicable laws regulating such hazardous substances, and, in either case, such liabilities can be substantial.

We may be subject to significant costs, fines and penalties and/or compliance orders if we do not comply with environmental laws and regulations including those referred to above. Some environmental laws, including CERCLA, provide for joint and several strict liability for remediation of releases of hazardous substances, which could result in a liability for environmental damage without regard to negligence or fault. These laws and regulations and common laws principles could expose us to liability arising out of the conduct of our current and past operations or conditions, including those associated with formerly owned or operated properties caused by us or others, or for acts by us or others which were in compliance with all applicable laws at the time the acts were performed. In some cases, we have assumed contractual indemnification obligations for environmental liabilities associated with some formerly owned properties. Additionally, we may be subject to claims alleging personal injury, property damage or natural resource damages as a result of alleged exposure to or contamination by hazardous substances. The ongoing costs of complying with existing environmental laws and regulations can be substantial. Changes in the environmental laws and regulations, remediation obligations, enforcement actions or claims for damages to persons, property, natural resources or the environment, could result in material costs and liabilities.

Foster Wheeler Ltd. has anti-takeover provisions in its bye-laws that may discourage a change of control.

Foster Wheeler Ltd.’s bye-laws contain provisions that could make it more difficult for a third party to acquire it without the consent of its board of directors. These provisions provide for:

•      The board of directors to be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause, by the affirmative vote of the holders of two-thirds of the issued shares generally entitled to vote. The board of directors does not have the power to remove directors. Vacancies on the board of directors may only be filled by the remaining directors. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

•      Any amendment to the bye-law limiting the removal of directors to be approved by the board of directors and the affirmative vote of the holders of three-quarters of the issued shares entitled to vote at general meetings.

•      The board of directors to consist of not less than three nor more than twenty persons, the exact number to be set from time to time by a majority of the whole board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

•      Restrictions on the time period in which directors may be nominated. A shareholder notice to nominate an individual for election as a director must be received not less than 120 calendar days in advance of Foster Wheeler Ltd.’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

•      Restrictions on the time period in which shareholder proposals may be submitted. To be timely for inclusion in Foster Wheeler Ltd.’s proxy statement, a shareholder’s notice for a shareholder proposal must be received not less than 120 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year’s annual general meeting. To be timely for consideration at the annual meeting of shareholders, a shareholder’s notice must be received no less than 45 days prior to the first anniversary of the date on which Foster Wheeler Ltd. first mailed its proxy materials for the preceding year’s annual meeting.

•      The board of directors to determine the powers, preferences and rights of preference shares and to issue the preference shares without shareholder approval. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

•      A general prohibition on “business combinations” between Foster Wheeler Ltd. and an “interested member.” Specifically, “business combinations” between an interested member and Foster Wheeler Ltd. are prohibited for a period of five years after the time the interested member acquires 20% or more of the outstanding voting shares, unless the business combination or the transaction resulting in the person becoming an interested member is approved by the board of directors prior to the date the interested member acquires 20% or more of the outstanding voting shares.

“Business combinations” is defined broadly to include amalgamations or consolidations with Foster Wheeler Ltd. or its subsidiaries, sales or other dispositions of assets having an aggregate value of 10% or more of the aggregate market value of the consolidated assets, aggregate market value of all outstanding shares, consolidated earning power or consolidated net income of Foster Wheeler Ltd., adoption of a plan or proposal for liquidation and most transactions that would increase the interested member’s proportionate share ownership in Foster Wheeler Ltd.

“Interested member” is defined as a person who, together with any affiliates and/or associates of that person, beneficially owns, directly or indirectly, 20% or more of the issued voting shares of Foster Wheeler Ltd.

•      Any matter submitted to the shareholders at a meeting called on the requisition of shareholders holding not less than one-tenth of the paid-up voting shares of Foster Wheeler Ltd. to be approved by the affirmative vote of all of the shares eligible to vote at such meeting.

These provisions could make it more difficult for a third party to acquire Foster Wheeler Ltd., even if the third party’s offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward looking statements that are based on management’s assumptions, expectations and projections about us and the various industries within which we operate. These include statements regarding our expectations regarding revenues (including as expressed by our backlog), liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward looking statements by their nature involve a degree of risk and uncertainty. We caution you that a variety of factors, including but not limited to the factors described above under the heading “Risk Factors” and the following, could cause our business conditions and results to differ materially from what is contained in forward looking statements:

•                  changes in the rate of economic growth in the United States and other major international economies;

•                  changes in investment by the power, oil & gas, pharmaceutical, chemical/petrochemical and environmental industries;

•                  changes in the financial condition of our customers;

•                  changes in regulatory environment;

•                  changes in project design or schedules;

•                  contract cancellations;

•                  changes in estimates made by us of costs to complete projects;

•                  changes in trade, monetary and fiscal policies worldwide;

•                  currency fluctuations;

•                  war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided;

•                  outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure;

•                  protection and validity of patents and other intellectual property rights;

•                  increasing competition by foreign and domestic companies;

•                  compliance with debt covenants;

•                  monetization of certain power systems facilities;

•                  implementation of our restructuring plan;

•                  recoverability of claims against customers and others; and

•                  changes in estimates used in its critical accounting policies.

Other factors and assumptions not identified above were also involved in the formation of these forward looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward looking statements that may be made by us.

We undertake no obligation to publicly update any forward looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures Foster Wheeler Ltd. makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated income statements for the six months ended June 25, 2004 and the year ended December 26, 2003 give effect to the events discussed below as if each had occurred on December 28, 2002, the first day of our 2003 fiscal year.  The unaudited pro forma condensed consolidated balance sheet as of June 25, 2004 gives effect to the equity-for-debt exchange offer consummated on September 24, 2004 as if it had occurred on June 25, 2004. In each case we reflect that:

•                  holders of 59.3% of the aggregate liquidation amount of trust securities tendered in the equity-for-debt exchange offer; and

•                  holders of 98.5% of the aggregate principal amount of convertible notes tendered in the equity-for-debt exchange offer; and

•                  holders of 99.2% of the aggregate principal amount, outstanding as of June 25, 2004, of 2009 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

•                  holders of 99.1% of the accreted principal amount, outstanding as of June 25, 2004, of Series D Robbins bonds tendered in the equity-for-debt exchange offer; and

•                  holders of 73.4% of the aggregate principal amount, outstanding as of June 25, 2004, of 2024 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

•                  holders of 94.3% of the aggregate principal amount of 2005 notes tendered in the equity-for-debt exchange offer.

The unaudited pro forma condensed financial statements also give effect to the concurrent issuance on September 24, 2004 of $120 million aggregate principal amount of old notes, and the application of the proceeds to repay all funded amounts outstanding under our senior secured credit agreement. In addition, the unaudited pro forma financial statements give effect to the award of 38,036,196 common shares of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management and board of directors to be issued, subject to certain restrictions, under a restricted stock plan which we adopted before the closing of the equity-for-debt exchange offer.

The following discusses the accounting treatment for the exchange of the trust securities, the convertible notes, the Robbins bonds and the 2005 notes.

Trust securities

The exchange of trust securities for common shares, preferred shares and warrants to purchase preferred shares was accounted for as a debt extinguishment.  The trust securities exchanged for common shares, preferred shares and warrants to purchase preferred shares in the equity-for-debt exchange offer were removed from our consolidated balance sheet.  We recorded a gain on the exchange of these trust securities equal to the difference between the carrying value of the trust securities exchanged, including any accrued and unpaid dividends forgiven, and the fair market value when issued of the common shares, preferred shares and warrants to purchase preferred shares issued in the exchange, net of unamortized underlying debt securities issuance costs and direct costs associated with the exchange of the trust securities.

Convertible notes

The exchange of the convertible notes for common shares and preferred shares was accounted for in accordance with Statement of Financial Accounting Standards No. 84, “Induced Conversions of Convertible Debt, an Amendment of Accounting Principles Board Opinion No. 26,” under which we recognized an expense equal to the fair market value of the common shares and preferred shares issued in the equity-for-debt exchange offer less the fair market value of common shares issuable pursuant to the original conversion terms of the convertible notes.  We charged the unamortized debt issuance costs to paid-in capital and expensed the direct costs associated with the exchange of the convertible notes.

Robbins bonds

The exchange of the Robbins bonds for common shares and preferred shares was accounted for as a debt extinguishment.  The Robbins bonds exchanged in the equity-for-debt exchange offer were removed from our consolidated balance sheet.  We recorded a loss on the exchange of the Robbins bonds equal to the difference between the carrying value of the Robbins bonds exchanged and the fair market value when issued of the common shares and preferred shares, net of direct costs associated with the exchange of the Robbins bonds.

2005 Notes

The exchange of the 2005 notes for new notes, common shares and preferred shares was accounted for as an extinguishment of debt in accordance with Emerging Issues Task Force Issue No. 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.”

The difference between the carrying value of the 2005 notes and the aggregate market value when issued of the new notes, the common shares and the preferred shares issued in the equity-for-debt exchange offer was accounted for as a loss.  All fees and expenses paid or payable to our outside counsel and financial advisors in connection with the equity-for-debt exchange offer were capitalized and will be amortized over the life of the new notes using the interest method.

Impact of Issuing Preferred Shares on Earnings/(Loss) per Share

Because the holders of the preferred shares are entitled to receive dividends together with the common shares and do not become convertible until the shareholders approve the increase in authorized common shares, the preferred shares will be treated as a separate class of shares of accounting purposes. The impact on earnings per share as a result of having two distinct classes of shares, common and preferred, is dictated by Emerging Issues Task Force Issue No. 03-6 “Participating Securities and the Two-Class Method under FAS 128”. If Foster Wheeler Ltd. is in a loss position, the entire loss is allocated to the holders of the common shares since the preferred shares are not required to fund losses.  If Foster Wheeler Ltd. records earnings, basic earnings per common share would be calculated using the two-class method, which applies an earnings allocation formula that determines earnings per share for each class of shares.  A proportionate amount of the earnings otherwise available to common shares would be allocable to the weighted average number of preferred shares outstanding once they are issued.

Based upon the fair market value of the preferred shares at issuance in relation to the fair market value of the common shares, a beneficial conversion feature may exist.  If it does exist, the amount of the beneficial conversion feature at issuance would negatively impact earnings per share available to common shareholders upon the preferred shares becoming convertible into common shares.

Impact of Issuing Warrants to Purchase Preferred Shares on Earnings/(Loss) per Share

Warrants to purchase preferred shares were issued to both holders of the trust securities who tendered their shares in connection with the equity-for-debt exchange offer and currently existing shareholders. The warrants issued may be considered in the diluted earnings/(loss) per share calculation. If Foster Wheeler Ltd. is in a loss position, the warrants will not impact the loss per share.  If Foster Wheeler Ltd. records earnings and the share price exceeds the exercise price of the warrants, the warrants will be assumed exercised into preferred shares using the treasury stock method to determine the incremental preferred shares that are assumed to be issued and to which earnings will be allocated thereby reducing diluted earnings per share. Should the number of authorized common shares be sufficiently increased, the warrants will be assumed to have been exercised for common shares using the treasury stock method to determine the incremental number of securities that are assumed to be issued, thereby reducing diluted earnings per share.

Impact of Issuing Warrants to Existing Shareholders

The fair value of the warrants issued to existing shareholders represents a dividend; however, since Foster Wheeler Ltd. has an accumulated deficit, the fair value of the dividend decreases paid-in capital related to common shares and increases paid-in capital related to the warrants. These amounts are grouped into one account for financial statement purposes.  The issuance of the warrants does not constitute a dividend, nor does it constitute a reduction of share capital, for the purposes of Bermuda law. Under the terms of the warrant agreement, the warrant exercise price and the number of shares for which each warrant can be exercised are adjusted should a non-cash dividend be distributed. This may represent a beneficial conversion feature which would be measured at the time should a non-cash dividend be declared. If it does exist, the amount of the beneficial conversion feature would negatively impact earnings per share available to common shareholders.

The unaudited pro forma condensed consolidated financial statements presented in the tables beginning on page 28 reflect pro forma results giving effect to the equity-for-debt exchange offer and the old notes offering using a stated interest rate of 10.359% and a price of $0.47 per common share, $615.00 per preferred share and $0.20 per warrant.

The unaudited pro forma condensed consolidated financial statements are based on assumptions that we believe are reasonable under the circumstances and are intended for informational purposes only.  They are not necessarily indicative of our future financial position or results of operations or of the financial positions or results of operations that would have actually occurred had the events described above taken place as of the dates or for the periods presented.

You should read this information together with the consolidated financial statements, including the notes contained in the consolidated financial statements, or us and our subsidiaries, which are incorporated by reference in this prospectus.

Unaudited Condensed Consolidated Pro Forma Balance Sheet (1)

(In thousands)

	June 25, 2004	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)†	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma June 25, 2004
Cash, cash equivalents and short-term investments(2)	$347,171	$2,797	$(4,198)	$(3,441)	$(3,845)	$(4,244)	$334,240
Account and notes receivable, net	472,026	—	—	—	—	—	472,026
Contracts in process and inventories	146,335	—	—	—	—	—	146,335
Prepaid expenses, prepaid, deferred and refundable income taxes	52,441	—	—	—	—	—	52,441
Total current assets	1,017,973	2,797	(4,198)	(3,441)	(3,845)	(4,244)	1,005,042
Land, buildings and equipment	605,655	—	—	—	—	—	605,655
Less accumulated depreciation	321,118	—	—	—	—	—	321,118
Net book value	284,537	—	—	—	—	—	284,537
Restricted cash	57,507	—	—	—	—	—	57,507
Asbestos-related insurance recovery receivable	455,394	—	—	—	—	—	455,394
Other assets	474,549	(7,407)	488	—	(3,729)	(3,535)	460,366
Total assets	$2,289,960	$(4,610)	$(3,710)	$(3,441)	$(7,574)	$(7,779)	$2,262,846

Current installments on long-term debt and bank loans	$137,468	$(115,869)	$—	$(1,676)	$—	$—	$19,923
Accounts payable and accrued expenses	580,859	(368)	(1,623)	(1,037)	(1,121)	—	576,710
Estimated cost to complete long-term contracts	454,551	—	—	—	—	—	454,551
Other current liabilities	142,136	—	—	—	—	—	142,136
Total current liabilities	1,315,014	(116,237)	(1,623)	(2,713)	(1,121)	—	1,193,320

Corporate and other debt less current installments	118,196	—	—	—	—	—	118,196
6.75% senior notes due 2005	200,000	—	(188,583)	—	—	—	11,417
10.359% senior secured notes due 2011, Series A	—	124,800	147,095	—	—	—	271,895
Pension, post retirement and other employee benefits	301,773	—	—	—	—	—	301,773
Asbestos-related liabilities	472,891	—	—	—	—	—	472,891
Other liabilities (excluding minority interest)	169,508	—	—	—	—	—	169,508
Subordinated Robbins exit funding obligations Series C-2009 less current	10,440	—	—	(10,356)	—	—	84
Subordinated Robbins exit funding obligations Series C-2024	77,155	—	—	(56,643)	—	—	20,512
Subordinated Robbins exit funding obligations Series D	24,823	—	—	(24,596)	—	—	227
Convertible subordinated notes	210,000	—	—	—	(206,930)	—	3,070
Mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated deferrable interest debentures(7)	175,000	—	—	—	—	(103,750)	71,250
Deferred accrued interest expense-mandatorily redeemable interest securities(7)	47,714	—	—	—	—	(28,288)	19,426
Total liabilities	3,122,514	8,563	(43,111)	(94,308)	(208,051)	(132,038)	2,653,569

Minority interest in equity of consolidated affiliates	24,047	—	—	—	—	—	24,047

	June 25, 2004	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)†	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma June 25, 2004
Shareholders’ Deficit:
Preferred shares(8)	—	—	82	152	314	51	599
Common shares(8)	40,772	38,036	8,694	16,163	33,233	3,154	140,052
Paid-in capital	201,841	(19,923)	45,992	85,057	372,270	57,620	742,857
Retained earnings (deficit)	(785,517)	(13,173)	(15,367)	(10,505)	(205,340)	63,434	(966,468)
Unearned compensation	—	(18,113)	—	—	—	—	(18,113)
Accumulated other comprehensive loss	(313,697)	—	—	—	—	—	(313,697)
Total shareholders’ deficit(1)	(856,601)	(13,173)	39,401	90,867	200,477	124,259	(414,770)

Total liabilities and shareholders’ deficit	$2,289,960	$(4,610)	$(3,710)	$(3,441)	$(7,574)	$(7,779)	$2,262,846

Notes to unaudited condensed consolidated pro forma balance sheet (in thousands, except per share data):

(1)                                  The unaudited condensed consolidated pro forma balance sheet has been prepared to reflect the exchange on September 24, 2004 of 98.5% of the convertible notes for common shares and preferred shares, the exchange of 99.2% of the 2009 Series C Robbins bonds for common shares and preferred shares, the exchange of 99.1% of the Series D Robbins bonds for common shares and preferred shares, the exchange of 73.4% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 59.3% of the trust securities for common shares, preferred shares and warrants, the exchange of 94.3% of the 2005 notes for rollover notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of old notes, the proceeds of which were used to repay amounts outstanding under the senior secured credit agreement, as if such exchange and issuance had occurred on June 25, 2004. The actual value of $0.47 per common share, $615.00 per preferred share and $0.20 per warrant is used:

	Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management		2005 Notes	Robbins Bonds	Convertible Notes	Trust Securities	Total

Par value of common shares issued	$38,036	†	$8,694	$16,163	$33,233	$3,154	$99,280
Par value of preferred shares issued	—		82	152	314	51	599
Paid in capital	(19,923)		45,992	85,057	372,270	57,620	541,016

Retained Deficit:
Debt conversion expense	—		—	—	(202,616)	—	(202,616)
Gain or (loss) on exchange	(4,800)		(13,280)	(8,101)	—	71,213	45,032
Write-off of issuance cost and offering cost	(8,373	)*	(2,087)	(2,404)	(2,724)	(7,779)	(23,367)
Total change	$(13,173)		$(15,367)	$(10,505)	$(205,340)	$63,434	$(180,951)

†                                          Reflects the issuance of 38,036,196 common shares of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer, at a price of $0.47 per share. Grants under the plan will be expensed over a two-year vesting period. Also reflects unearned compensation related to the options to purchase 43,516.76 preferred shares (the equivalent of 56,571,788 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management under a stock option plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer. The unearned compensation has been determined as the difference between the preferred share value of $615.00 per share and the exercise price of $609.57 per share. The options vest over a two-year period.

*                                         Reflects primarily the write-off of the unamortized portion of a fee of $13,613 paid to the lenders under our senior secured credit facility.

(2)                                  Includes transaction costs of $12,913, and reflects the payment of accrued interest of $4,149 on the 2005 notes, the convertible notes, the Robbins bonds and our senior secured credit agreement.  Also, includes the proceeds received from the old notes issuance of $120,000 less the repayment of all funded amounts outstanding under the senior secured credit agreement of $115,869.  Finally, includes the net write-off of unamortized bank fees and issuance costs of $7,407.

(3)                                  Adjusted to reflect the offering of $120,000 in aggregate principal amount of old notes. The old notes traded at a premium and were recorded at $124,800. The old notes were offered and sold in a separate private transaction to certain holders of the 2005 notes and convertible notes that participated in the equity-for-debt exchange offer. Proceeds from the sale of the old notes were used to reduce all funded amounts outstanding under Foster Wheeler LLC’s senior secured credit agreement ($115,869). Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum. Reflects payment of $966 in transaction costs and $368 of accrued interest.

(4)                                  Includes the exchange of 94.3% of the aggregate principal amount of the 2005 notes for rollover notes, common shares and preferred shares, payment of transaction costs of $2,575 and payment of accrued interest of $1,623. The rollover notes traded at a premium and were recorded at $147,095. Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries and collateral, the interest rate will increase by one percentage point per annum.

(5)                                  Includes the exchange of 99.2% of the aggregate principal amount of 2009 Series C Robbins bonds, 99.1% of the aggregate accreted principal amount of Series D Robbins bonds, and 73.4% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares, payment of transaction costs of $2,404 and payment of accrued interest of $1,037. Current installments on long-term debt at June 25, 2004 include $1,676 related to the Robbins bonds.

(6)                                  Includes the exchange of 98.5% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the write-off of the corresponding percentage of unamortized issuance costs ($3,729) against paid-in capital. Reflects payment of $2,724 in transaction costs and $1,121 of accrued interest.

(7)                                  Includes the exchange of 59.3% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants and the resulting elimination of the corresponding percentage of deferred accrued interest ($28,288) and the write-off of the corresponding percentage of unamortized issuance costs ($3,535). Reflects payment of $4,244 in transaction costs.

(8)                                  The unaudited pro forma condensed consolidated balance sheet does not reflect the conversion of the preferred shares into common shares. If all of the preferred shares were to be converted into common shares, the total number of common shares outstanding would be approximately 918,851.

Unaudited Condensed Consolidated Pro Forma Income Statement (1)

(In thousands, except per share amounts)

	For the Year Ended December 26, 2003	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma for the Year Ended December 26, 2003

Operating revenues	$3,723,815	$—	$—	$—	$—	$—	$3,723,815
Other income	77,493	—	—	—	—	—	77,493
Total revenues and other income	3,801,308	—	—	—	—	—	3,801,308

Cost of operating revenues	3,441,342	—	—	—	—	—	3,441,342
Selling, general and administrative expenses	199,949	9,057 (8)	—	—	—	—	209,006
Other deductions	168,455	—	—	—	—	—	168,455
Interest expense	77,354	(473)	1,844	(6,658)	(14,709)	(232)	57,126
Dividends on preferred securities of subsidiary trust	18,130	—	—	—	—	(10,748)	7,382
Minority interest in net earnings of consolidated affiliates	5,715	—	—	—	—	—	5,715
Total costs and expenses	3,910,945	8,584	1,844	(6,658)	(14,709)	(10,980)	3,889,026

Income (loss) before taxes	(109,637)	(8,584)	(1,844)	6,658	14,709	10,980	(87,718)
Provision for income taxes	47,426	—	—	—	—	—	47,426
Net (loss) income(8)	$(157,063)	$(8,584)	$(1,844)	$6,658	$14,709	$10,980	$(135,144)

Basic and diluted loss per common share(2)	$(3.83)						$(1.32)
Weighted average number of common shares outstanding (in thousands)(2)	41,045						102,298

Notes to unaudited condensed consolidated pro forma income statement (in thousands, except per share data):

(1)                                  The unaudited condensed consolidated pro forma income statement has been prepared to reflect the exchange on September 24, 2004 of 98.5% of the convertible notes for common shares and preferred shares, the exchange of 99.2% of the 2009 Series C Robbins bonds for common shares and preferred shares, the exchange of 99.1% of the Series D Robbins bonds for common shares and preferred shares, the exchange of 73.4% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 59.3% of the trust securities for common shares, preferred shares and warrants, the exchange of 94.3% of the 2005 notes for rollover notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of old notes, the proceeds of which were used to repay amounts outstanding under the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. A price of $0.47 per common share, $615.00 per preferred share and $0.20 per warrant is used.  The pro forma income statement does not reflect (a) the non-recurring loss of $(4,800) on the issuance of the old notes, (b) the non-recurring loss of $(21,381) on exchange of common shares and preferred shares for the 2005 notes and Robbins bonds, (c) the non-recurring gain of $71,213 on exchange of common shares, preferred shares and warrants for the trust securities, (d) the non-recurring loss of $(202,616) on the conversion of the convertible notes or (e) the write-off of issuance and offering costs of $(23,367).

(2)                                  In accordance with Emerging Issues Task Force Issue No. 03-6, “Participating Securities and the Two-Class Method under FAS 128,” losses are not allocated to holders of the preferred shares for purposes of calculating earnings per share.

(3)                                  Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the old notes and corresponding interest and issuance cost amortizations are eliminated, and additional interest and premium amortization are incurred on the old notes:

Interest on senior secured credit agreement	$(7,290)
Net impact of amortization of issuance expenses	(1,816)
Interest and premium amortization on old notes	12,430
Amortization of bank fee	(3,797)
Net impact on interest expense	$(473)

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

(4)                                  Includes the exchange of 94.3% of the aggregate principal amount of the 2005 notes for rollover notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest and premium amortization is incurred on the rollover notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the rollover notes:

Interest on the 2005 notes	$(12,729)
Net impact of amortization of issuance expenses	(78)
Interest and premium amortization on rollover notes	14,651
Net impact on interest expense	$1,844

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

(5)                                  Includes the exchange of 99.2% of the aggregate principal amount of 2009 Series C Robbins bonds, 99.1% of the aggregate accreted principal amount of Series D Robbins bonds, and 73.4% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of the corresponding percentage of interest expense.

(6)                                  Includes the exchange of 98.5% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of the corresponding percentage of interest expense and issuance costs amortization.

(7)                                  Includes the exchange of 59.3% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants, and the elimination of the corresponding percentage of interest expense and issuance costs amortization.

(8)                                  Reflects the issuance of 38,036,196 common shares of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer, at a price of $0.47 per share. Grants under the plan will be expensed over a two-year vesting period. Also reflects unearned compensation related to the options to purchase 43,516.76 preferred shares (the equivalent of 56,571,788 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management under a stock option plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer. The unearned compensation has been determined as the difference between the preferred share value of $615.00 per share and the exercise price of $609.57 per share. The options vest over a two-year period.

Unaudited Condensed Consolidated Pro Forma Income Statement (1)

(In thousands, except per share amounts)

	For the Six Months Ended June 25, 2004	Pro Forma Adjustment for the Senior Secured Credit Agreement, Restricted Stock Plan and Options Granted to Management(3)	Pro Forma Adjustment for 2005 Notes(4)	Pro Forma Adjustment for Robbins Bonds(5)	Pro Forma Adjustment for Convertible Notes(6)	Pro Forma Adjustment for Trust Securities(7)	Pro Forma for the Six Months Ended June 25, 2004

Operating revenues	$1,301,378	$—	$—	$—	$—	$—	$1,301,378
Other income	70,770	—	—	—	—	—	70,770
Total revenues and other income	1,372,148	—	—	—	—	—	1,372,148

Cost of operating revenues	1,120,141	—	—	—	—	—	1,120,141
Selling, general and administrative expenses	113,642	4,528 (8)	—	—	—	—	118,170
Other deductions	25,575	—	—	—	—	—	25,575
Interest expense	41,387	(3,709)	922	(3,311)	(7,364)	(116)	27,809
Dividends on preferred securities of subsidiary trust	9,693	—	—	—	—	(5,747)	3,946
Minority interest in net earnings of consolidated affiliates	2,971	—	—	—	—	—	2,971
Total costs and expenses	1,313,409	819	922	(3,311)	(7,364)	(5,863)	1,298,612

Income (loss) before taxes	58,739	(819)	(922)	3,311	7,364	5,863	73,536
Provision for income taxes	33,202	—	—	—	—	—	33,202
Net income (loss)(8)	$25,537	$(819)	$(922)	$3,311	$7,364	$5,863	$40,334
Net income allocated to preferred shareholders(2)	—						35,151
Net income available to common shareholders(2)	$25,537						$5,183

Earnings per share:
Basic income per common share	$0.62						$0.05
Weighted average number of common shares outstanding(in thousands)-basic	41,055						114,977
Diluted income per common share	$0.60						$0.04	(9)
Weighted average number of common shares outstanding(in thousands)-diluted	54,163						119,731

Notes to unaudited condensed consolidated pro forma income statement (in thousands, except per share data):

(1)                                  The unaudited condensed consolidated pro forma income statement has been prepared to reflect the exchange on September 24, 2004 of 98.5% of the convertible notes for common shares and preferred shares, the exchange of 99.2% of the 2009 Series C Robbins bonds for common shares and preferred shares, the exchange of 99.1% of the Series D Robbins bonds for common shares and preferred shares, the exchange of 73.4% of the 2024 Series C Robbins bonds for common shares and preferred shares, the exchange of 59.3% of the trust securities for common shares, preferred shares and warrants, the exchange of 94.3% of the 2005 notes for rollover notes, common shares and preferred shares, and the issuance of $120,000 in aggregate principal amount of old notes, the proceeds of which were used to repay amounts outstanding under the senior secured credit agreement, as if such exchange and issuance had occurred on December 28, 2002. A price of $0.47 per common share, $615.00 per preferred share and $0.20 per warrant is used.  The pro forma income statement does not reflect (a) the non-recurring loss of $(4,800) on the issuance of the old notes, (b) the non-recurring loss of $(21,381) on exchange of common shares and preferred shares for the 2005 notes and Robbins bonds, (c) the non-recurring gain of $71,213 on exchange of common shares, preferred shares and warrants for the trust securities, (d) the non-recurring loss of $(202,616) on the conversion of the convertible notes or (e) the write-off of issuance and offering costs of $(23,367).

(2)                                  In accordance with Emerging Issues Task Force Issue No. 03-6, “Participating Securities and the Two-Class Method under FAS 128,” net income was allocated to preferred shareholders based on the number of common shares they would hold on an as converted basis.

(3)                                  Assumes that $120,000 of debt outstanding under our senior secured credit agreement is repaid using the proceeds of the issuance of the old notes and corresponding interest and issuance cost amortizations are eliminated, and additional interest and premium amortization are incurred on the old notes:

Interest on senior secured credit agreement	$(4,789)
Net impact of amortization of issuance expenses	(1,410)
Interest on old notes	6,216
Amortization of bank fee	(3,726)
Net impact on interest expense	$(3,709)

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

(4)                                  Includes the exchange of 94.3% of the aggregate principal amount of the 2005 notes for rollover notes, the corresponding interest and original issuance costs amortizations are eliminated, additional interest and premium amortization is incurred on the rollover notes, and the unamortized original issuance costs of the 2005 notes are amortized over the term of the rollover notes:

Interest on the 2005 notes	$(6,365)
Net impact of amortization of issuance expenses	(39)
Interest and premium amortization on rollover notes	7,326
Net impact on interest expense	$922

Foster Wheeler has the option to add other wholly owned subsidiaries as guarantors and provide certain collateral within 90 days of the closing of the exchange. Should Foster Wheeler elect not to provide the additional guarantor subsidiaries, and collateral, the interest rate will increase by one percentage point per annum. Foster Wheeler intends to add the additional guarantors and collateral.

(5)                                  Includes the exchange of 99.2% of the aggregate principal amount of 2009 Series C Robbins bonds, 99.1% of the aggregate accreted principal amount of Series D Robbins bonds, and 73.4% of the aggregate principal amount of 2024 Series C Robbins bonds for common shares and preferred shares and elimination of the corresponding percentage of interest expense.

(6)                                  Includes the exchange of 98.5% of the aggregate principal amount of the convertible notes for common shares and preferred shares, and the elimination of the corresponding percentage of interest expense and issuance costs amortization.

(7)                                  Includes the exchange of 59.3% of the aggregate liquidation amount of the trust securities for common shares, preferred shares and warrants, and the elimination of the corresponding percentage of interest expense and issuance costs amortization.

(8)                                  Reflects the issuance of 38,036,196 common shares of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer, at a price of $0.47 per share. Grants under the plan will be expensed over a two-year vesting period. Also reflects unearned compensation related to the options to purchase 43,516.76 preferred shares (the equivalent of 56,571,788 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management under a stock option plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer. The unearned compensation has been determined as the difference between the preferred share value of $615.00 per share and the exercise price of $609.57 per share. The options vest over a two-year period.

(9)                                  For purposes of calculating diluted income per share, the net income allocated to preferred shareholders has decreased to $34,968 and the net income available to common shareholders has increased to $5,366 to reflect the exercise of (a) the unvested portion of the common shares issued under the restricted stock plan (4,754,525 common shares), (b) the warrants to purchase preferred shares issued to existing common shareholders (45,330.835 preferred shares), (c) the warrants to purchase preferred shares issued to holders of the trust securities (107,499.200 preferred shares) and (d) the options to purchase preferred shares issued to members of Foster Wheeler Ltd.’s senior management (43,516.76 preferred shares).

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges for Foster Wheeler Ltd., including its subsidiaries on a consolidated basis.

	Fiscal Year					Six Months Ended		Year ended December 26, 2003 on a pro forma basis for the exchange offer and the issuance of the old notes	Six Months ended June 25, 2004 on a pro forma basis for the exchange offer and the issuance of the old notes
	2003	2002	2001	2000	1999	June 25, 2004	June 27, 2003	(2)(3)(4)	(3)(4)

Ratio of earnings to fixed charges (1)(2)	—	—	—	1.47	—	2.07	—	—	3.05

(1)                                  Includes in fiscal years 1999, 2000, 2001, 2002 and 2003 and in the six month periods ended June 25, 2004 and June 27, 2003 dividends on preferred securities of a subsidiary trust of $15,181, $15,750, $15,750, $16,610, $18,130, $9,693, and $8,859, respectively. The pro forma results for the year ended December 26, 2003 include a $10,980 reduction in dividends on the trust securities, a $14,709 reduction in interest on the convertible notes, a $1,844 increase in interest on the 2005 notes, and a $6,658 reduction in interest on the Robbins bonds. The pro forma results for the six months ended June 25, 2004 include a $5,863 reduction in dividends on the trust securities, a $7,364 reduction in interest on the convertible notes, a $922 increase in interest on the 2005 notes, and a $3,311 reduction in interest on the Robbins bonds. The pro forma results also include the issuance of $120,000 in aggregate principal amount of old notes, the proceeds of which were used to reduce amounts outstanding under our senior secured credit agreement.

(2)                                  Earnings are inadequate to cover fixed charges by $207,749, $216,122, $363,418, $116,803 and $33,207 for fiscal years 1999, 2001, 2002 and 2003 and the six month period ended June 27, 2003, respectively. The coverage deficiency is $94,884 for the year ended December 26, 2003 on a pro forma basis.

(3)                                  Reflects that:

•                  holders of 59.3% of the aggregate liquidation amount of trust securities tendered in the equity-for-debt exchange offer; and

•                  holders of 98.5% of the aggregate principal amount of convertible notes tendered in the equity-for-debt exchange offer; and

•                  holders of 99.2% of the aggregate principal amount, outstanding as of June 25, 2004, of 2009 Series C Robbins bonds tendered in the equity-for-debt exchange offer; and

•                  holders of 99.1% of the accreted principal amount, outstanding as of June 25, 2004, of Series D Robbins bonds tendered in the equity-for-debt exchange offer; and

•                  holders of 73.4% of aggregate principal amount, outstanding as of June 25, 2004, of 2024 Series C Robbins bonds tendered; and

•                  holders of 94.3% of the aggregate principal amount of 2005 notes tendered in the equity-for-debt exchange offer.

The numerator of the above ratio consists of the following:

•                  net earnings (loss) prior to cumulative effect of change in accounting principle, plus

•                  the provision (benefit) for income taxes, plus

•                  fixed charges, minus

•                  capitalized interest, plus

•                  capitalized interest amortized, minus

•                  equity earnings of non-consolidated subsidiaries accounted for by the equity method, net of dividends.

Fixed charges include the sum of the following:

•                  interest expensed and capitalized;

•                  amortized premiums, discounts and capitalized expenses related to indebtedness;

•                  imputed interest on non-capitalized lease payments; and

•                  preference security dividend requirements of consolidated subsidiaries.

(4)                                  Reflects the issuance of 38,036,196 common shares of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management and board of directors, subject to certain restrictions, under a restricted stock plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer, at a price of $0.47 per share. Grants under the plan will be expensed over a two-year vesting period. Also reflects unearned compensation related to the options to purchase 43,516.76 preferred shares (the equivalent of 56,571,788 common shares) of Foster Wheeler Ltd. to members of Foster Wheeler’s senior management under a stock option plan which we adopted in conjunction with the closing of the equity-for-debt exchange offer. The unearned compensation has been determined as the difference between the preferred share value of $615.00 per share and the exercise price of $609.57 per share. The options vest over a two-year period.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes validly tendered and accepted for exchange pursuant to the exchange offer, new notes in the same principal amount as your old notes. Old notes validly tendered and accepted for exchange pursuant to the exchange offer will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

THE EXCHANGE OFFER

Background and Purpose of the Exchange Offer

Purpose

We sold the old notes on September 24, 2004, pursuant to a purchase agreement, dated as of September 21, 2004, between us and Wells Fargo Bank, N.A., Sutter Advisors, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch International Investment Fund – MLIIF Global Allocation Fund, Merrill Lynch Variable Series Fund, Inc. – Merrill Lynch Global Allocation V.I. Fund, Merrill Lynch Series Funds, Inc. – Global Allocation Strategy Portfolio, Tribeca Global Convertible Investments Ltd. (formerly Tribeca Investments Ltd.), Highbridge Capital Corporation, Special Value Absolute Return Fund, LLC and Special Value Bond Fund II, LLC, who we refer to in this prospectus as the purchasers.  The old notes were sold in a private placement without being registered under the Securities Act in reliance on the exemption afforded by Section 4(2) of the Securities Act.

As a condition to the initial sale of the old notes, we and the purchasers entered into a registration rights agreement dated as of September 21, 2004. Pursuant to the registration rights agreement, we agreed to:

•                  file a registration statement under the Securities Act with respect to the new notes with the SEC by October 24, 2004;

•                  use our commercially reasonable best efforts (1) to cause the registration statement to become effective under the Securities Act on or before December 23, 2004 and (2) to commence and consummate the exchange offer as soon as practicable after the registration statement has become effective, but in no event later than January 22, 2005;

•                  use our commercially reasonable best efforts to cause the registration statement to be effective continuously, and to keep the exchange offer open for at least 20 business days after the date notice thereof is mailed to the holders of the old notes (or, in each case, longer if required by applicable law); and

•                  cause the exchange offer to comply with all applicable federal and state securities laws.  No securities other than the new notes shall be included in the registration statement.

We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn before the expiration of the exchange offer.  We are sending this prospectus, together with a letter of transmittal, to all the beneficial holders known to us.  For each old note validly tendered to us pursuant to the exchange offer and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of the tendered old note.  A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus.  The registration statement is intended to satisfy some of our obligations under the registration rights agreement.

The term “holder” with respect to the exchange offer means any person in whose name old notes are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder.

Resale of the New Notes

We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under “—Procedures for Tendering Old Notes.”  However, if you intend to participate in a distribution of the new notes, are a broker-dealer that acquired the old notes from us in the initial offering with an intent to distribute those notes and not as a result of market-making activities or are an “affiliate” of us as defined in Rule 405 of the Securities Act, you will not be eligible to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes. See “Description of the New Notes—Registration Rights.”

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers relating to exchange offers like ours.  However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter.  Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

A broker-dealer that has acquired old notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer.  This prospectus may be used by such broker-dealer to resell any of its new notes.  We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies for a period of up to one year after the consummation of the exchange offer, or for such longer period as provided by the registration rights agreement.  See “Plan of Distribution” for more information regarding broker-dealers.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.

The exchange offer is not subject to any federal or state regulatory requirements other than securities laws.

Terms of the Exchange Offer

General. Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date.

Subject to the minimum denomination requirements of the new notes, we will issue $1.00 principal amount of new notes in exchange for each $1.00 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn on or before the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in amounts that are integral multiples of $1.00 principal amount.

The form and terms of the new notes are the same as the form and terms of the old notes except that:

•                  the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer of the new notes;

•                  the new notes will be issued in book-entry form only; and

•                  holders of the new notes will not be entitled to any of the exchange offer provisions under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer, or to the additional interest provisions of the registration rights agreement.

The new notes will evidence the same indebtedness as the old notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes.  As a result, both the new notes and the old notes will be treated as a single series of debt securities under the indenture. The new notes are also part of the same series as the rollover notes issued in the equity-for-debt exchange offer. The exchange offer does not depend on any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $120,000,000 in aggregate principal amount of the old notes is outstanding, registered in the names and denominations as set forth in the security register for the old notes.  Solely for reasons of administration, we have fixed the close of business on                 , 2004 as the record date for the exchange offer for purposes of determining the persons to whom we will initially mail this prospectus and the letter of transmittal.  There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer and all holders of old notes may tender their old notes.

As a holder of old notes, you do not have any appraisal or dissenters’ rights or any other right to seek monetary damages in court under the Delaware General Corporation Law or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the related rules and regulations of the SEC.  Old notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on these notes will continue to accrue at a rate equal to 10.359% per year.

We will be deemed to have accepted validly tendered old notes if and when we give oral or written notice of our acceptance to Wells Fargo Bank, National Association, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

If you validly tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees.  In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes.  We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The “expiration date” means 5:00 p.m., New York City time, on               , 2004, unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer.

In order to extend the exchange offer, we will:

•                  notify the exchange agent of any extension by oral or written communication; and

•                  issue a press release or other public announcement, which will report the approximate number of old notes tendered, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

During any extension of the exchange offer, all old notes previously validly tendered and not validly withdrawn will remain subject to the exchange offer.

We reserve the right:

•                  to delay accepting any old notes;

•                  to amend the terms of the exchange offer in compliance with the provisions of the Exchange Act;

•                  to extend the exchange offer; or

•                  if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

Any delay in acceptance, extension, termination, or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of time that we will determine in compliance with the Exchange Act, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal with all other required documents.  However, we reserve the right to waive any conditions of the exchange offer which we, in our reasonable discretion, determine are not satisfied or any defects or irregularities in the tender of old notes. If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate.  See “—Return of Old Notes.”  We will promptly deliver new notes issued in exchange for old notes validly tendered and accepted for exchange, and we will promptly return any old notes not accepted for exchange for any reason, to the applicable tendering holder.

Ownership of beneficial interests in the global note representing the new notes will be limited to DTC and to persons that may hold interests through institutions that have accounts with DTC, which we refer to as participants. Accordingly, only DTC participants may receive beneficial interests in new notes in their own names. If a tendering holder is not a DTC participant, it will need to specify the name and account number of a DTC participant under “Special Delivery Instructions” in the letter of transmittal.

Procedures for Tendering Old Notes

If you wish to tender old notes you must:

•                  complete and sign the letter of transmittal to the exchange agent;

•                  have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

•                  mail or deliver the required documents to the exchange agent at its address set forth in the letter of transmittal for receipt on or before the expiration date.

In addition, either:

•                  certificates for old notes must be received by the exchange agent along with the letter of transmittal; or

•                  you must comply with the procedures described below under “—Guaranteed Delivery Procedures.”

If you do not validly withdraw your tender of old notes on or before the expiration date, it will indicate an agreement between you and Foster Wheeler that you have agreed to tender the old notes, in accordance with the terms and conditions in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk.  Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured, with return receipt requested.  In all cases, you should allow sufficient time to assure delivery to the exchange agent before on or before the expiration date.  Do not send any letter of transmittal or old notes to us.  You may request that your broker, dealer, commercial bank, trust company, or other nominee effect delivery of your old notes for you.

If you beneficially own the old notes and you hold those old notes through a broker, dealer, commercial bank, trust company, or other nominee and you want to tender your old notes, you should contact that nominee promptly and instruct it to tender your old notes on your behalf.

Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

•                  you tender your old notes as the registered holder and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes; or

•                  you tender your old notes for the account of an eligible institution.

An “eligible institution” means:

•                  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•                  a commercial bank or trust company having an office or correspondent in the United States; or

•                  an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.

In each instance, the eligible institution must be a member of one of the signature guarantee programs identified in the letter of transmittal in order to guarantee signatures on a letter of transmittal.

If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature on the letter of transmittal.

Tendered old notes will be deemed to have been received as of the date when:

•                  the exchange agent receives a properly completed and signed letter of transmittal accompanied by the tendered old notes; or

•                  the exchange agent receives a notice of guaranteed delivery from an eligible institution.

Issuances of new notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the tendered old notes. The new notes are being issued in book-entry form only. Holders of old notes who are not DTC participants must specify the name and account number of a DTC participant in the letter of transmittal to receive their new notes.

We will make the final determination regarding all questions relating to the validity, form, eligibility, including time of receipt of tenders and withdrawals of tendered old notes, and our determination will be final and binding on all parties.

We reserve the absolute right to reject any and all old notes improperly tendered.  We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular old note. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.  Unless waived, you must cure any defects or irregularities in connection with tenders of old notes on or before the expiration date.  Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent, nor anyone else will incur any liability for failure to give that notice.  Tenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.  All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer.  We will not waive any condition of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.

We have no current plan to acquire, or to file a registration statement to permit resales of, any old notes that are not validly tendered pursuant to the exchange offer.  However, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

Pursuant to the letter of transmittal, if you elect to tender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred, and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us.  By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the exchange of old notes for new notes as described in the letter of transmittal.

Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the new notes will be freely transferable by the holders after the exchange offer without further registration under the Securities Act; provided, however, that each holder who wishes to exchange its old notes for new notes will be required to represent:

•                  that the holder has full power and authority to tender, exchange, assign, and transfer the old notes tendered;

•                  that we will acquire good title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

•                  that the holder is acquiring the new notes in the ordinary course of your business;

•                  that the holder is not participating in and does not intend to participate in a distribution of the new notes;

•                  that the holder has no arrangement or understanding with any person to participate in the distribution of the new notes;

•                  that the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of us; and

•                  that if the holder is a broker-dealer and it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the new notes.

If you are a broker-dealer that acquired the old notes directly from us in the initial offering and not as a result of market-making activities or you cannot otherwise make any of the representations set forth above, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in deciding whether to participate in the exchange offer.

Return of Old Notes

If any old notes are not accepted for any reason described in this prospectus, or if old notes are validly withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged old notes to you, unless otherwise provided in the letter of transmittal.

Guaranteed Delivery Procedures

If you wish to tender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, or (2) you cannot deliver your old notes or other required documents to the exchange agent before on or before the expiration date, you may nonetheless participate in the exchange offer if:

•                  you tender your old notes through an eligible institution;

•                  on or before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes tendered; the notice of guaranteed delivery must state that the tender is being made by the notice of guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, in proper form for transfer and any other required documents, will be delivered by the eligible institution to the exchange agent; and

•                  the properly executed letter of transmittal, as well as the certificate(s) representing all tendered old notes, in proper form for transfer and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Unless old notes are tendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the tender.  The exchange agent will send you a notice of guaranteed delivery upon your request if you want to tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders of Old Notes

You may withdraw your tender of old notes at any time on or before the expiration date.

To withdraw old notes tendered in the exchange offer, the exchange agent must receive a written notice of withdrawal at its address set forth below on or before the expiration date. Any notice of withdrawal must:

•                  specify the name of the person having deposited the old notes to be withdrawn;

•                  identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

•                  contain a statement that the holder is withdrawing the election to have the old notes exchanged;

•                  be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the old notes; and

•                  specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes and, the signatures on the notice of withdrawal, if tendered via notice of guaranteed delivery, must be guaranteed by an eligible institution.

We will make the final determination on all questions regarding the validity, form, eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any old notes validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly tendered again.  Properly withdrawn old notes may be tendered again by following one of the procedures described above under “—Procedures for Tendering Old Notes” at any time on or before the expiration date.  Any old notes that are not accepted for exchange will be returned at no cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Additional Obligations

We may be required, under certain circumstances, to file a shelf registration statement.  See “Description of the New Notes—Registration Rights.” In any event, we are under a continuing obligation, for a period of up to one year after the consummation of the exchange offer, or such longer period as provided by the registration rights agreement, to keep the registration statement of which this prospectus is a part effective and to provide copies of the latest version of this prospectus to any broker-dealer that requests copies for use in a resale, subject to our ability to suspend the use of such a prospectus under certain conditions as described in the registration rights agreement and as described below under “Description of the New Notes—Registration Rights.”

Conditions of the Exchange Offer

Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we may terminate the exchange offer before acceptance of the old notes if in our reasonable judgment:

•                  the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

•                  any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with or complete the exchange offer or, in any such action or proceeding, any material adverse development has occurred with respect to us; or

•                  we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.

If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

•                  refuse to accept any old notes and return all tendered old notes to the tendering holders;

•                  extend the exchange offer and retain all old notes tendered on or before the expiration date, subject to the holders’ right to withdraw the tender of the old notes; or

•                  waive any unsatisfied conditions regarding the exchange offer and accept all properly tendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer.  We will not waive any condition of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.

If we fail to consummate the exchange offer or file, have declared effective or keep effective a shelf registration statement within time periods specified by the registration rights agreement, we may be required to pay additional interest in respect of the old notes.  See “Description of the New Notes—Registration Rights.”

Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer.  Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following addresses:

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attn: Reorg (if by mail, registered or certified recommended)	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attn: Reorg	Wells Fargo Bank, N.A. Corporate Trust Operations Northstar East Bldg. – 12th Floor 608 2nd Avenue South Minneapolis, MN 55402 Attn: Reorg
By Facsimile:
(612) 667-6282 Attn: Bondholder Communications To Confirm by Telephone: (800) 344-5128; or (612) 667-9764

Fees and Expenses

We will pay all expenses incurred in connection with the performance of our obligations in the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, and printing costs, among others.

We will also bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by our officers and regular employees or by officers and employees of our affiliates.  No additional compensation will be paid to any officers and employees who engage in soliciting tenders.

We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses.  We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

We will pay all transfer taxes, if any, applicable to the exchange of old notes. If, however, new notes, or old notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes.  If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Consequences of Failure to Exchange

Old notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•                  to us or to any of our subsidiaries;

•                  inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•                  inside the United States to an institutional accredited investor that, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and an opinion of counsel acceptable to us and the trustee that the transfer complies with the Securities Act;

•                  outside the United States in compliance with Rule 904 under the Securities Act;

•                  pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available;

•                  in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel, if we so request; or

•                  pursuant to an effective registration statement under the Securities Act.

The liquidity of the old notes could be adversely affected by the exchange offer.  See “Risk Factors—Risks to Non-Tendering Holders of Old Notes—An active trading market for the notes may not develop, which could make it difficult to resell your notes at their fair market value or at all.”  Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement.  Interest on any old notes not tendered or otherwise accepted for exchange in the exchange offer will continue to accrue at a rate equal to 10.359% per year.

Accounting Treatment

For accounting purposes, we will recognize no gain or loss as a result of the exchange offer.  We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the notes.

DESCRIPTION OF THE NEW NOTES

In this Description of the New Notes, the term “Foster Wheeler LLC” refers only to Foster Wheeler LLC, and any successor obligor on the notes, and not to any of its subsidiaries. The term “old notes” refers to the 10.359% Senior Secured Notes due 2011, Series B issued by Foster Wheeler LLC, the term “new notes” refers to the 10.359% Senior Secured Notes due 2011, Series A to be issued by Foster Wheeler LLC, and the term “notes” refers to both the old notes and the new notes together with the rollover notes. You can find the definitions of certain terms used in this description under “—Certain Definitions.”

The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions, interest rate increase provisions and related registration rights applicable to the old notes do not apply to the new notes. Foster Wheeler LLC will issue the new notes under an indenture between Foster Wheeler LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, which we refer to as the Trust Indenture Act. The indenture has been qualified as an indenture under the Trust Indenture Act.

The following is a summary of the material provisions of the indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the indenture in its entirety. Copies of the indenture are available as described under “Where You Can Find More Information About Us.”

Basic Terms of Notes

The notes

•                  are senior indebtedness of Foster Wheeler LLC, ranking pari passu with respect to payments (subject to the exceptions described below) with any existing and future senior indebtedness of Foster Wheeler LLC, including the Credit Agreement, any other Credit Facility and the rollover notes;

•                  will be guaranteed as described below under “—Guarantees”;

•                  will be secured as described below under “—Security”;

•                  are senior in right of payment to any existing and future subordinated indebtedness of Foster Wheeler LLC and the Guarantors;

•                  will be issued in an aggregate principal amount of up to $270,000,000, including the rollover notes;

•                  mature on September 15, 2011; and

•                  bear interest commencing on the date of issue at a rate of 10.359% per annum payable semi-annually in arrears on each March 15 and September 15, commencing March 15, 2005, subject to adjustment as provided under the covenant described under the caption “ —Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date”, to holders of record on the February 28 or August 31 immediately preceding the interest payment date.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date with respect to which it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Guarantees

The obligations of Foster Wheeler LLC pursuant to the notes, including, without limitation, any repurchase obligation resulting from a Change of Control or an Asset Sale, will be unconditionally guaranteed, jointly and severally, by Foster Wheeler Ltd. and Foster Wheeler Holdings Ltd. (our Bermuda based indirect and direct parent companies, respectively), and by the following Restricted Subsidiaries:

•                  Domestic Subsidiaries: Energy Holdings, Inc., Equipment Consultants, Inc., Foster Wheeler Asia Limited, Foster Wheeler Capital & Finance Corporation, Foster Wheeler Constructors, Inc., Foster Wheeler Development Corporation, Foster Wheeler Energy Corporation, Foster Wheeler Energy Manufacturing, Inc., Foster Wheeler Energy Services, Inc., Foster Wheeler Enviresponse, Inc., Foster Wheeler Environmental Corporation, Foster Wheeler Facilities Management, Inc., Foster Wheeler Inc., Foster Wheeler Intercontinental Corporation, Foster Wheeler International Corporation, Foster Wheeler International Holdings, Inc., Foster Wheeler Middle East

Corporation, Foster Wheeler North America Corp., Foster Wheeler Power Corporation, Foster Wheeler Power Systems, Inc., Foster Wheeler Pyropower, Inc., Foster Wheeler Real Estate Development Corporation, Foster Wheeler Realty Services, Inc., Foster Wheeler USA Corporation, Foster Wheeler Virgin Islands, Inc., Foster Wheeler Zack, Inc., FW Mortshal, Inc., HFM International, Inc., PGI Holdings, Inc., Process Consultants, Inc., Pyropower Operating Services Company, Inc. and Perryville III Trust;

•                  Foreign Subsidiaries: Continental Finance Company Ltd., Financial Services S.à r.l., Foster Wheeler Europe Limited, FW Energie B.V. and FW Hungary Licensing Limited Liability Company,

and, from time to time, other Subsidiaries that we designate as Guarantors at our option or otherwise in accordance with the covenant described below under the caption “—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date”. For the six months ended June 25, 2004, the Guarantors generated combined revenues of $262 million, or 19% of our consolidated revenues for that period. See “Risk Factors—Risk Factors Relating to the Notes—Claims of creditors of our subsidiaries that do not guarantee the notes will have priority with respect to the assets and earnings of such subsidiaries over holders of the notes.”

Not all of our Restricted Subsidiaries will guarantee the notes. The Restricted Subsidiaries that are not Guarantors will have no obligations to make payments in respect of the notes. In the event of a bankruptcy, liquidation or reorganization of any Restricted Subsidiary that is not a Guarantor the creditors of such subsidiary (including trade creditors) will generally be entitled to payment of their claims from the assets of such subsidiary before any assets are made available for distribution to us as a stockholder. After paying its own creditors, a Restricted Subsidiary that is not a Guarantor may not have any remaining assets available for payment to you as a holder of the notes. As a result, the notes are effectively junior in right of payment to the obligations of Restricted Subsidiaries that are not Guarantors. You should read the financial information relating to the Guarantors incorporated by reference in this prospectus.

The Note Guarantees (including the payment of principal of, premium, if any, and interest on the notes) will be senior obligations of the Guarantors and will rank pari passu in right of payment with their existing, and any future, senior obligations, and will rank senior to all subordinated obligations of such guarantors. The Guarantees will be secured to the extent described below under “—Security.”

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of applicable law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risk Factors Relating to the Notes—Fraudulent conveyance laws may permit courts to void guarantees of Foster Wheeler Ltd., Foster Wheeler Holdings Ltd., or the subsidiary guarantors of the new notes, which would interfere with the payment on the guarantees.”

The Note Guarantee of a Guarantor will terminate upon:

(1)           a sale or other disposition (including by way of consolidation, amalgamation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor otherwise permitted by the indenture unless the continuing or surviving entity in any such consolidation, amalgamation or merger, or the entity that acquires such assets, is Foster Wheeler LLC or a Restricted Subsidiary and the conditions set forth under the caption “—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date” apply to such continuing or surviving entity;

(2)                                  the designation in accordance with the indenture of the Guarantor as an Unrestricted Subsidiary;

(3)           defeasance or discharge of the notes, as provided in the provisions described under the caption “—Defeasance and Discharge”; or

(4)                                  the dissolution of such Guarantor.

Security

The notes and the Note Guarantees will be secured by a lien equally and ratably (subject to the payment priorities described below) with all senior indebtedness owing under (1) the Credit Agreement and (2) from time to time, any future Credit Facility permitted under the indenture, pursuant to a security agreement and an intercreditor agreement, each as amended from time to time, between Foster Wheeler LLC, the Guarantors and Bank of America, N.A. or its successor, as collateral agent (the “Collateral Documents”).

The liens granted under the Collateral Documents will constitute first priority liens, subject to the payment priorities, customary exceptions (including for certain liens permitted by the indenture) and the Collateral Documents as described below, on the following assets of each of Foster Wheeler LLC and the Guarantors:

(1)           substantially all of its tangible and intangible assets, excluding intercompany Debt and receivables and capital stock held in Subsidiaries, except as described in clauses (3) and (4) below;

(2)                                  the following capital stock held in Subsidiaries:

Subsidiary	Percentage of Stock Pledged
Barsotti’s Inc.	100%
Chirllu, Inc.	100%
Continental Finance Company Ltd.	66%
Equipment Consultants, Inc.	100%
Financial Services S.à r.l.	100%
Foster Wheeler America Latina, Ltda.	100%
Foster Wheeler Andina S.A.	100% of 83.66% ownership interest
Foster Wheeler Arabia Company, Ltd.	98%
Foster Wheeler Asia Limited	100%
Foster Wheeler Australia Proprietary Limited	100%
Foster Wheeler Bimas Birlesik Insaat ve Muhendislik A.S.	100% of 3.06% ownership interest
Foster Wheeler Canadian Resources, Ltd.	100%
Foster Wheeler Capital & Finance Corporation	100%
Foster Wheeler Caribe Corporation, C.A.	100%
Foster Wheeler China, Inc.	100%
Foster Wheeler Constructors de Mexico S. de R.I. de C.V.	100%
Foster Wheeler Constructors, Inc.	51%
Foster Wheeler Continental B.V.	100%
Foster Wheeler Development Corporation	100%
Foster Wheeler Energy China, Inc.	100%
Foster Wheeler Energy Corporation	100%
Foster Wheeler Energy India, Inc.	100%
Foster Wheeler Energy Manufacturing, Inc.	66%
Foster Wheeler Energy Services, Inc.	100%
Foster Wheeler Enviresponse, Inc.	100%
Foster Wheeler Environmental Services, Inc.	100%
Foster Wheeler Europe B.V.	100% of 9.09% ownership interest
Foster Wheeler Europe Limited	66%
Foster Wheeler Facilities Management, Inc.	100%
Foster Wheeler Global Pharmaceuticals, LLC	100%
Foster Wheeler Holdings Ltd.	100%
Foster Wheeler Inc.	51%
Foster Wheeler Ingenieros Y Constructores, S.A. de C.V.	100%
Foster Wheeler Intercontinental Corporation	100%
Foster Wheeler International Corporation	100%
Foster Wheeler International Holdings, Inc.	100%
Foster Wheeler Limited (Canada)	66%
Foster Wheeler LLC	100%
Foster Wheeler (Malaysia) Sdn. Bhd.	100% (of Class A Stock) and 33.33% (of Class B Stock)
Foster Wheeler Middle East Corporation	100%
Foster Wheeler Petroleum Services S.A.E.	100% of 95% ownership interest
Foster Wheeler Power Company Ltd./La Societe D’Energie Foster Wheeler Ltee	100%
Foster Wheeler Power Corporation	100%
Foster Wheeler Power Systems, S.A.	100% of 96.5% ownership interest
Foster Wheeler Pyropower, Inc.	100%

Subsidiary	Percentage of Stock Pledged
Foster Wheeler Real Estate Development Corp.	100%
Foster Wheeler (Thailand) Limited	100% of 99.965% ownership interest
Foster Wheeler Trading Company, Ltd.	100%
Foster Wheeler Vietnam Private LTD.	100%
Foster Wheeler Virgin Islands, Inc.	100%
Foster Wheeler World Services Corporation	100%
Foster Wheeler Zack, Inc.	100%
FW European E&C Ltd.	100%
F.W. Gestao E Servicos, S.A.	100% of Common Stock
FW Hungary Licensing Limited Liability Company	100%
FW Management Operations, Ltd.	100%
FW Mortshal, Inc.	100%
FW Netherlands C.V.	100%
FW Overseas Operations Limited	100%
FWPI Ltd.	100%
FWPS Specialty Products, Inc.	100%
Hartman Consulting Corporation	100%
HFM Field Services, Inc.	100%
HFM International, Inc.	100%
HFM Tray Canada, Ltd.	100%
Manops Limited	100%
New Ashford, Inc.	100%
P.E. Consultants, Inc.	100%
Perryville Service Company Ltd.	100%
Process Consultants, Inc.	100%
Pyropower Operating Services Company Inc.	100%
Singleton Process Systems GmbH	100%
Thelco Co.	100%
Tray Special Products, Inc.	100%
York Jersey Liability Limited	66%;

(3)                                  the following intercompany notes:

Foster Wheeler International Corp (pledgor) issued by Foster Wheeler Europe Limited $270 million note;

Foster Wheeler LLC (pledgor) issued by Financial Services S.à r.l. $200 million note; and

Foster Wheeler LLC (pledgor) issued by Financial Services S.à r.l. $169 million note;

(4)           all rights of each of Foster Wheeler LLC or any Guarantor under the Intercompany Cash Management Agreement that may be pledged without creating an obligation to prepare and file separate financial statements, pursuant to Rule 3-16 of Regulation S-X under the Securities Act, for each such obligor under such Intercompany Cash Management Agreement; and

(5)           the equity interests in Foster Wheeler LLC held by Foster Wheeler Holdings Ltd. and the equity interests in Foster Wheeler Holdings Ltd. held by Foster Wheeler Ltd.

In addition, that portion of intercompany notes held by Foster Wheeler LLC or any Guarantor that may be pledged without creating an obligation to prepare and file separate financial statements, pursuant to Rule 3-16 of Regulation S-X under the Securities Act, for the issuer of such intercompany notes (in each case such evaluation to be made taking such intercompany notes together with all other securities of such issuer pledged to secure the notes) shall also be pledged as Collateral for the notes and the Note Guarantees. To the extent the issuer is a foreign subsidiary that is deemed to be a “controlled foreign corporation” under the United States Internal Revenue Code, the total value of such pledge of its intercompany notes shall in no event exceed 66% of the value of such notes plus the equity value of such Subsidiary.

The property described above, as the same may be adjusted from time to time pursuant to the terms of the indenture and the Collateral Documents, is referred to collectively as the “Collateral.” See “—Certain Covenants—Additional Note Guarantees and Collateral After the Issue Date.”

The proceeds held or received by the collateral agent in respect of any foreclosure on Collateral securing the notes will be applied first, to pay agent fees and expenses under the Credit Agreement, second to all obligations in respect of any letters of credit under the Credit Agreement, which were collectively $73.2 million at June 25, 2004, and all obligations outstanding in respect of letters of credit or revolving loans under any other Credit Facility permitted to be incurred under the indenture, and thereafter, on a pro rata basis, to all obligations in respect of (i) the notes and (ii) all obligations in respect of term loans that refinance the notes.

Under the terms of the notes, Foster Wheeler LLC is permitted to incur borrowings under a Credit Facility of up to $250,000,000, or subject to the satisfaction of the Senior Debt to Consolidated Cash Flow Ratio contained in paragraph (b)(1) of the covenant described under the caption “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock,” $325,000,000 and, after September 15, 2008, up to $370,000,000 or, subject to satisfying the ratio, $445,000,000. The indenture and Collateral Documents governing the notes will permit Foster Wheeler LLC to grant a first priority lien on the Collateral securing the notes to the lenders under any new Credit Facility permitted by the indenture. Under the terms of the Collateral Documents, any proceeds held or received by the collateral agent in respect of any Collateral securing the notes will be applied to obligations in respect of letters of credit or revolving loans under any Credit Facility to repay it in full before being applied to repay the notes.

The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral, and the value of the Collateral at the time of any attempted exercise of remedies may not be sufficient to repay obligations with respect to the notes. In addition, Foster Wheeler LLC and the relevant Guarantors will be permitted to dispose of assets, including Collateral, subject to the terms and conditions described in the indenture below under “—Certain Covenants—Limitation on Asset Sales.” Upon a permitted disposition to a person other than the Company or any Restricted Subsidiary, the trustee will, subject to compliance with the Trust Indenture Act, be authorized to release the lien on the Collateral upon receipt by the trustee of notice requesting such release and describing the property to be so released, together with resolutions, certificates, opinions of counsel and proceeds of such disposition or substitute collateral, all as set forth in, and to the extent required by, the indenture and the Collateral Documents. Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs under the indenture, the trustee, on behalf of the holders of the notes, in addition to any rights or remedies available to it under the indenture and the Collateral Documents, may take such action as it deems advisable to protect and enforce its rights in the Collateral, subject to the limitations outlined below. The proceeds of any sale of the Collateral following an Event of Default with respect to the notes may not be sufficient to satisfy payment due on the notes.

The Collateral Documents provide that the lenders under the Credit Agreement will have an absolute block on the ability of the noteholders to exercise lien-related remedies with respect to the Collateral until the date that is 90 days after the occurrence of an Event of Default under the indenture, that has not been waived. Subsequent to the filing of an insolvency proceeding, the holders of the notes shall not (a) file any motion or take any position at any hearing or proceeding of any nature, or otherwise take any action, opposing or contesting (1) the extent, validity or effectiveness of the claims, liens and security interests of the lenders, (2) any request by the lenders for (A) adequate protection consisting of senior replacement liens, senior superpriority claims, the payment of interest, fees, expenses or other amounts due to the lenders or (B) the modification of the automatic stay imposed under Section 362 of the United States Bankruptcy Code to permit the lenders to reimburse funded letters of credit from cash held in escrow in respect of letters of credit or (b) contest that the obligations under the Credit Agreement and the notes are separate and distinct obligations and are not a part of the same secured claim in such insolvency proceedings. Any replacement liens and superpriority administrative expense claims granted to the holders of the notes as adequate protection shall be junior to all liens and superpriority administrative expense claims of the lenders, and any cash payments made to any of the lenders or the noteholders as adequate protection (other than in any event (i) the accrual and payment of post-petition interest and (ii) fees and expenses of advisors) shall be applied as set forth below. The proceeds held or received by the collateral agent in respect of any such sale (including but not limited to all amounts paid in respect of adequate protection but excluding (1) the accrual and payment of post-petition interest and (2) fees and expenses of advisors, in the case of each of the foregoing clauses (1) and (2) owing to either the lenders under the Credit Agreement or the holders of the notes) will be applied first to agent fees and expenses under the Credit Agreement, second to all obligations in respect of the letters of credit under the Credit Agreement, which were collectively $73.2 million at June 25, 2004 and any obligations in respect of letters of credit or revolving loans under any other Credit Facility permitted to be incurred under the indenture, third, to pay any other obligations under the Credit Agreement (including those arising under cash management or lending agreements), fourth, to all obligations under any new revolving Credit Facility permitted by the indenture, and thereafter, on a pro rata basis, to all obligations in respect of the notes and all obligations in respect of term loans that refinance the notes.

The liens that will secure the notes also secure the Credit Agreement and may secure any future Credit Facility. Any actions in respect of the Collateral, including the exercise of remedies and foreclosure, will require, until the payment in full of the obligations under the Credit Agreement, the exclusive consent of the lenders as set forth in the Credit Agreement (or, if applicable, the lenders under any other Credit Facility permitted by the indenture) but, except as provided above, not of the noteholders. Any amendment to the payment priorities will require the consent of the lenders and the noteholders, voting as separate classes. See “Risk Factors—Risk Factors Relating to the Notes—If there is a default in respect of our obligations under the notes, the value of the collateral securing the notes may not be sufficient to repay both the lenders under our senior secured credit agreement and/or any new senior secured credit facility permitted by the indenture and the holders of the notes.”

To the extent that third parties hold Permitted Liens (as defined herein under “—Certain Definitions”), such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the sale of such collateral. Given the intangible nature of some of the collateral, any such sale of such collateral separately from the relevant company as a whole may not be feasible. Our ability to grant a first priority security interest in certain collateral may be limited by legal or other logistical considerations.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions of the indenture and the collateral documents, we will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the capital stock of any subsidiary and to exercise any voting, consensual or other rights pertaining to collateral pledged.

Upon the full and final payment and performance of all of our obligations under the indenture and the notes, the collateral documents shall terminate, subject to the intercreditor agreement, and the pledged collateral shall be released.

Intercreditor Agreement

We, the lenders party to the Credit Agreement, Bank of America, N.A., the collateral agent, holders of the notes, the Guarantors and the trustee on behalf of the noteholders, have entered into an intercreditor agreement dated as of September 24, 2004. The intercreditor agreement provides, among other things, that (1) the lenders under the Credit Agreement have a first priority lien on all of the assets of Foster Wheeler LLC and the assets of certain subsidiaries that are co-borrowers or guarantors under the Credit Agreement, (2) no guarantee of the notes will be structurally senior to the guarantee of the obligations under and as defined in the Credit Agreement; (3) the notes shall have second priority perfected security interests in certain of the tangible and intangible property and assets of the guarantors of the Credit Agreement, including, without limitation, the outstanding capital stock of certain subsidiaries, cash, accounts receivables, deposit accounts, instruments, inventory, fixtures, machinery, equipment, intellectual property, real estate and proceeds. The intercreditor agreement further provides the lenders under the Credit Agreement with an absolute block on the ability of the noteholders to exercise lien-related remedies until 90 days after the occurrence of an event of default under the indenture, but only so long as the lender parties to the Credit Agreement are actively and diligently exercising remedies with respect to a material portion of the Collateral shared with the noteholders, and that subsequent to an insolvency proceeding, the noteholders shall not take any action contesting the extent, validity or priority of the lender claims, obligations or liens, and any replacement liens shall be junior to all liens or claims of the lenders.

Registration Rights

In recognition of the fact that investors, even though purchasing the old notes for investment, may wish to be legally permitted to sell their notes when they deem appropriate, we have agreed that we will prepare and file with the Commission a registration statement (i.e. the registration statement of which this prospectus is a part) enabling holders of old notes to exchange in the privately placed notes for publicly registered new notes with substantially identical terms on or before October 24, 2004, and will use our commercially reasonable best efforts to cause the registration statement to become effective on or before December 23, 2004. We will use our commercially reasonable best efforts to complete the exchange offer on or before January 22, 2005.  If we cannot effect an exchange offer within the time periods listed above, and in certain other circumstances, we will use our commercially reasonable best efforts to file a shelf registration statement for the resale of the notes.

In connection with the equity-for-debt exchange offer, we entered into a registration rights agreement with certain holders of our securities, or the selling securityholders, in which we agreed to file a separate registration statement to cover resales of our securities held by them immediately following the equity-for-debt exchange offer. From time to time, the selling securityholders may be our “affiliates” as defined under the Securities Act and may therefore be required to register sales of our securities. Holders of old notes who are deemed to be our “affiliates” are not eligible to participate in this exchange offer; however, we will issue 10.359% Senior Secured Notes due 2011, Series A that will be registered under a separate registration statement covering resales in exchange for their 10.359% Senior Secured Notes due 2011, Series B in a private exchange offer.

Optional Redemption

Except as set forth in this section, the notes are not redeemable at the option of Foster Wheeler LLC.

At any time prior to September 15, 2006, Foster Wheeler LLC may, on any one or more occasions, redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the greater of (i) 101% of the principal amount of the notes to be redeemed and (ii) 100% of the principal amount of the notes to be redeemed plus the Applicable Premium as of the date of redemption, and in each case plus accrued and unpaid interest and liquidated damages, if any, to, the date of redemption, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

At any time and from time to time on or after September 15, 2006, Foster Wheeler LLC may redeem the notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest and liquidated damages, if any, to the applicable redemption date if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2006	107.769%
2007	106.474%
2008	105.180%
2009	102.590%
2010	100	% of principal

If fewer than all of the notes are being redeemed, the trustee will select the notes to be redeemed as follows: (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or (2) if the notes are not listed on a national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by any other method the trustee deems fair and appropriate, in denominations of $1 principal amount and multiples thereof.

Upon surrender of any note redeemed in part, the holder will receive a new note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

Foster Wheeler LLC may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisitions do not otherwise violate the terms of the indenture.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption or sinking fund payments for the notes.

Certain Covenants

The indenture contains covenants including, among others, the following:

Limitation on Debt and Disqualified or Preferred Stock.  (a)  Foster Wheeler LLC

(1)           will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); and

(2)           will not, and will not permit any Restricted Subsidiary to, Incur any Disqualified Stock and will not permit any of its Restricted Subsidiaries that are not Guarantors to Incur any Preferred Stock (other than Disqualified or Preferred Stock of Restricted Subsidiaries held by Foster Wheeler LLC and/or a Restricted Subsidiary that is a Guarantor, so long as it is held);

provided that Foster Wheeler LLC may Incur, and may permit any Guarantor to Incur, Debt (including Acquired Debt) or Disqualified Stock, if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (x)  the Fixed Charge Coverage Ratio is not less than 2.25 to 1.0 and (y) the Senior Debt to Consolidated Cash Flow Ratio does not exceed 3.50 to 1.0.

(b)           Notwithstanding the foregoing, Foster Wheeler LLC and, to the extent provided below, any Restricted Subsidiary may Incur any of the following (“Permitted Debt”):

(1)           Debt (including Debt under the Credit Agreement and in respect of Trade Obligations or Performance Obligations) of Foster Wheeler LLC or any Guarantor pursuant to Credit Facilities (and of Restricted Subsidiaries pursuant to Guarantees of such Credit Facilities) so long as the aggregate amount of such Credit Facilities, including the Existing Letter of Credit Facility, does not exceed $250,000,000 (subject to reduction as provided in clause (z) below) at any one time outstanding, provided that

(v)           the amount permitted by this paragraph (1) shall be $325,000,000 (subject to reduction as provided in clause (z) below) if the Senior Debt to Consolidated Cash Flow Ratio on the date of Incurrence of such Debt and on each day during the 90-day period most recently ended prior to the date of such incurrence (giving pro forma effect to such Incurrence as if such Incurrence had occurred on the first day of such period) is less than or equal to 3.50 to 1.0,

(w)          the amount of revolving loans permitted by this paragraph (1) shall not exceed $75,000,000 at any one time outstanding;

(x)            such Credit Facilities may in addition at any time after September 15, 2008 be increased by $120,000,000 to $370,000,000 (or, if the conditions referred to in the foregoing clause (v) have been satisfied, to $445,000,000), in each case subject to reduction as provided in clause (z) below, to permit the Incurrence of Qualified Term Loans,

(y)           no Restricted Subsidiary may be obligated (whether as borrower or a guarantor thereof) in respect of any Debt under any Credit Facility (including any increase thereof pursuant to the foregoing clauses (v) or (x)), unless such Restricted Subsidiary is a Guarantor under the Indenture, except that Excepted Non-Guarantor Subsidiaries may remain obligated in respect of a Guarantee of the Existing Letter of Credit Facility (but not any increase thereof) to the extent such Guarantee is in effect on the Issue Date and

(z)            the permitted amounts of Debt described above (i.e. $250,000,000, $325,000,000, $370,000,000 and $445,000,000) shall be automatically reduced by the amount of the Net Cash Proceeds of Asset Sales applied to the permanent reduction of any Credit Facility pursuant to clause (a)(3)(A) of the covenant described under the caption “—Limitation on Asset Sales”;

(2)           (i) Debt of Foster Wheeler LLC, a Parent Guarantor or of any Restricted Subsidiary that is a Guarantor (Foster Wheeler LLC, each Parent Guarantor and any such Restricted Subsidiary being herein called an “Obligor”), owing to an Obligor; provided that (x) any such Debt is Incurred (A) pursuant to an intercompany note that is subordinated in right of payment to the payment in full in cash of such Obligor’s obligations under the notes or its Note Guarantee thereof and such intercompany note is in the form attached to the indenture and pledged in accordance with the requirements described above under the caption “—Security” in favor of the trustee or the collateral agent or (B) pursuant to the Intercompany Cash Management Agreement provided that the obligations under the Intercompany Cash Management Agreement are subordinated in right of payment to the payment in full in cash of such Obligor’s obligation under the notes or its Note Guarantee, and (y) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to an Obligor) shall be deemed to be an Incurrence of such Indebtedness by such Obligor not permitted by this clause (b)(2)(i);

(ii) Debt of any Obligor owing to any Restricted Subsidiary that is not a Guarantor; provided that such Debt is Incurred (A) pursuant to an intercompany note that is subordinated in right of payment to the payment in full in cash of such Obligor’s obligations under the notes or its Note Guarantee thereof and such intercompany note is in the form attached to the indenture or (B) pursuant to the Intercompany Cash Management Agreement provided that the obligations under the Intercompany Cash Management Agreement are subordinated in right of payment to the payment in full in cash of such Obligor’s obligation under the notes or its Note Guarantee; provided, further that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by such Obligor not permitted by this clause (b)(2)(ii);

(iii) Debt of a Restricted Subsidiary that is not a Guarantor owing to another Restricted Subsidiary that is not a Guarantor; provided that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an incurrence of such Debt by the obligor not permitted by this clause (b)(2)(iii); and

(iv) Debt of any Restricted Subsidiary that is not a Guarantor owing to an Obligor; provided that such Debt is Incurred (A) pursuant to an intercompany note in the form attached to the indenture or (B) pursuant to the Intercompany Cash Management Agreement; provided, further, that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to Foster Wheeler LLC or a Restricted Subsidiary) shall be deemed to be an Incurrence of such Indebtedness by the Restricted Subsidiary not permitted by this clause (b)(iv).

Notwithstanding the foregoing, any transaction pursuant to which any Restricted Subsidiary, which holds debt owing by Foster Wheeler LLC or any Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Debt of such Restricted Subsidiary that is not permitted by this clause (b)(2).

(3)           Debt of Foster Wheeler LLC pursuant to the notes and Debt of any Guarantor pursuant to a Note Guarantee of the notes, in any case not to exceed $270,000,000 in aggregate principal amount;

(4)           any other Debt of Foster Wheeler LLC or any Restricted Subsidiary outstanding on March 26, 2004 (other than (x) Debt outstanding under the Credit Agreement, as to which the provisions of clause (b)(1) above shall be applicable or (y) Debt outstanding under the U.K. Credit Facility, as to which the provisions of clause (b)(10) below shall be applicable); provided, that the amount of such Debt (excluding intercompany Debt and Trade Obligations) shall not exceed $1,527,780,000 in the aggregate and the amount of such Debt outstanding at Restricted Subsidiaries that are not Guarantors shall not exceed $624,596,000 in the aggregate, in each case excluding amounts exchanged for Capital Stock in the exchange offer;

(5)           Debt (“Permitted Refinancing Debt”) of Foster Wheeler LLC or any Restricted Subsidiary constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus any associated premiums and reasonable fees and expenses; provided that

(A)          in case the Debt to be refinanced is subordinated in right of payment to the notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes,

(B)           the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced,

(C)           the new Debt is incurred by the obligor on the Debt being refinanced; provided, however, if the Debt being refinanced is Debt of a Restricted Subsidiary that is not a Guarantor, such Debt may be refinanced by the Company or a Restricted Subsidiary that is a Guarantor, and

(D)          Debt Incurred pursuant to clauses (1), (2), (6), (8), (9), (10), (11), (13), (14) and (15) may not be refinanced pursuant to this clause, and no amount of Debt outstanding on March 26, 2004 that is exchanged for Capital Stock in the proposed exchange offer may be refinanced pursuant to this clause (5).

(6)           Hedging Agreements of Foster Wheeler LLC or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of limiting risks associated with the business of Foster Wheeler LLC and its Restricted Subsidiaries and not for speculation;

(7)           Debt of Foster Wheeler LLC or any Restricted Subsidiary, which may include Capital Leases, Incurred after March 26, 2004 no later than 180 days after the date of purchase or completion of construction or improvement of property for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the aggregate principal amount of any Debt Incurred pursuant to this clause (b)(7), including all Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause (b)(7), may not exceed $60,000,000 at any one time outstanding;

(8)           Debt of Foster Wheeler LLC and/or any Restricted Subsidiary consisting of a Guarantee of Debt of a Joint Venture not to exceed $75,000,000 in aggregate principal amount at any one time outstanding (the amount of Debt arising from any such Guarantee to be determined as provided in clause (F) of the definition of “Debt”);

(9)           Debt of any Obligor, consisting of a Guarantee of Debt of any other Obligor, and Debt of any Restricted Subsidiary that is not a Guarantor, consisting of a Guarantee of Debt of Foster Wheeler LLC or any Restricted Subsidiary, in each case Incurred under any other clause of this covenant;

(10)         Debt (including Debt in respect of the U.K. Credit Facility) of any Foreign Restricted Subsidiary that is not a Guarantor Incurred after March 26, 2004 in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;

(11)         Debt in an aggregate amount up to $35,000,000 Incurred by Martinez Cogen Limited Partnership (“Martinez”) to finance the repurchase or redemption of all of the Equity Interests in such entity held by Persons other than Foster Wheeler LLC or any Subsidiary; provided that the Fixed Charge Coverage Ratio immediately after giving effect to Incurrence of such Debt and the acquisition of the Equity Interests of Martinez exceeds the Fixed Charge Coverage Ratio immediately prior to the Incurrence of such Debt; provided further that following any Incurrence of Debt made in reliance of this clause (11), no Restricted Subsidiary other than a Guarantor shall be permitted to make loans to Martinez, unless and until Martinez becomes a Guarantor of the notes, regardless of paragraph (b)(2) hereof;

(12)         Guarantees by Foster Wheeler LLC or any Restricted Subsidiary of Debt of a customer or a third-party guarantor of such customer’s Debt to a governmental export credit agency, to the extent that such Guarantee obligation is conditioned on a failure to perform by Foster Wheeler LLC, any Restricted Subsidiary or a Controlled Joint Venture under an engineering procurement or construction contract entered into with such customer or third-party guarantor; provided that any payments made pursuant to such Guarantee shall be deemed to be the Incurrence of Debt by Foster Wheeler LLC or such Restricted Subsidiary that is not permitted pursuant to this clause (b)(12);

(13)         Trade Obligations of Foster Wheeler LLC or any of its Restricted Subsidiaries, until such time as any amounts are drawn thereunder (with such draw constituting an Incurrence of Debt not permitted by this clause (13) on the date of such draw with the amount of the Incurrence being equal to the amount of such draw); provided that Trade Obligations issued under the Credit Agreement or any Credit Facility must be permitted under clause (b)(1) of this covenant;

(14)         Performance Obligations of any Obligor constituting letters of credit issued under the Credit Agreement or any replacement Credit Facility in compliance with the requirements of clause (b)(1) of this covenant;

(15)         Performance Obligations of Foster Wheeler LLC or any Restricted Subsidiary; provided that the aggregate amount of Encumbered Performance Obligations of Foster Wheeler LLC or such Restricted Subsidiaries shall not exceed $275,000,000 at any one time outstanding; and

(16)         Debt of Foster Wheeler LLC or any Restricted Subsidiary Incurred after March 26, 2004 not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $30,000,000 (which may include any Debt incurred for any purpose, including but not limited to the purposes referred to in clauses (1) through (15) above); provided, however, not more than $10,000,000 in aggregate principal amount at any one time outstanding pursuant to this clause (b)(16) may be incurred by Restricted Subsidiaries that are not also Guarantors.

For purposes of determining compliance with this “—Limitation on Debt and Disqualified or Preferred Stock” covenant:

(1)           in the event that an item of proposed Debt (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, Foster Wheeler LLC will be permitted to classify (or later reclassify in whole or in part) such item of Debt in any manner that complies with this covenant; and

(2)           the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms will not be deemed to be an incurrence of Debt for purposes of this covenant.

(c)           Foster Wheeler LLC agrees to terminate and cause its Restricted Subsidiaries to terminate the Foothill Facility on October 1, 2004, if it has not earlier been terminated. Foster Wheeler LLC agrees not to Incur any Debt thereunder prior to such termination.

(d)           For purposes hereof, any Indebtedness Incurred by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 and still outstanding on the Issue Date shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Indebtedness would not have been permitted to be Incurred at such time under this covenant, Foster Wheeler LLC shall be deemed to be in breach of this covenant).

Limitation on Restricted Payments. (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively called “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in Foster Wheeler LLC’s Qualified Equity Interests) held by Persons other than Foster Wheeler LLC or any of its Restricted Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Foster Wheeler LLC or any Restricted Subsidiary held by Persons other than Foster Wheeler LLC or any of its Restricted Subsidiaries;

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to Subordinated Debt (other than among Foster Wheeler LLC and any of its Restricted Subsidiaries or any Restricted Subsidiary and any other Restricted Subsidiaries) except payments of interest and principal at Stated Maturity; or

(iv) make any Investment other than a Permitted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment,

(2)           Foster Wheeler LLC at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable period could Incur at least $1.00 of Debt under the first paragraph of the covenant described above under the caption “—Limitation on Debt and Disqualified or Preferred Stock”, and

(3)           the aggregate amount expended by Foster Wheeler LLC and its Restricted Subsidiaries for all Restricted Payments made after March 26, 2004 would not, subject to paragraph (c), exceed the sum of

(A)          50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of Foster Wheeler LLC’s most recently completed fiscal quarter for which internal financial statements are available; plus

(B)           subject to paragraph (c), the aggregate net cash proceeds received by Foster Wheeler LLC (other than from a Subsidiary) after the Issue Date,

(i)    from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of Foster Wheeler LLC (but excluding any Qualified Equity Interests to the extent issued in or in connection with the proposed exchange offer or offering; provided that amounts received as payment of the applicable exercise price of any warrants or options issued in connection with the proposed exchange offer shall be included), or

(ii)   as a contribution to its common equity; plus

(C)           an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x)    the cash return, after March 26, 2004, on Investments in any Unrestricted Subsidiary made after March 26, 2004 pursuant to this paragraph (a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (including any dividends or other distributions paid in cash to Foster Wheeler LLC or any Restricted Subsidiary), plus

(y)   the portion (proportionate to Foster Wheeler LLC’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after March 26, 2004 by Foster Wheeler LLC and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this paragraph (a); plus

(D)          to the extent not already included in clause (3)(A) above, the cash return on any other Investment made after March 26, 2004 pursuant to this paragraph (a), as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (including any dividends or other distributions paid in cash to Foster Wheeler LLC or any Restricted Subsidiary), in an amount equal to the lesser of (x) the initial amount of such Investment so made and (y) the cash return of capital with respect to such Investment less the cost of disposition, if any.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets.

(b)                                 The foregoing will not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with paragraph (a);

(2)           dividends or distributions by a Restricted Subsidiary (A) payable, on a pro rata basis or on a basis more favorable to Foster Wheeler LLC, to all holders of any class of Capital Stock of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by Foster Wheeler LLC or (B) required to be paid by Martinez Cogen Limited Partnership in accordance with the terms of its partnership agreement as in effect on the Issue Date;

(3)           the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)           the purchase, redemption or other acquisition or retirement for value of Equity Interests of a Controlled Joint Venture (but only if it has continuing operations and is not winding down) or a Joint Venture (or the acquisition of all the outstanding Equity Interests of any person that conducts no material operations and has no material assets or liabilities other than the ownership of Equity Interests in a Joint Venture) in exchange for, or out of the proceeds of a substantially concurrent offering of, Qualified Equity Interests of Foster Wheeler LLC or of a cash contribution to the common equity of Foster Wheeler LLC;

(5)           the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of Foster Wheeler LLC in exchange for, or out of the proceeds of, a substantially concurrent offering of, Qualified Equity Interests of Foster Wheeler LLC or of a cash contribution to the common equity of Foster Wheeler LLC;

(6)           any Investment consisting of Guarantees permitted to be incurred pursuant to clause (8) of paragraph (b) of the covenant described above under the caption “—Limitation on Debt and Disqualified or Preferred Stock”;

(7)           the purchase, redemption or other acquisition or retirement for value of Equity Interests of Foster Wheeler LLC or Parent held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement or employee benefit or welfare plan under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any fiscal year after March 26, 2004 does not exceed an aggregate amount of $2,500,000;

(8)           payments to, or for the account of, any Parent Guarantor (to the extent such payment constitutes a Restricted Payment) of (i) amounts to be used solely to pay Federal, state and local (including any foreign) taxes during any period, in an amount not to exceed the amount of taxes Foster Wheeler LLC and its Restricted Subsidiaries would pay on a stand alone basis with respect to such period (had it been treated during such period and all prior periods, together with its Restricted Subsidiaries, as a separate taxpayer); provided that such amounts shall be used within 90 days of the payment to Parent Guarantor to pay such taxes, (ii) amounts to be used within 90 days of the payment solely to pay reasonable corporate overhead and management expenses in the ordinary course of business, relating to the management of Foster Wheeler LLC and its Restricted Subsidiaries, pursuant to a management agreement or otherwise, (iii) up to $2,000,000 per fiscal year to be used to pay corporate overhead and management expenses not in the ordinary course of business relating to the management of Foster Wheeler LLC and its Restricted Subsidiaries pursuant to a management agreement or otherwise, and (iv) the amount necessary to pay principal and any interest, when due, on the Convertible Notes that remain outstanding after the exchange offer;

(9)           the payment of cash dividends on any Disqualified Stock of Foster Wheeler LLC or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary existing on March 26, 2004 or Incurred after March 26, 2004 in compliance with paragraph (a) of the covenant described above under the caption “—Limitation on Debt and Disqualified or Preferred Stock”;

(10)         the repurchase of any Subordinated Debt for a purchase price not greater than 101% of the principal amount thereof in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than that contained in the covenant described below under the caption “—Repurchase of Notes Upon a Change of Control” or (y) any Asset Sale pursuant to a provision no more favorable to the holders thereof than that contained in the covenant described below under the caption “ —Limitation on Asset Sales”; provided that, in each case, prior to the repurchase Foster Wheeler LLC has made an Offer to Purchase and has repurchased all notes issued under the indenture that were validly tendered for payment in connection with the offer to purchase;

(11)         other Restricted Payments in an aggregate principal amount not to exceed $25,000,000 after March 31, 2004;

(12)         any Investment made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering of Qualified Equity Interests of Foster Wheeler LLC or a cash contribution to the common equity of Foster Wheeler LLC; and

(13)         any Investment in an Unrestricted Subsidiary in an aggregate amount not to exceed $8,000,000;

(14)         any purchase by Foster Wheeler LLC or a Restricted Subsidiary from Parent of common shares of Parent; provided that the full consideration paid or delivered for such common shares is immediately reinvested in Foster Wheeler LLC; provided further that such amount may be further reinvested by Foster Wheeler LLC and thereafter may be reinvested by each Subsidiary of Foster Wheeler LLC until it has been reinvested in the Restricted Subsidiary that originally purchased such shares;

(15)         the proposed exchange offer and the transactions contemplated thereby; and

(16)         the repurchase, or payments to, or for the account of, any Parent Guarantor for the repurchase, from time to time, of debt securities or trust securities of Foster Wheeler LLC, its subsidiaries or any Parent Guarantor having a purchase price in an amount not to exceed $50,000,000 in the aggregate.

provided that, in the case of clauses (4), (5), (6), (7), (8)(iii) and (iv), (9), (10), (11), (12), (13) and (16), no Default has occurred and is continuing or would occur as a result thereof.

(c)           Proceeds of the issuance of Qualified Equity Interests will be included under clause (3)(B) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) (12), (14) or (15) of paragraph (b). Restricted Payments permitted pursuant to clause (2), (3), (4), (5), (6), (8)(i), 8(ii) or (9) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a) 0.50% of all Restricted Payments made pursuant to clause (16) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a).

(d)           For purposes hereof, any Investments made by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 shall be deemed to have been made on the Issue Date (and, to the extent that such Investments would not have been permitted to be made at such time under this covenant, Foster Wheeler LLC shall be deemed to be in breach of this covenant).

Limitation on Liens.  Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, or any proceeds, income or profits therefrom or assign or convey any right to receive income therefrom, other than Permitted Liens, provided that the foregoing shall not apply, with respect to any such property or assets (other than the Collateral), to the extent that Foster Wheeler LLC or such Restricted Subsidiary effectively provides that the notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.

Limitation on Sale and Leaseback Transactions.  Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or asset, unless:

(A)          Foster Wheeler LLC or the Restricted Subsidiary would be permitted to Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described above under the caption “—Limitation on Debt and Disqualified or Preferred Stock”;

(B)           Foster Wheeler LLC or the Restricted Subsidiary would be permitted to create a Lien on such property or asset securing such Attributable Debt pursuant to the covenant described above under the caption “—Limitation on Liens”; and

(C)           the transfer of assets in the Sale and Leaseback Transaction is made in accordance with the covenant described below under the caption “ —Limitation on Asset Sales.”

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  (a) Except as provided in paragraph (b), Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual restriction of any kind on the ability of any Restricted Subsidiary to

(1)           pay dividends or make any other distributions on any Equity Interests of such Restricted Subsidiary owned by Foster Wheeler LLC or any other Restricted Subsidiary;

(2)           make loans or advances to Foster Wheeler LLC or any other Restricted Subsidiary; or

(3)           transfer any of its property or assets to Foster Wheeler LLC or any other Restricted Subsidiary.

(b)                                 The provisions of paragraph (a) do not apply to any encumbrances or restrictions

(1)           existing on the Issue Date in the indenture, the guarantees, the Collateral Documents or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing, taken as a whole, are not materially less favorable to the noteholders (as determined in the reasonable judgment of Foster Wheeler LLC) than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2)           existing in the Credit Facilities;

(3)           existing under or by reason of applicable law or governmental regulation;

(4)           existing (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by Foster Wheeler LLC or any Restricted Subsidiary (except to the extent such encumbrance was incurred in connection with or in contemplation of such acquisition), or (B) with respect to any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary, and, in each case, any extensions, renewals, replacements or refinancings of any of the foregoing; provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders (as determined in the reasonable judgment of Foster Wheeler LLC) than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(5)           of the type described in clause (a)(3) of this covenant arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the chartering, subletting, assignment or transfer of any property or asset that is subject to a lease or license (but only to the extent that such restriction is imposed by the instruments pursuant to which such lease or license is created), (ii) that restrict the transfer of property or assets of Foster Wheeler LLC or any Restricted Subsidiary subject to a Lien permitted under the indenture (but only to the extent that such restriction is imposed by the instruments pursuant to which such Lien, or the obligation secured thereby, is created) or (iii) that restrict the transfer of property or assets of Foster Wheeler LLC or any Restricted Subsidiary that is subject to a merger agreement, stock or asset purchase agreement or similar agreement, so long as any such transfer is otherwise permitted under the indenture and such restriction is imposed only during the period pending such disposition (so long as such restriction does not continue for more than a customary period for transactions of such type);

(6)           contained in the terms governing any Debt (other than Trade Obligations) otherwise permitted under the indenture, if (as determined in the reasonable judgment of Foster Wheeler LLC) the encumbrances or restrictions are necessary or required to enable Foster Wheeler LLC or such Restricted Subsidiary to obtain or maintain a financing of that type; or

(7)           set forth in the indenture, the guarantees or any Collateral Document.

Repurchase of Notes upon a Change of Control.  Not later than 30 days following a Change of Control, Foster Wheeler LLC will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer will contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1.00 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

Foster Wheeler LLC will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

The existing Credit Agreement provides that the occurrence of certain change of control events with respect to Foster Wheeler LLC would constitute a default thereunder. In the event a Change of Control occurs, Foster Wheeler LLC could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be prohibited from purchasing notes. In that case, Foster Wheeler LLC’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

Future debt of Foster Wheeler LLC may prohibit Foster Wheeler LLC from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require Foster Wheeler LLC to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on Foster Wheeler LLC.

Finally, Foster Wheeler LLC’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by Foster Wheeler LLC’s then existing financial resources. There may not be sufficient funds available when necessary to make the required purchase of the notes. See “Risk Factors— Risk Factors Relating to the Notes—We may be unable to repurchase the notes or 2005 notes which remain upon a change of control or in the event of certain asset sales as required by the indenture.”

The phrase “all or substantially all”, as used with respect to the assets of Foster Wheeler LLC or Parent in the definition of “Change of Control”, is subject to interpretation under applicable law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of Foster Wheeler LLC or Parent has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holder of the notes to require that Foster Wheeler LLC purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Foster Wheeler LLC will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase at the same time, at the same premium and otherwise in compliance with the requirements applicable to an

Offer to Purchase made by Foster Wheeler LLC and purchases all notes validly tendered and not withdrawn under such Offer to Purchase.

The provisions of this covenant will be applicable regardless of whether the provisions of the covenant described under the caption “—Consolidation, Merger or Sale of Assets” are also applicable. The provisions under the indenture relating to Foster Wheeler LLC’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in “—Amendments and Waivers.”

Limitation on Asset Sales. (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1)                                  The Asset Sale is for Fair Market Value.

(2)                                  At least 75% of the consideration for such Asset Sale consists of cash or Cash Equivalents received at closing. (For purposes of this clause (2), (x) the assumption by the purchaser of (i) Debt or other obligations (other than contingent liabilities and Subordinated Debt) of Foster Wheeler LLC or a Restricted Subsidiary pursuant to a customary novation agreement that releases Foster Wheeler LLC or such Restricted Subsidiary from any further liability, and (ii) instruments or securities received from the purchaser that are promptly, but in any event within 90 days of the closing, converted by Foster Wheeler LLC or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and (y) stock or assets of the kind referred to in clause (3)(B) of this covenant, shall each be considered cash received at closing).

(3)                                  Within 12 months of the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

(A)                              to permanently repay (i) senior secured Debt of Foster Wheeler LLC or any Restricted Subsidiary (and in the case of a revolving credit, permanently reduce the commitment thereunder by such amount), that is senior in respect of liens to the Notes, (ii) Debt of any Restricted Subsidiary that is not a Guarantor that makes an Asset Sale with the proceeds of such Asset Sale, in each case owing to a Person other than Foster Wheeler LLC or any Restricted Subsidiary and required to be prepaid from such Net Cash Proceeds, provided, that the Net Cash Proceeds from an Asset Sale by Foster Wheeler LLC or any Restricted Subsidiary that is a Guarantor shall be applied only to repay Debt of Foster Wheeler LLC or another Restricted Subsidiary that is a Guarantor and (iii) Debt of Foster Wheeler LLC or any Restricted Subsidiary ranking pari passu in respect of liens with the notes so long as a ratable repayment offer shall be made to the holders of the notes, or

(B)                                to acquire all or substantially all of the assets of, or a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary, to make capital expenditures or otherwise acquire assets to be used or useful in the business of Foster Wheeler LLC or any Restricted Subsidiary; provided that if Foster Wheeler LLC or any Restricted Subsidiary contracts to acquire assets to make capital expenditures with Net Cash Proceeds within the applicable 12-month period it shall be deemed to have so applied such Net Cash Proceeds in accordance with this subclause (B) if such Net Cash Proceeds are so applied within 24 months of the applicable Asset Sale.

(4)                                  The Net Cash Proceeds of an Asset Sale under this paragraph (a) not applied pursuant to clause (3) within the periods specified constitute “Excess Proceeds”. Excess Proceeds of less than $15,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $15,000,000, Foster Wheeler LLC must, within 30 days thereafter, make an Offer to Purchase to all holders of notes and all holders of other Debt that ranks pari passu with, or senior to, the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redemption with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other Debt that may be purchased out of the Excess Proceeds on a pro rata basis. Upon completion of the Offer to Purchase under this paragraph (a), Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the indenture.

(b)                                 The purchase price for the notes for any offer under paragraph (a) above will be 100% of the principal amount plus accrued interest and liquidated damages, if any, to the date of purchase. If the Offer to Purchase is for less than all of the outstanding notes and notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, Foster Wheeler LLC will purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis along with such other pari passu Debt with similar terms, with adjustments so that only notes in multiples of $1.00 principal amount will be purchased.

(c)                                  Pending the final application of any Net Cash Proceeds, Foster Wheeler LLC and any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

(d)                                 All Net Cash Proceeds from an Event of Loss shall be invested as set forth in paragraph (a)(3) and treated as Excess Proceeds under paragraph (a)(4) and applied as set forth therein, all within the periods and as otherwise provided in such clauses.

Foster Wheeler LLC will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

The existing Credit Agreement limits Foster Wheeler LLC’s ability to apply all of the proceeds of an Asset Sale towards the purchase of notes in the event of an Asset Sale. In the event an Asset Sale occurs, Foster Wheeler LLC could seek the consent of the Credit Agreement lenders to the purchase of notes or could attempt to refinance the Credit Agreement. If Foster Wheeler LLC were not able to obtain that consent or to refinance, it would continue to be limited in its ability to purchase notes. In that case, Foster Wheeler LLC’s failure to purchase tendered notes, if so required, would constitute an Event of Default under the indenture, which would in turn constitute a default under the Credit Agreement.

Limitation on Transactions with Affiliates.  (a) Foster Wheeler LLC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with (x) any holder, or any Affiliate of any holder, of 10% or more of the Voting Stock of Parent or (y) any Affiliate of either Foster Wheeler LLC or any Restricted Subsidiary (a “Related Party Transaction”), except upon fair and reasonable terms that are no less favorable to Foster Wheeler LLC or the Restricted Subsidiary than could reasonably be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Foster Wheeler LLC or any of its Subsidiaries.

(b)                                 Prior to entering into any Related Party Transaction or series of related Related Party Transactions with an aggregate value in excess of $10,000,000, Foster Wheeler LLC must deliver to the Trustee a resolution certifying that such Related Party Transaction complies with clause (a) of the covenant “—Limitation on Transactions with Affiliates” and that such Related Party Transaction has been approved by resolution of not less than a majority of the board of directors of Parent who are disinterested in the subject matter of the transaction. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15,000,000, Foster Wheeler LLC must in addition to the requirements of the immediately preceding sentence obtain and deliver to the trustee a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to Foster Wheeler LLC and its Restricted Subsidiaries from a financial point of view.

(c)                                  The foregoing paragraphs (a) and (b) do not apply to

(1)                                  any transaction between Foster Wheeler LLC and any of its Restricted Subsidiaries or between Restricted Subsidiaries of Foster Wheeler LLC;

(2)                                  the payment of reasonable and customary regular fees to directors of Foster Wheeler LLC who are not employees of Foster Wheeler LLC;

(3)                                  any Restricted Payments and any contracts relating thereto of a type described in one of the first three numbered paragraphs of paragraph (a) under the covenant described above under the caption “ —Limitation on Restricted Payments” if permitted by that covenant, and any Permitted Investment; provided that any such Permitted Investment described in clauses (3), (4), (5), (7), (8), (9), (12) or (14) of the definition of Permitted Investments is made upon fair and reasonable terms that are no less favorable to Foster Wheeler LLC or the Restricted Subsidiary than could reasonably be obtained in a comparable arm’s length transaction;

(4)                                  transactions or payments pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business, and loans and advances to employees or consultants and Guarantees that constitute Permitted Investments pursuant to clause (11) of the definition of that term;

(5)                                  transactions entered into as part of a Permitted Receivables Financing;

(6)                                  transactions pursuant to any contract or agreement in effect on the Issue Date, as any such contract or agreement may be amended, modified or replaced (including successive replacements) from time to time, so long as the amended, modified or new contract or agreement, taken as a whole, is no less favorable to Foster Wheeler LLC and its Restricted Subsidiaries than the contract or agreement being amended, modified or replaced, as in effect on the Issue Date;

(7)                                  transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the indenture, which are fair to Foster Wheeler LLC or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as could reasonably have been obtained in a comparable arm’s length transaction; or

(8)                                  Performance guarantees (including under engineering, procurement or construction contracts or otherwise) entered into in the ordinary course of business with respect to Unrestricted Subsidiaries and Joint Ventures.

Additional Note Guarantees and Collateral After the Issue Date.  (a) If any domestic Subsidiary (other than a Subsidiary that is designated an Unrestricted Subsidiary) is formed or acquired or any Subsidiary becomes a domestic Subsidiary (other than a Subsidiary that is designated an Unrestricted Subsidiary), in each case after the Issue Date, Foster Wheeler LLC will as promptly as practicable (but in no event later than 10 Business Days after such formation or acquisition) cause the Subsidiary to deliver a Note Guarantee by executing a supplemental indenture to the indenture and to pledge its assets as required by the Collateral Documents and the indenture; provided that no Non-Wholly Owned Subsidiary shall be required to execute a Note Guarantee or pledge its assets to the extent it is prevented from doing so under the terms of its organizational documents.

(b)                                 If Foster Wheeler LLC or any Guarantor shall acquire after the Issue Date any real or personal property that is required to become Collateral under the terms of the Collateral Documents, Foster Wheeler LLC or such Guarantor shall, as promptly as practicable (but in no event later than 10 Business Days after such acquisition, in the case of domestic Collateral, or 60 days after such acquisition, in the case of foreign Collateral, and in any event no later than the date on which the actions described in clauses (i) and (ii) of this paragraph are completed to secure any Credit Facility) (i) execute and deliver such mortgages, pledge agreements, other security instruments and financing statements as shall be necessary to cause such property to become Collateral subject to the Lien of the Collateral Documents for the benefit of the note holders, subject to Permitted Liens and other exceptions applicable to the Collateral on the Issue Date and (ii) cause to be delivered one or more Opinions of Counsel substantially to the effect of the matters referred to in clause (i), provided that the foregoing shall not apply as to any property having a fair market value of less than $1,000,000.

(c)                                  Notwithstanding clauses (a) and (b) above, after the Issue Date, (i) if any Restricted Subsidiary, other than an Excepted Non-Guarantor Subsidiary (as defined below), concurrently provides a guarantee under the Credit Agreement or any Credit Facility permitted under paragraph (b)(1) under the covenant described above under the caption “—Limitation on Debt and Disqualified or Preferred Stock,” such Restricted Subsidiary shall be required to execute a Note Guarantee or (ii) if Foster Wheeler LLC or any of its Restricted Subsidiaries grants a Lien upon any of its property or assets to secure any Credit Facility permitted under paragraph (b)(1) under the covenant described above under the caption “—Limitation on Debt and Disqualified or Preferred Stock,” the respective grantor shall concurrently grant a Lien equivalent in scope as collateral security for the notes.

(d)                                 No Excepted Non-Guarantor Subsidiary:

(1)                                  may Incur any Debt (other than refinancing of Debt outstanding on March 26, 2004) except intercompany Debt as permitted below;

(2)                                  may engage in any line of business other than that in which it was engaged on March 26, 2004; or

(3)                                  sell any of its assets (other than to Foster Wheeler LLC or any Guarantor), or acquire any assets from any other Person, other than in the ordinary course of its business, unless and until such Excepted Non-Guarantor Subsidiary executes a Note Guarantee, after which time it will no longer be considered an Excepted Non-Guarantor Subsidiary. In addition, neither Foster Wheeler LLC nor any of its Restricted Subsidiaries shall make any Investment (including in the form of loans) in Excepted Non-Guarantor Subsidiaries after March 26, 2004 other than Investments that, in the aggregate as to all Excepted Non-Guarantor Subsidiaries, do not exceed $2,000,000.

(e)                                  After the Issue Date, Foster Wheeler Europe Limited shall (i) continue to hold 100% of the Capital Stock of Foster Wheeler Limited (England) and Foster Wheeler Continental Europe S.r.l.; provided that Foster Wheeler Continental Europe S.r.l. shall be permitted to merge into one of its Subsidiaries so long as following such merger, Foster Wheeler Europe Limited directly holds 100% of the surviving entity and (ii) not Incur any additional Debt (other than intercompany Debt owed to either of the Subsidiaries listed in clause (i) of this paragraph) or Liens, make any Investments, transfer any assets (other than to Foster Wheeler LLC or any Guarantor) or otherwise engage in any activity other than the ownership of the two Subsidiaries listed in clause (i) of this paragraph, other than the ownership of Capital Stock of any other Subsidiaries distributed to it by its Subsidiaries.

(f)                                    In the event that the Excepted Non-Guarantor Subsidiaries do not execute all Note Guarantees and pledge their assets as and to the extent described under “—Security” above in accordance with the Collateral Documents to secure their Note Guarantees within 90 days of the Issue Date, the interest rate on the notes shall increase to 11.359% per annum, commencing on the 91st day following the Issue Date through and until the date on which all such Note Guarantees have been executed and pledges documented in accordance with the Collateral Documents, after which the interest rate shall decrease to 10.359% per annum.

Designation of Restricted and Unrestricted Subsidiaries.  (a) By resolution of the board of directors of Foster Wheeler LLC, Foster Wheeler LLC may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:

(1)                                  (A) The Subsidiary does not own any Disqualified Stock or Debt of Foster Wheeler LLC or Disqualified, Debt or Preferred Stock of a Restricted Subsidiary or hold any Lien on any property of, Foster Wheeler LLC or any Restricted Subsidiary, if such Disqualified or Preferred Stock or Debt could not be Incurred under the covenant described above under the caption “ —Limitation on Debt and Disqualified or Preferred Stock” or such Lien would violate the covenant described above under the caption “—Limitation on Liens”; and

(B) the Subsidiary does not own any Voting Stock of a Restricted Subsidiary, and all of its Subsidiaries are Unrestricted Subsidiaries.

(2)                                  At the time of the designation, Foster Wheeler LLC would be permitted to make a Restricted Payment under the covenant described above under the caption “—Limitation on Restricted Payments” in an amount equal to the Fair Market Value of the Investment in such Subsidiary.

(3)                                  Such Subsidiary has no Debt outstanding other than Non-Recourse Debt.

(4)                                  The Subsidiary is not party to any ongoing transaction or arrangement with Foster Wheeler LLC or any Restricted Subsidiary that would not be permitted under the covenant described above under the caption “—Limitation on Transactions with Affiliates”.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b) below.

(b)                                 (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails at any time to meet the qualifications set forth in paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2) The board of directors of Foster Wheeler LLC may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default or Event of Default.

(c)                                  Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1)                                  all existing Investments of Foster Wheeler LLC and the Restricted Subsidiaries therein (valued at Foster Wheeler LLC’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2)                                  all existing Capital Stock or Debt of Foster Wheeler LLC or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time, and all Liens on property of Foster Wheeler LLC or a Restricted Subsidiary held by such Unrestricted Subsidiary will be deemed Incurred at that time;

(3)                                  all existing transactions between such Unrestricted Subsidiary and Foster Wheeler LLC or any Restricted Subsidiary will be deemed entered into at that time;

(4)                                  such Unrestricted Subsidiary will be released at that time from its Note Guarantee, if any; and

(5)                                  such Unrestricted Subsidiary will cease to be subject to the provisions of the indenture as a Restricted Subsidiary.

(d)                                 Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1)                                  all of its Debt and Disqualified or Preferred Stock will be deemed Incurred at that time for purposes of the covenant described above under the caption “—Limitation on Debt and Disqualified or Preferred Stock”, but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described above under the caption “—Limitation on Asset Sales”;

(2)                                  Investments therein previously charged under the covenant described above under the caption “—Limitation on Restricted Payments” will be credited thereunder;

(3)                                  it may be required to issue a Note Guarantee pursuant to the covenant described above under the caption “—Additional Note Guarantees and Collateral After the Issue Date”; and

(4)                                  it will become subject to the provisions of the indenture as a Restricted Subsidiary.

(e)                                  Any designation by the board of directors of Foster Wheeler LLC of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

Financial Reports.  (a)  Whether or not Foster Wheeler LLC is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Foster Wheeler LLC must provide the trustee and holders of the notes within the time periods specified in those sections with

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Foster Wheeler LLC were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by Foster Wheeler LLC’s certified independent accountants, provided that Foster Wheeler LLC shall not be required to provide separate audited financials of the Guarantors under this or any other provision of the indenture, provided that, for so long as Foster Wheeler LLC is a consolidated subsidiary of Parent, Foster Wheeler may satisfy this obligation by delivering such information with respect to Parent; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if Foster Wheeler LLC were required to file such reports, provided that, for so long as Foster Wheeler LLC is a consolidated subsidiary of Parent, Foster Wheeler LLC may satisfy this obligation by delivering all such current reports of Parent.

(b)                                 In addition, whether or not required by the Commission, Foster Wheeler LLC will file a copy of all of the information and reports referred to in clauses (a)(1) and (2) of this covenant (and subject to the provisos contained in such clauses) with the Commission (to the extent permitted by the Commission) within the applicable time periods had such information been required to be filed. Foster Wheeler LLC will make such information available to the trustee and the holders of the notes within such time periods.

(c)                                  If Foster Wheeler LLC has designated any of its Subsidiaries as Unrestricted Subsidiaries, then it shall deliver to the trustee, on or before the 10th Business Day following each of the dates on which quarterly or annual financial information is required to be filed with the Commission under paragraph (a)(1) of this covenant, a certificate setting forth a balance sheet and a statement of operations and comprehensive loss of Foster Wheeler LLC and its Restricted Subsidiaries separate from the Unrestricted Subsidiaries for the same periods covered by the reports required to be filed under paragraph (a)(1) of this covenant.

Reports to Trustee.  Foster Wheeler LLC will deliver to the trustee

(1)                                  within 90 days after the end of each fiscal year a certificate stating that Foster Wheeler LLC has fulfilled in all material respects its obligations under the indenture or, if there has been a Default during such fiscal year, specifying the Default and its nature and status; and

(2)                                  as soon as possible and in any event within 30 days after responsible officers of Foster Wheeler LLC become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which Foster Wheeler LLC proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

The indenture provides as follows regarding consolidation, merger or sale of all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries, taken as a whole:

(a)                                  Foster Wheeler LLC will not, in a single transaction or a series of related transactions,

•                  consolidate, amalgamate with or merge with or into any Person or group of Affiliated Persons,

•                  sell, assign, convey, transfer, or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person or group of Affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or related transactions if such transaction or transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer or disposition of all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries, taken as a whole, to any Person or group of Affiliated Persons, or

•                  permit any Person to merge with or into Foster Wheeler LLC,

unless

(1)                                  either (x) Foster Wheeler LLC is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation or limited liability company organized and validly existing under the laws of the United States of America, any State of the United States of America or the District of Columbia or Bermuda and expressly assumes by supplemental indenture all of the obligations of Foster Wheeler LLC under the indenture, the notes and the Collateral Documents;

(2)                                  immediately before and immediately after giving pro forma effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

(3)                                  immediately after giving effect to the transaction on a pro forma basis, (a) Foster Wheeler LLC or the resulting surviving Person or transferee on a consolidated basis has a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Foster Wheeler LLC on a consolidated basis immediately prior to such transaction and (b) Foster Wheeler LLC or the resulting surviving or transferee Person could Incur at least $1.00 of Debt under the covenant described in the first paragraph under the caption “—Limitation on Debt and Disqualified or Preferred Stock”; and

(4)                                  Foster Wheeler LLC delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the indenture;

provided, that clauses (2) through (4) do not apply (i) to the consolidation or merger of Foster Wheeler LLC with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into Foster Wheeler LLC or (ii) if, in the good faith determination of the board of directors of Foster Wheeler LLC, whose determination is evidenced by a board resolution, the purpose of the transaction is to change the jurisdiction of incorporation of Foster Wheeler LLC.

(b)                                 Neither Foster Wheeler LLC nor any Restricted Subsidiary shall lease all or substantially all of the assets of Foster Wheeler LLC and its Restricted Subsidiaries taken as a whole, whether in one transaction or a series of related transactions, to one or more other Persons.

(c)                                  Upon the consummation of any transaction effected in accordance with these provisions, if Foster Wheeler LLC is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, Foster Wheeler LLC under the indenture, the registration rights agreement and the notes with the same effect as if such successor Person had been named as Foster Wheeler LLC in such documents. Upon such substitution, and except in the case of a sale, conveyance, transfer or disposition of less than all its assets to one or more Persons, Foster Wheeler LLC will be released from its obligations under the indenture, Collateral Documents and the notes.

The indenture provides that no Subsidiary Guarantor may merge with or into any Person unless:

(x)                                   the merger constitutes a sale or other disposition (including by way of merger or consolidation) of the Guarantor and is made in accordance with the covenant described under the caption “—Certain Covenants—Limitations on Asset Sales,” or

(y)                                 either (i) such Guarantor is the continuing Person or (ii) (A) the resulting or surviving Person is organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, Bermuda or the jurisdiction of organization of such Guarantor prior to the merger and expressly assumes by supplemental indenture all of the obligations of such Guarantor under the indenture, the Note Guarantee and the Collateral Documents; and (B) the Guarantor delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation or merger and the supplemental indenture comply with the indenture;

provided that no such certificate or opinion shall be required for a consolidation or merger of a Guarantor with or into another Guarantor).

Impairment of Security Interest

Foster Wheeler LLC and the Parent Guarantors will not, and will not permit any of its Subsidiary Guarantors to, take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the noteholders. The indenture will provide that any release of Collateral in accordance with the provisions of the indenture and the Collateral documents will not be deemed to impair the security under the indenture.

Default and Remedies

Events of Default.  An “Event of Default” occurs if

(1)                                  Foster Wheeler LLC defaults in the payment of the principal of or premium, if any, on any note when the same becomes due and payable at its Stated Maturity, upon acceleration or redemption, or otherwise;

(2)                                  Foster Wheeler LLC defaults in the payment of interest or liquidated damages, if any, on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3)                                  Foster Wheeler LLC fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to an offer described under the captions “—Certain Covenants—Repurchase of Notes Upon a Change of Control” or “—Certain Covenants —Limitation on Asset Sales,” or Foster Wheeler LLC fails to comply with the provisions of “—Consolidation, Merger or Sale of Assets”;

(4)                                  Foster Wheeler LLC or any of its Restricted Subsidiaries defaults in the performance of or breaches any other covenant or agreement in the indenture or under the notes or the Collateral Documents, and the default or breach continues for a period of 60 consecutive days after delivery of written notice to Foster Wheeler LLC by the trustee or to Foster Wheeler LLC and the trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5)                                  there occurs with respect to any Debt of Foster Wheeler LLC or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $15,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6)                                  one or more final judgments or orders of any court or courts for the payment of money are rendered against Foster Wheeler LLC or any of its Significant Restricted Subsidiaries and are not paid or discharged, settled or fully bonded and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15,000,000 (in excess of amounts which Foster Wheeler LLC’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(7)                                  certain bankruptcy defaults occur with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary;

(8)                                  any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or a Guarantor denies or disaffirms its obligations under its Note Guarantee; or

(9)                                  with respect to any Collateral having an aggregate fair market value of $15,000,000 or more, (A) the security interest under the Collateral Documents, at any time, ceases to be in full force and effect or is unenforceable for any reason other than in accordance with the terms of the indenture or the Collateral Documents and other than in satisfaction in full of the obligations under the indenture and discharge of the indenture, and such ineffectiveness continues for a period of 30 consecutive days after delivery of written notice to Foster Wheeler LLC by the trustee or to Foster Wheeler LLC and the trustee by the holders of 25% or more in aggregate principal amount of the notes, or (B) Foster Wheeler LLC or any Restricted Subsidiary asserts in writing that any such security interest is invalid or unenforceable.

Consequences of an Event of Default.  If an Event of Default, other than a bankruptcy default with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to Foster Wheeler LLC (and to the trustee if the notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of premium, if any, and accrued interest and liquidated damages, if any, on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and interest and liquidated damages, if any, will become immediately due and payable. If a bankruptcy default occurs with respect to Foster Wheeler LLC, Parent, any Significant Restricted Subsidiary or any group of Restricted Subsidiaries that taken together would constitute a Significant Restricted Subsidiary, the principal premium, if any, of and accrued interest and liquidated damages, if any, on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding notes by written notice to Foster Wheeler LLC and to the trustee may waive all existing and past Defaults and Events of Default and rescind and annul a declaration of acceleration and its consequences if

(1)                                  all existing Defaults and Events of Default, other than the nonpayment of the principal of, premium, if any, and interest and liquidated damages, if any, on the notes other than that have become due solely by the declaration of acceleration, have been cured or waived; and

(2)                                  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided above or in “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in principal amount of the outstanding notes may, by notice to the trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

The holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

A holder may not institute any proceeding, judicial or otherwise, with respect to the indenture or the notes, or for the appointment of a receiver or trustee, or for any other remedy under the indenture or the notes, unless:

(1)                                  the holder has previously given to the trustee written notice of a continuing Event of Default;

(2)                                  holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the trustee to institute proceedings in respect of the Event of Default in its own name as trustee under the indenture;

(3)                                  holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be Incurred in compliance with such request;

(4)                                  the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of, premium, if any, or interest or liquidated damages, if any, on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is known to the trustee, the trustee will send notice of the Default to each holder within 60 days after obtaining knowledge thereof, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the trustee may withhold the notice if and so long as the trustee in good faith determines that withholding the notice is in the interest of the holders.

Amendments and Waivers

Amendments Without Consent of Holders.  Foster Wheeler LLC and the trustee may amend or supplement the indenture or the notes and the Collateral Documents without notice to or the consent of any noteholder:

(1)                                  to cure any ambiguity, defect or inconsistency;

(2)                                  provide for the assumption of Foster Wheeler LLC’s obligation in the case of a transaction subject to the provisions of the covenant described under the caption “—Consolidation, Merger or Sale of Assets”;

(3)                                  to comply with any requirements for qualification of the indenture under the Trust Indenture Act;

(4)                                  to evidence and provide for the acceptance of an appointment by a successor trustee;

(5)                                  to provide for uncertificated notes in addition to or in place of certificated notes, provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(6)                                  to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the indenture;

(7)                                  to make any other change that does not materially and adversely affect the rights of any holder; and

(8)                                  to enter into additional or supplemental Collateral Documents.

Amendments With Consent of Holders.  (a)  Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or paragraphs (b) or (c) below, Foster Wheeler LLC and the trustee may amend the indenture, the notes and the Collateral Documents with the written consent of the holders of a majority in principal amount of the outstanding notes, and the holders of a majority in principal amount of the outstanding notes may waive future compliance by Foster Wheeler LLC and its Restricted Subsidiaries with any provision of the indenture or the notes.

(b)                                 Notwithstanding the provisions of paragraph (a), without the consent of each holder of notes affected, an amendment or waiver may not

(1)                                  reduce the principal amount of or change the Stated Maturity of any installment of principal of any note;

(2)                                  reduce the rate of or change the Stated Maturity of any interest payment or liquidated damages on any note;

(3)                                  reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed;

(4)                                  after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5)                                  make any note payable in money other than that stated in the note;

(6)                                  impair the right of any holder of notes to receive any principal payment or interest payment or liquidated damages on such holder’s notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7)                                  make any change in the percentage of the principal amount of the notes required for amendments or waivers;

(8)                                  modify or change any provision of the indenture affecting the ranking of the notes or any Note Guaranty in a manner material and adverse to the holders of the notes;

(9)                                  make any change to provisions described under “—Security” that would effect a release (other than releases effected in accordance with the existing terms of the indenture and Collateral Documents) of all or any substantial part of the Collateral; or

(10)                            make any change in any Note Guarantee that would materially and adversely affect the note holders or effect a release of all or any substantial portion of the Note Guarantees (in either case, other than releases effected in accordance with the existing terms of the indenture).

(c)                                  Notwithstanding the provisions of paragraph (a), without the consent of the holders of 66 2/3% in principal amount of the outstanding notes, an amendment or waiver may not effect a release (other than releases effected in accordance with the existing terms of the indenture and Collateral Documents) of any Collateral.

It is not necessary for noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Defeasance and Discharge

Foster Wheeler LLC may discharge its obligations under the notes and the indenture by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within one year, subject to meeting certain other conditions.

Foster Wheeler LLC may also elect to

(1)                                  discharge its obligations in respect of the notes and the indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the trustee (“legal defeasance”) or

(2)                                  discharge its obligations under the covenants and under “ —Consolidation, Merger or Sale of Assets” (and the events listed in clauses (2), (3), (4), (5), (6) and (9) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”)

by irrevocably depositing in trust with the trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption and by meeting certain other conditions, including delivery to the trustee of either a ruling received from the Internal Revenue Service and/or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

In the case of either discharge or defeasance, the Note Guarantees and security documents, if any, will terminate.

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture.

Except during the continuance of an Event of Default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an Event of Default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with Foster Wheeler LLC and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

As of March 31, 2004, affiliates of the trustee held approximately 2.7 million of the common shares of Foster Wheeler Ltd. The trustee disclaims beneficial ownership of these shares.

Form, Denomination and Registration of Notes

The new notes will be issued in registered form, without interest coupons, in denominations of $1 and integral multiples thereof, in the form of global notes.

The trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase. See “—Global Notes” and “—Certificated Notes,” for a description of additional transfer restrictions applicable to the notes.

No service charge will be imposed in connection with any transfer or exchange of any note, but Foster Wheeler LLC may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Global Notes

The new notes to be issued in the exchange for the old notes will be global notes and will be deposited with a custodian for DTC, and registered in the name of a nominee of DTC. Beneficial interests in the global notes will be shown on records maintained by DTC and its direct and indirect participants. A global security, such as a global note, is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary.

Because you, as an investor, will not be a registered legal holder of a global note, your rights relating to a global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. Foster Wheeler LLC will not recognize a typical investor as a legal owner of the new notes for any purpose under the indenture or the new notes and instead will deal only with the trustee and DTC, the depositary that is the registered legal holder of the global notes.

You should be aware that as long as the new notes are issued only in the form of global securities:

•                  you cannot have any of the new notes registered in your own name;

•                  you cannot receive physical certificates for your interest in the new notes;

•                  you will not be a registered legal holder of any of the new notes and must look to your own bank or broker for payments on the new notes and protection of your legal rights relating to the new notes;

•                  you may not be able to sell interests in any of the new notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•                  as an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot obtain physical certificates representing those interests;

•                  DTC’s policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in a global note. Foster Wheeler LLC and the trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global note. Also, Foster Wheeler LLC and the paying agent do not supervise DTC in any way; and

•                  DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

Description of DTC.  DTC has advised us as follows:

•                  DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•                  DTC holds securities that its participants (“direct participants”) deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•                  direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•                  DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.;

•                  access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•                  the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The descriptions of the operations and procedures of DTC in this prospectus are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by it from time to time. Neither Foster Wheeler LLC nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

Payments on the Notes

Payments of principal and interest under each global note will be made to DTC’s nominee as the registered owner of such global note. Foster Wheeler LLC expects that the nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global note as shown on the records of DTC. Foster Wheeler LLC also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Foster Wheeler LLC, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global note or for maintaining or reviewing any records relating to such beneficial interests.

Certificated Notes

If DTC notifies Foster Wheeler LLC that it is unwilling or unable to continue as depositary for a global note and a successor depositary is not appointed by Foster Wheeler LLC within 90 days of such notice, or an Event of Default has occurred and the trustee has received a request from DTC, the trustee will exchange each beneficial interest in that global note for one or more certificated notes registered in the name of the owner of such beneficial interest, as identified by DTC.

Same Day Settlement and Payment

The indenture will require that payments in respect of the notes represented by the global notes be made by wire transfer of immediately available funds to the accounts specified by holders of the global notes. With respect to notes in certificated form, if any are issued, Foster Wheeler LLC will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.

The notes represented by the global notes are expected to be eligible to trade in the PORTAL market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Foster Wheeler LLC expects that secondary trading in certificated notes, if any are issued, will also be settled in immediately available funds.

Governing Law

The indenture, including any Note Guarantees, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Debt” means Debt of a Person (1) assumed by such Person from another Person in connection with an Asset Acquisition from such other Person or (2) existing at the time the Person merges with or into Foster Wheeler LLC or a Restricted Subsidiary, or becomes a Restricted Subsidiary and in each case was not Incurred in connection with such Asset Acquisition, or in contemplation of, the Person merging with or into Foster Wheeler LLC or a Restricted Subsidiary or becoming a Restricted Subsidiary.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a Joint Venture of Foster Wheeler LLC shall not be considered an “Affiliate” of Foster Wheeler LLC or any Restricted Subsidiary so long as the other parties to the joint venture that are not Affiliates of Foster Wheeler LLC or any Restricted Subsidiaries own at least 50% of the Voting Stock of such joint venture.

“Applicable Premium” means, with respect to any note on any redemption date, the excess of:

(1)                                  the present value at such redemption date of (i) the redemption price of the note at September 15, 2008 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the note through September 15, 2008 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)                                  the then outstanding principal amount

“Asset Acquisition” means the acquisition by Foster Wheeler LLC or any Restricted Subsidiary of the assets of any Person which constitute the assets of such Person substantially as an entirety or the assets of any division, operating unit or line of business of such Person substantially as an entirety.

“Asset Sale” means any sale, lease, transfer, conveyance or other disposition of any assets outside the ordinary course of business by Foster Wheeler LLC or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to in this definition as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)                                  a disposition to Foster Wheeler LLC or a Restricted Subsidiary (including the sale or issuance by Foster Wheeler LLC or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to Foster Wheeler LLC or any Restricted Subsidiary);

(2)                                  the disposition by Foster Wheeler LLC or any Restricted Subsidiary in the ordinary course of business of (i) cash and cash management investments, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets, or (iv) rights granted to others pursuant to leases or licenses;

(3)                                  the sale or discount of accounts receivable or claims arising in the ordinary course of business in connection with the compromise or collection thereof;

(4)                                  a disposition governed by the provisions described under “ —Consolidation, Merger or Sale of Assets”;

(5)                                  a Restricted Payment permitted under the provisions of “ —Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(6)                                  the issuance of Disqualified or Preferred Stock pursuant to the provisions of the covenant described above under the caption “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”;

(7)                                  dispositions of accounts receivable and related assets to a Securitization Subsidiary;

(8)                                  the grant of any Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(9)                                  the sale of substantially all of the assets or Equity Interests of any Joint Venture or Subsidiary, whose assets consist solely of any Construction Project if sold within two years of commencement of operations of such Construction Project;

(10)                            any settlement with insurers relating to asbestos claims or liability with any insurer of Foster Wheeler LLC or any Subsidiary;

(11)                            any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $1,000,000 in any 12 month period; and

(12)                            the sale or transfer of the Capital Stock of any of Foster Wheeler South Africa (Proprietary) Limited, Foster Wheeler Properties (Proprietary) Limited, or any other Restricted Subsidiary organized under the laws of South Africa to the extent necessary to comply with the Broad-Based Black Economic Empowerment Act 53 of 2003.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Average Life” means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means

(1)                                  United States dollars, or money in foreign currencies received in the ordinary course of business that are readily convertible into United States dollars,

(2)                                  U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

(3)                                  (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United

States or any state thereof having capital, surplus and undivided profits in excess of $250,000,000 whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s or at least an equivalent rating category of another nationally recognized securities rating agency,

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above,

(5)                                  commercial paper rated at least P-1 by Moody’s or A-1 by S&P or at least an equivalent rating category of another nationally recognized securities rating agency and maturing within 270 days after the date of acquisition,

(6)                                  money market funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above, and

(7)                                  in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Change of Control” means:

(1)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the properties or assets of Foster Wheeler LLC and its Restricted Subsidiaries taken as a whole, to any Person other than a Parent Guarantor that assumes the notes in compliance with the covenant described under the caption “—Consolidation, Merger or Sale of Assets”;

(2)                                  any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent;

(3)                                  with respect to each of (a) Foster Wheeler LLC and (b) for so long as Foster Wheeler LLC is a Subsidiary of Parent, Parent, individuals who on the Issue Date constituted the board of directors of such Person, together with any new directors of such Person whose election by the board of directors or whose nomination for election by the stockholders of such Person was approved by a majority of the directors then still in office who were either directors of such Person or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of such Person then in office;

(4)                                  Parent ceases to own, indirectly, at least 51% of the Capital Stock of Foster Wheeler LLC or Foster Wheeler Holdings Ltd. shall cease to hold 100% of the Capital Stock of Foster Wheeler LLC (or, if Foster Wheeler Holdings Ltd. shall no longer own the shares of Capital Stock of Foster Wheeler LLC, the Parent shall cease to own 100% of such Capital Stock);

(5)                                  the adoption by the board of directors of Foster Wheeler LLC of a plan contemplating to the liquidation or dissolution of Foster Wheeler LLC; or

(6)                                  Parent or Foster Wheeler LLC consolidates with, or merges with or into, any Person or sells or otherwise disposes of all or substantially all of its assets to any Person, or any Person, consolidates with, or merges with or into, Parent or Foster Wheeler LLC in any such event pursuant to a transaction in which the outstanding Voting Stock of Parent or Foster Wheeler LLC is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Parent or Foster Wheeler LLC, as the case may be, immediately prior to such transaction is converted or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding anything to the contrary, any merger of Foster Wheeler LLC with any Parent Guarantor (other than Parent) that assumes the notes and otherwise complies with the covenant described under the caption “—Consolidation, Merger or Sale of Assets” and whose Capital Stock is pledged to secure the notes shall not constitute a Change of Control.

“Collateral Documents” means (i) the security agreement relating to the notes dated as of the Issue Date among Foster Wheeler LLC, the Guarantors and the Trustee, (ii) any mortgage, pledge, assignment, deed of trust, security agreement or other instrument pursuant to which any Lien on any property of any Parent Guarantor, Foster Wheeler LLC or any of the Guarantors

is granted as security for the obligations of Foster Wheeler LLC and the Guarantors in respect of the notes, (iii) the intercreditor agreement dated the Issue Date among the parties to the Credit Agreement and the parties to the indenture, and (iv) any supplements or other instruments or documents entered into in connection with any of the foregoing, in each case as each of the foregoing may from time to time be amended.

“Consolidated Cash Flow” means, for any period, the sum (without duplication) of

(1)                                  Consolidated Net Income for such period, plus

(2)                                  Fixed Charges for such period, to the extent deducted in calculating Consolidated Net Income for such period, plus

(3)                                  to the extent deducted in calculating Consolidated Net Income for such period and as determined on a consolidated basis for Foster Wheeler LLC and its Restricted Subsidiaries in conformity with GAAP:

(A)                              income taxes and income tax adjustments (whether positive or negative) for such period, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses; and

(B)                                depreciation, amortization and all other non-cash items reducing Consolidated Net Income for such period (including impairment loss on long-lived assets, but not including non-cash charges in a period which reflect cash expenses paid or to be paid in any subsequent period), less all non-cash items increasing Consolidated Net Income (other than accrual of revenue in the ordinary course of business); plus

(4)                                  net after-tax losses attributable to Asset Sales, and net after-tax extraordinary or non-recurring losses, to the extent reducing Consolidated Net Income; plus

(5)                                  unusual or nonrecurring non-cash charges or expenses; plus

(6)                                  non-cash charges for the write-off of unamortized debt costs; plus

(7)                                  non-cash charges Incurred in connection with the closure of facilities determined to be underperforming by the board of directors of Foster Wheeler LLC in its sole discretion; plus

(8)                                  expenses in connection with the restructuring transactions described in the registration statement on Form S-4 relating to the equity-for-debt exchange offer, or any equity offerings;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income (and consistent therewith, with respect to Restricted Subsidiaries containing a minority interest, the portion of such items that are allocable to such minority interest shall not be added).

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of Foster Wheeler LLC and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (and consistent therewith, with respect to the net income of Restricted Subsidiaries containing a minority interest, amounts allocable to such minority interest shall be netted against the net income of such Restricted Subsidiaries in accordance with GAAP), provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1)                                  the net income (or loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, provided that there shall be included in Consolidated Net Income for such period any dividends or other distributions paid in cash to Foster Wheeler LLC or such Restricted Subsidiary by such Person in such period;

(2)                                  the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or the making or repayment of loans during such period to Foster Wheeler LLC or its Restricted Subsidiaries by such Restricted Subsidiary of such net income, on the date of determination, is not permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (including statutorily imposed limitations on any Restricted Subsidiary’s ability to distribute in any period more than its statutory income for such period), applicable to that Restricted Subsidiary or its stockholders in such period; except to the extent that the excluded portion of such net income is actually distributed in cash by way of dividends, distributions, payments of royalties or management fees, repayments of loans or making of loans in such period to Foster Wheeler LLC or any Restricted Subsidiary that is not subject to restrictions of this type; provided that, (i) in the case of repayment or making of loans, the amount of such excluded portion to be included in net income shall be equal to the excess, if any, of cash distributed by repayment or making of loans over the amount of loans made to such Restricted Subsidiary or repaid to such Restricted Subsidiary by Foster Wheeler LLC or any Restricted Subsidiary that is not subject to restrictions of this type and (ii) none of the excluded portion of such net income for any period shall be deemed to have been distributed until the included portion of such net income shall first have been distributed;

(3)                                  any net after-tax extraordinary gains or losses; and

(4)                                  the cumulative effect of any change in accounting principles.

“Consolidated Net Worth” means on any date of determination, the consolidated shareholders’ equity (deficit) or total members’ equity (deficit), as the case may be, (excluding Disqualified Stock) of such Person and its Subsidiaries, as determined in accordance with GAAP on a consolidated basis.

“Consolidated Tangible Assets” means, on any date, the total assets of Foster Wheeler LLC and its Subsidiaries on a consolidated basis as reflected under GAAP, less the following items:

(1)                                  assets of Unrestricted Subsidiaries;

(2)                                  Investments in Joint Ventures; and

(3)                                  amounts representing goodwill, trademarks, patents, provisions for unamortized debt discount and other intangible assets.

“Construction Projects” means any facility engineered or constructed by Foster Wheeler LLC or any Subsidiary or Joint Venture of Foster Wheeler LLC with the intent (as determined by Foster Wheeler LLC or any Restricted Subsidiary) to sell such facility upon or within two years of commencement of operations of such facility, and in any event including without limitation, SET S.r.l., Societa Enipower Ferrara S.r.l., and MF Power S.r.l.

“Contract Performance Arrangements” means, (A) with respect to any engineering, procurement, construction, manufacturing, equipment, or supply contract or bid for such contract entered into or made by any Person, letters of credit, bank guarantees, bankers’ acceptances, bid bonds, retention bonds, advance payment bonds or other similar instruments supporting such Person’s performance obligations thereunder, and (B) with respect to any contract for the acquisition or disposition of any business or assets entered into by any Person, letters of credit, bank guarantees, bankers’ acceptances, bid bonds, retention bonds, advance payment bonds or other similar instruments supporting such Person’s indemnification, purchase price adjustment or advance payment or similar obligations thereunder, including in each case any reimbursement or similar obligations with respect thereto and the provision of cash collateral with respect thereto, and provided, in each case, that such arrangements are entered into in the ordinary course of business and do not support Debt.

“Controlled Joint Venture” means any joint venture, partnership or similar arrangement (i) in which Foster Wheeler LLC or any Restricted Subsidiary, directly or indirectly, owns at least 20% or more of the Equity Interests of such Person and (ii) as to which Foster Wheeler LLC, directly or indirectly through one or more Restricted Subsidiaries, exercises day-to-day management control, including Non-Wholly Owned Subsidiaries.

“Credit Agreement” means the Third Amended and Restated Term Loan and Revolving Credit Agreement dated as of August 2, 2002, among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler Power Group, Inc., Foster Wheeler Energy Corporation, the guarantors signatory thereto, the lenders signatory thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent and Bank of America Securities LLC, as Lead Arranger and Book Manager, as amended by Amendment No. 1 thereto dated November 8, 2002, Amendment No. 2 thereto dated March 24, 2003, Amendment No. 3 thereto dated July 14, 2003, Amendment No. 4 thereto dated October 30, 2003, and Amendment No. 5 thereto dated May 14, 2004, and as further amended from time to time.

“Credit Facility or Credit Facilities” means, one or more debt facilities or financings (including, without limitation, the Credit Agreement) or commercial paper facilities or financings (including, without limitation, any senior secured notes), in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time in each case to the extent such Debt is permitted to be Incurred under such facility in accordance with clause (b)(1) of the covenant described above under the caption “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock.”

“Debt” means, with respect to any Person, without duplication,

(1)                                  all indebtedness of such Person for borrowed money;

(2)                                  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all Trade Obligations and all Performance Obligations;

(4)                                  all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables, advances on contracts and deferred compensation and similar liabilities arising in the ordinary course of business;

(5)                                  all rent obligations of such Person as lessee under Capital Leases;

(6)                                  all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)                                  all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)                                  all obligations of such Person under Hedging Agreements.

Notwithstanding the foregoing, “Debt” shall not include prepayments or advances by customers or other arrangements that result in cash being held on the balance sheet as “restricted cash” entered into or made in the ordinary course of business for services or products to be provided or delivered in the future.

The amount of Debt of any Person will be deemed to be:

(A)                              with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(B)                                with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(C)                                with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(D)                               with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement were terminated at that time due to default by such Person;

(E)                                 otherwise, the outstanding principal amount thereof, interest on Debt that is more than 90 days past due and interest that is more than 90 days past due (provided that no accrual of interest pursuant to this clause (E) shall constitute an Incurrence); and

(F)                                 with respect to any Debt incurred pursuant to paragraph (b)(8) of the covenant described under the caption “—Certain Covenants—Limitation on Debt and Disqualification of Preferred Stock”, in the event that (x) another holder of Equity Interests in the Joint Venture referred to in such paragraph has agreed to reimburse or indemnify Foster Wheeler LLC or such Restricted Subsidiary for any amounts paid pursuant to the Guarantee referred to in said paragraph and (y) such holder has an Investment Grade Rating, then the amount of Debt deemed to be incurred pursuant to such paragraph shall be limited to portion thereof that is not entitled to the benefits of such reimbursement or indemnification; provided that in the event the indemnification or reimbursement obligation shall terminate or otherwise be invalidated, such termination shall be deemed an Incurrence of that portion of Debt previously entitled to such indemnification or reimbursement obligation.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1)                                  required to be redeemed or redeemable at the option of the holder on or prior to the date 90 days after to the Stated Maturity of the notes for consideration other than Qualified Equity Interests, or

(2)                                  convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt prior to the date 90 days after the Stated Maturity of the notes (including, upon the occurrence of any contingency);

provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes if those provisions

(A)                              are no more favorable to the holders thereof than those described under the captions “—Certain Covenants—Repurchase of Notes Upon a Change of Control” and “—Certain Covenants—Limitation on Asset Sales,” and

(B)                                specifically provide that repurchase or redemption pursuant thereto will not be required prior to Foster Wheeler LLC’s repurchase of the notes as required by the indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of Foster Wheeler LLC formed under the laws of the United State of America or any jurisdiction thereof.

“Encumbered Performance Obligation” means any Performance Obligation (i) that is secured by any assets of Foster Wheeler LLC or any Restricted Subsidiary (including Capital Stock of single-purpose project Subsidiaries) other than the assets of the project Subsidiary to which it relates (ii) that is secured by cash collateral including cash of a project Subsidiary (but only to the extent of the cash actually collateralizing such Performance Obligation), (iii) the terms of which limit the ability of the account party of the Performance Obligation or any guarantor of the account party’s obligations under the Performance Obligation other than the project Subsidiary to which such Performance Obligation relates to pay dividends up to the full amount of its statutory income in any fiscal year or make any other similar distributions, (iv) the terms of which limit the ability of the party described in clause (iii) to make loans or advances to Foster Wheeler LLC or any Restricted Subsidiary, or (v) the terms of which impose a minimum cash-on-hand requirement (but only to the extent of the cash actually required to be kept on-hand) other than with respect to a project Subsidiary to which such Performance Obligation relates; provided that in each case issued but undrawn letters of credit issued under the Credit Agreement or any Credit Facility shall not constitute “Encumbered Performance Obligations.”

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into or exchangeable for equity.

“Event of Loss” means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excepted Non-Guarantor Subsidiary” means Foster Wheeler Caribe Corporation, C.A., Foster Wheeler Continental B.V., Foster Wheeler Europe B.V., Foster Wheeler (Malaysia) Sdn. Bhd., Foster Wheeler Petroleum Services S.A.E., Foster Wheeler Power Company Ltd./La Societe D’Energie Foster Wheeler Ltee, F.W. Gestao E Servicos, S.A., FW Management Operations, Ltd., FW Overseas Operations Limited, Manops Limited, P.E. Consultants, Inc., Perryville Service Company Ltd., Singleton Process Systems GmbH, until such Subsidiary executes a Note Guarantee.

“Existing Letter of Credit Facility” means the letter of credit facility available under the Credit Agreement.

“Fair Market Value” with respect to any asset or property means the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of Foster Wheeler LLC acting in good faith, which determination shall be conclusive for all purposes of the indenture; provided that, with respect to any determination referred to in clause (b) of the covenant described under the caption “—Certain Covenants—Limitation on Transactions with Affiliates” the opinion referred to therein shall be provided if required.

“Fitch” means Fitch IBCA Inc. or any successor thereto.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of

(x)                                   the aggregate amount of Consolidated Cash Flow for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “reference period”) to

(y)                                 the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(1)                                  pro forma effect will be given to any Debt, Disqualified Stock or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;

(2)                                  pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period and fixed charges attributable to interest on Debt under any revolving credit facility computed on a pro forma basis will be based on the average daily balance of such Debt for the entire reference period;

(3)                                  Fixed Charges related to any Debt, Disqualified Stock or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Consolidated Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, will be excluded;

(4)                                  pro forma effect will be given to

(A)                              the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,

(B)                                the acquisition or disposition of companies, divisions or lines of businesses by Foster Wheeler LLC and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Restricted Subsidiary after the beginning of the reference period, and

(C)                                the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of Foster Wheeler LLC or any Restricted Subsidiary following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

“Fixed Charges” means, for any period, the sum of

(1)                                  Interest Expense for such period;

(2)                                  all fees and commissions paid in respect of Trade Obligations and Performance Obligations; and

(3)                                  all cash dividends paid on any Disqualified Stock or Preferred Stock of Foster Wheeler LLC or a Restricted Subsidiary, except for dividends payable in Foster Wheeler LLC’s Qualified Stock or paid to Foster Wheeler LLC or to a Restricted Subsidiary (divided by, to the extent such dividends are not deductible for income tax purposes, an amount equal to one minus the effective tax rate of Foster Wheeler LLC and its Subsidiaries; provided that if the effective tax rate for such period is negative, the adjustment described in this parenthetical shall not apply).

“Foothill Facility” means the Loan and Security Agreement by and among Foster Wheeler Funding II LLC as Borrower, the Lenders that are Signatories thereto and Wells Fargo Foothill Inc. as the Arranger and Administrative Agent, dated July 31, 2003.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means (i) Parent and Foster Wheeler Holdings, Ltd.; (ii) the Subsidiaries listed above under “—Guarantees”; and (iii) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit C to the indenture providing for the guarantee of the payment of the notes, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices; provided that in each case such agreement or contract is intended in good faith by Foster Wheeler LLC or the respective Restricted Subsidiary party thereto to protect against interest, foreign exchange or commodity risks to which Foster Wheeler LLC or such Restricted Subsidiary, as applicable, anticipates being subject.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of the indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of the covenant described under the caption “ —Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”, but will not be considered the sale or issuance of Equity Interests for purposes of the covenant described under the captions “ —Certain Covenants—Limitation on Asset Sales.” The accretion of original issue discount or payment of interest in kind will not be considered an Incurrence of Debt. The reclassification of an existing operating lease as a Capital Lease in a Person’s financial statements as a result of a change in accounting principles shall not constitute an “Incurrence” of such Capital Lease on such reclassification date.

“Intercompany Cash Management Agreement” means Intercompany Cash Management Agreement among Foster Wheeler Inc. and certain Subsidiaries of Foster Wheeler LLC dated as of January 1, 2004, as in effect on the Issue Date.

“Interest Expense” means, for any period, the consolidated interest expense of Foster Wheeler LLC and its Restricted Subsidiaries, excluding fees related to the issuance and registration of the notes, plus, to the extent not included in such consolidated interest expense, and to the extent Incurred, accrued or payable by Foster Wheeler LLC or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Sale and Leaseback Transactions, (ii) amortization of debt discount and debt issuance costs but excluding amortization of deferred financing charges incurred in respect of the notes and the Credit Facilities on or prior to the Issue Date, (iii) capitalized interest, including the interest component of any Capital Leases, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing (other than in respect of Contract Performance Arrangements), (vi) net costs associated with Hedging Agreements (including the amortization of fees), (vii) any interest expense on Debt of another Person that is Guaranteed by Foster Wheeler LLC or any Restricted Subsidiary or secured by a Lien on assets of Foster Wheeler LLC or its Restricted Subsidiaries, if and to the extent such interest is actually paid by Foster Wheeler LLC or any Restricted Subsidiary, and (viii) any of the above expenses with respect to Debt of another Person Guaranteed by Foster Wheeler LLC or any of its Restricted Subsidiaries, but only to the extent such expenses are actually paid by Foster Wheeler LLC or a Restricted Subsidiary during such period.

“Investment” means

(1)                                  any direct or indirect advance, loan or other extension of credit to another Person;

(2)                                  any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

(3)                                  any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services together with all other items, if any, that are, or would be, classified as Investments on a balance sheet prepared in accordance with GAAP; or

(4)                                  any Guarantee of any obligation of another Person, but only when payment has been made thereunder or such arrangements would be classified and accounted for as a liability on the balance sheet of the guarantor.

If Foster Wheeler LLC or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of Foster Wheeler LLC, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of the indenture, Foster Wheeler LLC or the applicable Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment in such Person at such time in an amount equal to the Fair Market Value of the remaining Equity Interests in such Person held by Foster Wheeler LLC or such Restricted Subsidiary.

“Investment Grade Rating” means, with respect to any holder of Equity Interests in any Joint Venture, that either (i) such holder has a rating from Standard and Poor’s, Moody’s or Fitch of BBB-, Baa3 or BBB-, respectively or better or (ii) if such holder is not rated by any of such rating agencies, the Board of Directors of Parent has determined in good faith that such holder would have a rating equivalent to such minimum ratings were it to seek a rating from such agencies.

“Issue Date” means the first date on which any notes are originally issued under the indenture.

“Joint Venture” means any Person that is not a Subsidiary of Foster Wheeler LLC (i) in which Foster Wheeler LLC or any Restricted Subsidiary, directly or indirectly, owns at least 20% or more of the Equity Interests of such Person, and (ii) as to which Foster Wheeler LLC or such Restricted Subsidiary, as the case may be, has either (a) the power to control, directly or indirectly (whether through the exercise of voting rights, representation on the board of directors or other governing body of such Person, the exercise of veto rights or otherwise), any decisions by such Person with respect to the payment of dividends or the making of distributions by such Person or (b) the right (by contract, applicable law or otherwise) to cause the dissolution and liquidation of such Person (including pursuant to contractual provisions governing deadlock that may require good faith efforts to resolve any deadlock prior to any such dissolution or liquidation).

“Lien” means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease) whether or not filed, recorded or otherwise perfected under applicable law.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale or Event of Loss, the proceeds of such Asset Sale or Event of Loss in the form of cash or Cash Equivalents (including (i) payments in respect of deferred payment obligations, when received in the form of cash or Cash Equivalents, and (ii) proceeds from the conversion of other consideration received when converted to cash or Cash Equivalents), net of

(1)                                  brokerage commissions and other fees and expenses related to such Asset Sale or Event of Loss, including fees and expenses of counsel, accountants and investment bankers;

(2)                                  relocation expenses resulting from such Asset Sale or Event of Loss;

(3)                                  provisions for taxes payable as a result of such Asset Sale or Event of Loss;

(4)                                  payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or Event of Loss or to repay Debt outstanding at the time of such Asset Sale or Event of Loss that is secured by a Lien on the property or assets sold; and

(5)                                  appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale or Event of Loss in accordance with GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-Recourse Debt” means Debt as to which (1) neither Foster Wheeler LLC nor any Restricted Subsidiary provides any Guarantee, (2) no default with respect to which (including the rights that holders of the Debt may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the notes) of Foster Wheeler LLC or any Restricted Subsidiary to declare a default on such other Debt or cause the payment of the Debt to be accelerated or payable prior to its stated maturity and (3) the holders of such Debt have no recourse to the stock or assets of Foster Wheeler LLC or any of its Restricted Subsidiaries; provided that a pledge by a Restricted Subsidiary of the stock held by it of any Unrestricted Subsidiary to secure such Unrestricted Subsidiary’s Debt shall be permitted under this clause (3) and shall not prevent such Debt from being Non-Recourse Debt hereunder.

“Non-Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary that is not Wholly-Owned.

“Note Guarantee” means the guarantee of the notes by a Guarantor pursuant to the indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Parent” means Foster Wheeler Ltd., a company organized under the laws of Bermuda.

“Parent Guarantors” means Parent and Foster Wheeler Holdings Ltd., for so long as Foster Wheeler Holdings Ltd. is a subsidiary of Parent and owns 100% of Foster Wheeler LLC.

“Performance Obligations” means, as to any Person, all obligations in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds and other similar instruments issued for the account of such Person in the ordinary course of business of such Person that support obligations (other than Debt) in respect of engineering, procurement, construction, manufacturing, equipment or supply projects of Foster Wheeler LLC or its Restricted Subsidiaries and shall include Contract Performance Arrangements.

“Permitted Investments” means:

(1)                                  Investments existing on March 26, 2004;

(2)                                  any Investment in Foster Wheeler LLC (including any Investment in the notes) or in a Restricted Subsidiary of Foster Wheeler LLC that is also a Guarantor;

(3)                                  any Investment in Cash Equivalents;

(4)                                  any Investment by Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC in a Person, if as a result of such Investment,

(A)                              such Person becomes a Restricted Subsidiary of Foster Wheeler LLC that is also a Guarantor, or

(B)                                such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, Foster Wheeler LLC or a Restricted Subsidiary that is also a Guarantor;

(5)                                  Investments received as non-cash consideration in an Asset Sale made pursuant to and in compliance with the provisions of the covenant described under the caption “—Certain Covenants—Limitation on Asset Sales”;

(6)                                  Investments in Restricted Subsidiaries that are not Guarantors in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed $10,000,000 (net of, with respect to the Investment in any particular Person, the cash return thereon received after March 26, 2004 as a result of any sale for cash, repayment, redemption, liquidity distribution or other cash realization); provided that no more than $2,000,000 of such Investments may be made in Excepted Non-Guarantor Subsidiaries;

(7)                                  Hedging Agreements otherwise permitted under the indenture;

(8)                                  (i) receivables owing to Foster Wheeler LLC or any Restricted Subsidiary, and contracts in progress of Foster Wheeler LLC or any Restricted Subsidiary, in either case if created or acquired in the ordinary course of business, (ii) prepaid expenses and deposits created or made in the ordinary course of business, (iii) Cash Equivalents or other cash management investments or liquid or portfolio securities pledged as collateral pursuant to the provisions of the covenant described under the caption “—Certain Covenants—Limitation on Liens,” and (iv) endorsements for collection or deposit in the ordinary course of business;

(9)                                  extensions of credit to customers and suppliers in the ordinary course of business;

(10)                            Investments in Joint Ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause since March 26, 2004, not to exceed 8.5% of the Consolidated Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after March 26, 2004 as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization, to the extent such cash return has not been included in clause (a)(3)(D) of the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments”);

(11)                            reasonable payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, officers and employees, in each case in the ordinary course of business;

(12)                            Investments in evidences of indebtedness, securities or other property received from another Person by Foster Wheeler LLC or any Restricted Subsidiary in connection with any bankruptcy proceeding or by reason of a composition or readjustment of Debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of indebtedness, securities or other property of such Person held by Foster Wheeler LLC or any Restricted Subsidiary, or for other liabilities or obligations of such other Person to Foster Wheeler LLC or any Restricted Subsidiary that were created in accordance with the terms of the indenture or received in compromise or settlement of Debts created in the ordinary course of business;

(13)                            so long as no Default has occurred and is continuing, the repurchase or redemption of all of the Equity Interests of Martinez Cogen Limited Partnership not owned by Foster Wheeler LLC on the Issue Date in accordance with the terms of the partnership agreement as in effect on the Issue Date; provided that the Fixed Charge Coverage Ratio immediately after giving effect to such repurchase or redemption exceeds the Fixed Charge Coverage Ratio immediately prior to such repurchase or redemption;

(14)                            any Guarantee of the Debt of any Person, so long as such Guarantee is permitted by the covenant described under the caption “ —Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”;

(15)                            Investments in a Securitization Subsidiary, that are necessary or desirable to effect any Permitted Receivables Financing;

(16)                            any Investment by a Restricted Subsidiary that is not a Guarantor in any other Restricted Subsidiary that is not a Guarantor;

(17)                            with respect to any construction, engineering of procurement project, deposits or other arrangements for restricted cash accounts made or created in connection with (i) advances or prepayments by customers under contracts entered into in or during the ordinary course of business or (ii) Contract Performance Arrangements, in each case with any bank or trust company described in clause (3) of the definition of “Cash Equivalents” or, with respect to deposits or arrangements made by Foreign Restricted Subsidiaries, determined by Foster Wheeler LLC in good faith to be of acceptable credit quality for such purpose, in each case made in the ordinary course of business; and

(18)                            any Investment in Capital Stock of a Joint Venture organized under the laws of South Africa received as consideration for a sale of the type described in clause (12) of the definition of Asset Sale above.

“Permitted Liens” means

(1)                                  Liens existing on March 26, 2004;

(2)                                  Liens in favor of Foster Wheeler LLC or any Restricted Subsidiary;

(3)                                  Liens created by the indenture and the Collateral Documents securing the notes or any Note Guarantees;

(4)                                  Liens on assets or properties, securing Obligations under or with respect to the Credit Facilities and Hedging Agreements entered into with respect to Debt under the Credit Facilities and Incurred pursuant to paragraph (b)(1) and (b)(6) of the covenant described in “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”;

(5)                                  pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(6)                                  Liens imposed by law, such as landlords’, carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(7)                                  Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor;

(8)                                  Liens securing Trade Obligations that encumber the documents and other property the purchase of which is supported by such Trade Obligations and the proceeds thereof;

(9)                                  survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property, not interfering in any material respect with the conduct of the business of Foster Wheeler LLC and its Restricted Subsidiaries;

(10)                            Liens arising in the ordinary course of business securing advances, or progress or partial payments, by a customer of Foster Wheeler LLC or any Restricted Subsidiary encumbering assets purchased or built pursuant to any engineering, construction, procurement, manufacturing, equipment or supply contract with such customer;

(11)                            licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(12)                            customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, excluding Hedging Agreements, in each case, arising in the ordinary course of business;

(13)                            restrictions on the transfer of assets to be sold pursuant to merger agreements, stock or asset purchase agreements and similar agreements so long as such transfer is otherwise permitted under the indenture and such restriction is imposed only during the period pending such disposition (so long as such restrictions do not continue for more than a customary period for transactions of such type);

(14)                            options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like that are not Subsidiaries;

(15)                            judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as (i) no Event of Default then exists under paragraph six of “—Default and Remedies—Events of Default” and (ii) Foster Wheeler LLC or the respective Restricted Subsidiary is contesting such judgment in good faith and is maintaining adequate services in accordance with GAAP;

(16)                            Liens upon the property or assets of any Restricted Subsidiary (other than a Guarantor) securing Performance Obligations otherwise permitted pursuant to clause (b)(14) and/or clause (b)(15) of the covenant described above under the caption “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”;

(17)                            Liens (including the interest of a lessor under a Capital Lease, but excluding any Liens arising pursuant to a Sale and Leaseback Transaction) on property that secures Debt Incurred for the purpose of financing all or any part of the purchase price or cost of engineering of, procurement for, or construction or improvement of such property and which attach within 365 days after the date of such purchase or the completion of construction or improvement to the extent such Debt is Incurred pursuant to clause (b)(7) of the covenant described under the caption “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock”;

(18)                            Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of Foster Wheeler LLC, provided such Liens were not created in contemplation thereof and do not extend to any other property of Foster Wheeler LLC or any Restricted Subsidiary;

(19)                            Liens on property at the time Foster Wheeler LLC or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into Foster Wheeler LLC or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of Foster Wheeler LLC or any Restricted Subsidiary;

(20)                            Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt that is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Agreements;

(21)                            any pledge of the Capital Stock of an Unrestricted Subsidiary, Non-Wholly Owned Subsidiary or Joint Venture to secure Debt of such Unrestricted Subsidiary, Non-Wholly Owned Subsidiary or Joint Venture, to the extent such pledge constitutes an Investment permitted under the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments”;

(22)                            extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (16), (17), (18) or (19) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;

(23)                            Liens with respect to Joint Ventures or Non-Wholly Owned Subsidiaries or other similar arrangements to secure the obligations of one joint venture party to another, provided that such Liens do not secure Debt;

(24)                            Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

(25)                            Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of defeasing Debt of Foster Wheeler LLC or any Restricted Subsidiary, which defeasance is otherwise permitted under the indenture;

(26)                            Liens securing Debt of any Foreign Restricted Subsidiary or Martinez Cogen Limited Partnership otherwise permitted to be incurred under the indenture; and

(27)                            other Liens (including any Liens arising in connection with any Sale and Leaseback Transaction) not permitted by the foregoing securing obligations in an aggregate amount not exceeding $10,000,000 at any time outstanding.

For purposes hereof, any Liens Incurred by Foster Wheeler LLC or any of its Restricted Subsidiaries subsequent to March 26, 2004 shall be deemed to have been Incurred on the Issue Date (and, to the extent that such Liens would not have been permitted to have been Incurred at such time, Foster Wheeler LLC shall be deemed to be in breach of the covenant set forth under caption “—Certain Covenants—Limitation on Liens”).

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of Foster Wheeler LLC or any Restricted Subsidiaries and enters into a third party financing thereof on terms that the board of directors has concluded are customary and market terms fair to Foster Wheeler LLC and its Restricted Subsidiaries.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Qualified Term Loans” means term loans incurred under a Credit Facility (i) the proceeds of which are applied to the redemption of all or a portion of the principal of the notes and (ii) that have a Stated Maturity no earlier than the notes, and the Average Life of which is at least equal to the remaining Average Life of the notes.

“Restricted Subsidiary” means any Subsidiary of Foster Wheeler LLC other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a Capital Lease of property sold by such Person to the lessor in contemplation of such lease (other than a lease entered into solely for the purpose of permitting such Person to complete its commitments under any contractual arrangement with a customer of such Person in existence at the time of the sale to the lessor).

“Securitization Subsidiary” means a Subsidiary of Foster Wheeler LLC:

(1)                                  that is designated a “Securitization Subsidiary” by the board of directors,

(2)                                  that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(3)                                  no portion of the Debt or any other obligation, contingent or otherwise, of which

(A)                              is Guaranteed by Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler, LLC,

(B)                                is recourse to or obligates Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC in any way, or

(C)                                subjects any property or asset of Foster Wheeler LLC or any Restricted Subsidiary of Foster Wheeler LLC, directly or indirectly, contingently or otherwise, to the satisfaction thereof,

(4)                                  with respect to which neither Foster Wheeler LLC nor any Restricted Subsidiary of Foster Wheeler LLC (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

“Senior Debt” means, on any date, collectively, (i) all Debt outstanding under Credit Facilities incurred pursuant to paragraph (b)(1) of the covenant described under the caption “—Certain Covenants—Limitation on Debt and Disqualified or Preferred Stock” but excluding any issued but undrawn letters of credit issued under the Credit Agreement or any other Credit Facility, (ii) any outstanding notes, Foster Wheeler LLC’s 6.75% Senior Notes due 2005 and any other Debt Incurred after the Issue Date that ranks pari passu with the notes, (iii) any Debt (other than Trade Obligations) that is entitled to the benefits of any Lien upon any property of Foster Wheeler LLC or any Restricted Subsidiary, (iv) any Debt, other than Debt that is expressly subordinated to the notes, in respect of which any Restricted Subsidiary that is not a Guarantor is directly or indirectly obligated and (v) any Encumbered Performance Obligations.

“Senior Debt to Consolidated Cash Flow Ratio” means, on any date, the ratio of (a) the sum of all Senior Debt on such date to (b) the aggregate amount of Consolidated Cash Flow for the four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction giving rise to the need to calculate the Ratio.

“Significant Restricted Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable, (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment or (iii) with respect to any Debt payable “on demand”, the date on which such demand is made or exercised in accordance with its terms.

“Subordinated Debt” means any Debt of Foster Wheeler LLC or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of Foster Wheeler LLC.

“Trade Obligations” means all letters of credit, bank guarantees, bankers’ acceptances or other similar instruments issued in respect of trade payables or similar obligations but in any event excluding Performance Obligations.

“U.K. Credit Facility” means the Financing Agreement dated as of January 26, 2004, by and among Foster Wheeler Limited, Foster Wheeler Energy Limited, Process Industries Agency Limited, Foster Wheeler South Africa (Pty) Limited, Foster Wheeler Properties (Pty) Limited, the guarantors signatory thereto, the lenders signatory thereto and Saberasu Japan Investments II B.V. as Collateral Agent and as Administrative Agent, as amended from time to time.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means (1) any Securitization Subsidiary or (2) any Subsidiary of Foster Wheeler LLC that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the provisions of “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.” As of the Issue Date the following Subsidiaries will be designated as Unrestricted Subsidiaries: 4900 Singleton L.P.; 8925 Rehco, Inc.; Adirondack Resource Recovery Associates, L.P.; Barsotti’s Inc.; BOC/FW Canoas Hidrogenio Ltda.; Chirliu, Inc.; Foster Wheeler Adibi Engineering; Foster Wheeler Adirondack, Inc.; Foster Wheeler America Latina, Ltda.; Foster Wheeler Andina S.A.; Foster Wheeler Architectural Services Corporation; Foster Wheeler Australia Proprietary Limited; Foster Wheeler Bridgewater, Inc.; Foster Wheeler Canadian Resources, Ltd.; Foster Wheeler Canoas Inc.; Foster Wheeler China, Inc.; Foster Wheeler Constructors de Mexico S. de R.I. de C.V.; Foster Wheeler Energy China, Inc.; Foster Wheeler Energy India, Inc.; Foster Wheeler Environmental Services, Inc.; Foster Wheeler Foundation; Foster Wheeler Funding II LLC; Foster Wheeler Global Pharmaceuticals, LLC; Foster Wheeler Hudson Falls, Inc.; Foster Wheeler Hydrobras, Inc.; Foster Wheeler Hydroven, Inc.; Foster Wheeler Hydrox, Inc.; Foster Wheeler Ingenieros Y Constructores, S.A. de C.V.; Foster Wheeler K.K.; Foster Wheeler (London) Limited; Foster Wheeler Penn Resources, Inc.; Foster Wheeler (Philippines) Corporation; Foster Wheeler Rio Grande, L.P.; Foster Wheeler Saudi Arabia Company Limited; Foster Wheeler Somerset Limited Partnership; Foster Wheeler (Thailand) Limited; Foster Wheeler Trading Company A.G., S.A.; Foster Wheeler Trading Company, Ltd.; Foster Wheeler Vietnam Private LTD.; Foster Wheeler World Services Corporation; FW European E&C Ltd.; FWPI Ltd.; FWPS Specialty Products, Inc.; Hartman Consulting Corporation; HFM Field Services, Inc.; HFM Tray Canada, Ltd.; New Ashford, Inc.; Oy Bioflow A.B.; Perryville Corporate Park Condominium Association, Inc.; Somerset Corporate Center Associates; Thelco Co.; Tray, Inc.; Tray Special Products, Inc.; Tray (UK) Limited.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to and Restricted Subsidiary, a Restricted Subsidiary all of the outstanding capital stock of which (other than any director’s qualifying shares) is owned by Foster Wheeler LLC and/or one or more of its Wholly Owned Restricted Subsidiaries (or a combination thereof).

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Exchange of Notes

The exchange of old notes for new notes in the exchange offer will not constitute a taxable event to holders.  Consequently,

•                  no gain or loss will be recognized by a holder upon receipt of a new note;

•                  the holding period of the new note will include the holding period of the old note; and

•                  the adjusted tax basis of the new note will be the same as the adjusted tax basis of the old note immediately before the exchange.

In any event, persons considering the exchange of old notes for new notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations, as well as any consequences arising under laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

We are not using any underwriters for this exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by the broker-dealer as a result of market-making or other trading activities. For a period of up to one year after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. In addition, during this one year period, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons.  New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes and the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and the guarantees will be passed upon for us by King & Spalding LLP, New York, New York.

EXPERTS

The consolidated financial statements of Foster Wheeler Ltd. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003 incorporated in this prospectus by reference to Foster Wheeler Ltd.’s annual report on Form 10-K/A for the year ended December 26, 2003 have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding Foster Wheeler Ltd.’s adoption of Statement of Financial Accounting Standards, or SFAS No. 142, “Goodwill and other Intangible Assets” as described in Note 2 to the consolidated financial statements and for the substantial doubt about Foster Wheeler Ltd.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Foster Wheeler Holdings Ltd. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003 incorporated in this prospectus by reference to Foster Wheeler Ltd.’s current report on Form 8-K dated April 12, 2004 have been so incorporated in reliance on the report (which contains explanatory paragraphs regarding Foster Wheeler Holdings Ltd.’s adoption of SFAS No. 142, as described in Note 2 to the consolidated financial statements and for the substantial doubt about Foster Wheeler Holdings Ltd.’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of:

•                  Foster Wheeler LLC as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

•                  Foster Wheeler International Holdings, Inc. as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

•                  Foster Wheeler International Corporation as of December 26, 2003 and December 27, 2002 and for each of the three years in the period ended December 26, 2003;

•                  Foster Wheeler Europe Limited as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003;

•                  Financial Services S.a.r.l. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003;

•                  FW Hungary Licensing Limited Liability Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 26, 2003; and

•                  FW Netherlands C.V. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003,

incorporated in this prospectus by reference to Foster Wheeler Ltd.’s annual report on Form 10-K/A for the year ended December 26, 2003 have been so incorporated in reliance on the reports (which each contain an explanatory paragraph regarding the substantial doubt about the ability of each entity to continue as a going concern as described in Note 2 to each of the financial statements and, for Foster Wheeler LLC and FW Netherlands C.V., which contains an explanatory paragraph regarding the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets” as described in Note 3 and Note 4, respectively, to the consolidated financial statements), of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

Foster Wheeler Ltd. is a Bermuda company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against it in United States courts. Foster Wheeler Ltd. has irrevocably agreed that it may be served process with respect to actions based on offers and sales of securities made in the United States by having Foster Wheeler LLC, Perryville Corporate Park, Clinton, New Jersey 08809-4000, be the United States agent appointed for that purpose.

Foster Wheeler Ltd. has been advised by Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. It has also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as:

(1)                                  the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and

(2)                                  the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

A Bermuda court may impose civil liability on Foster Wheeler Ltd., or its directors or officers in a suit brought in the Supreme Court of Bermuda against it or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information and representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Foster Wheeler since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

FOSTER WHEELER LLC

Offer to Exchange up to $120,000,000 in Principal Amount of 10.359% Senior Secured
Notes due 2011, Series A, Guaranteed by certain Guarantors that have been registered under the Securities Act of 1933

for

any and all outstanding 10.359% Senior Secured Notes due 2011, Series B,
Guaranteed by certain Guarantors that have not been registered under the Securities Act of 1933

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and Continental Finance Company Ltd.

Foster Wheeler Ltd., Foster Wheeler Holdings Ltd. and Continental Finance Company Ltd. are Bermuda companies. Section 98 of the Companies Act of 1981 of Bermuda (the “Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company (although Foster Wheeler Ltd. has not agreed to indemnify its auditors even though permitted by Bermuda law). Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Act.

Foster Wheeler Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud, dishonesty or willful misconduct, and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

Foster Wheeler Holdings Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty and it maintains liability insurance covering its directors and officers and those of its subsidiaries.

Continental Finance Company Ltd. has adopted provisions in its bye-laws that provide that it shall indemnify its respective officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty.

Delaware Guarantors

Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Our certificate of incorporation requires us to indemnify our officers, directors, employees and agents to the full extent permitted by Delaware law.

Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law, (iii) unlawful payments of dividends, stock purchases or redemptions, or (iv) transactions from which a director derives an improper personal benefit. Each Delaware guarantor’s certificate of incorporation contains provisions limiting the liability of the directors to us and to our stockholders to the full extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such. We have acquired customary liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

Foster Wheeler LLC

Foster Wheeler LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions that may be set forth in its limited liability company agreement. The limited liability company agreement of Foster Wheeler LLC provides that each member or manager of the company shall not be personally liable for the expenses, liabilities, or obligations of the company by reason of being a member or manager.

Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc.

Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc. are each California corporations. Section 317 of the General Corporation Law of California, or the California Corporation Law, the certificate of incorporation of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc., as amended, and the bylaws of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc., provide that each of Foster Wheeler Energy Services, Inc. or Pyropower Operating Services Company, Inc., as applicable, is authorized by bylaw, agreement or otherwise to indemnify its agents, as defined in Section 317 the California Corporation Law, in excess of the indemnification expressly permitted by Section 317 for those agents except in such circumstances expressly prohibited by Section 317 or for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Paragraph 10 of Section 204 of the California Corporation Law.

Article V, Section 2 of the bylaws of each of Foster Wheeler Energy Services, Inc. and Pyropower Operating Services Company, Inc. permits each of them to maintain insurance to protect any agent of the corporation against any liability asserted against or incurred by the agent in the capacity or arising out of the agent’s status as such, whether or not Foster Wheeler Energy Services, Inc. or Pyropower Operating Services Company, Inc. would have the power to indemnify such person against such expense, liability or loss under the California Corporation Law.

Foster Wheeler Environmental Corporation

Foster Wheeler Environmental Corporation is a Texas corporation. The articles of incorporation and the bylaws of Foster Wheeler Environmental Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act, or the TBCA. Pursuant to the provisions of Article 2.02-1 of the TBCA, Foster Wheeler Environmental Corporation has the power to indemnify a person who was, is, or is threatened to be named a defendant in a proceeding because the person is or was a director only if it is determined that the director conducted himself in good faith, reasonably believed that his conduct was in Foster Wheeler Environmental Corporation’s best interests, in the case of conduct in his official capacity, or not opposed to Foster Wheeler Environmental Corporation’s best interests, in all other cases, and in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Indemnification is not available if such person has been adjudged to have been liable to Foster Wheeler Environmental Corporation, unless and only to the extent that the court in which such action determines that, despite the adjudication of liability, but in view of all of the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. Foster Wheeler Environmental Corporation has the power to purchase and maintain insurance for directors and officers. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Foster Wheeler Pyropower, Inc.

Foster Wheeler Pyropower, Inc. is a New York corporation. Section 722 of the New York Business Corporation Law, or the NYBCL, permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The certificate of incorporation of Foster Wheeler Pyropower, Inc. provides that a director of the corporation shall not be held personally liable to the corporation or its shareholders for damages for any breach of duty as a director in the absence of bad faith, intentional misconduct, a knowing violation of the law by the director or violations of Section 719 of the New York Business Corporation Law.

Financial Services S.à r.l.

Financial Services S.à r.l. is a limited liability corporation organized under Luxembourg law. Under Luxembourg law, civil liability of directors both to Financial Services S.a.r.l. (“Financial Services”) and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even implicit contractual limitation on directors’ liability to Financial Services. Financial Services, however, can validly agree to indemnify its directors against the consequences of liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the company).

Under Luxembourg law, an employee of Financial Services can only be liable to Financial Services for damages brought about by his or her willful acts or gross negligence. Any arrangement providing for the indemnification of officers against claims of Financial Services would be contrary to public policy. Employees are liable to third parties under general tort law and may enter into arrangements with Financial Services providing for indemnification against third party claims.

Under Luxembourg law, an indemnification agreement can never cover a willful act or gross negligence.

Financial Services’ Domiciliation Agreement and Bylaws are silent as to the issue of indemnification of its officers and directors.

Foster Wheeler Europe Limited

Foster Wheeler Europe Limited is a corporation formed in the United Kingdom under the U.K. Companies Act of 1985 (as amended) (the “Companies Act”). Section 310 of the Companies Act nullifies any provision contained in a company’s articles of association or in any other contract with the company for exempting any director, officer or auditor of the company, or indemnifying such person against, any liability that would attach to him by rule of law in respect of any negligence, default, breach of duty or breach of trust for which such person may be guilty with respect to such company. However, Section 310 permits a company to purchase or maintain insurance for its directors, officers and auditors against liabilities of this nature and permits a company to indemnify any director, officer or auditor against any liability incurred by such person that results from defending any proceedings (civil or criminal) in which a judgment is given in such person’s favor or such person is acquitted or application is made under Section 144(3) or (4) of the Companies Act (acquisition of shares by innocent nominee) or Section 727 of the Companies Act (general power to grant relief in the case of honest and reasonable conduct) where relief is granted to such director, officer or auditor by the court.

Foster Wheeler Europe Limited’s Articles of Association provide that every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under Section 144 or Section 727 of the Companies Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. These indemnification provisions shall only have effect in so far as its provisions are not avoided by Section 310 of the Companies Act.

The Articles of Association further provide that the directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in Section 310(1) of the Companies Act.

FW Energie B.V.

FW Energie B.V. is a Dutch limited liability company. In general, Dutch law provides that a B.V. should indemnify its managing director in the event that he or she is liable to a third party for damages caused in his or her capacity as managing director, unless the liability results from his or her gross negligence or intentional misconduct (including not taking action to prevent the consequences of improper performance by the board). Under certain circumstances, this provision does not apply, and the B.V. and the managing director may agree that the B.V. will indemnify the managing director in such circumstances.

Besides the general concept of tort liability, Dutch law contains various specific statutory provisions on the personal civil law liability of the managing directors of a B.V. corporation, both towards the B.V. itself in case of improper performance, requiring the managing director to be seriously at fault, and towards third parties. Third party liability may result from the occurrence of certain events including, but not limited to, (i) acquisition of the B.V.’s shares by the B.V. itself or by any of its subsidiaries contrary to the statutory provisions relating thereto, (ii) misleading information and, more particularly, misleading annual or interim accounts of the B.V., (iii) unpaid social security premiums and certain taxes and (iv) in the event of the B.V.’s bankruptcy, improper performance if such performance is the cause of the bankruptcy, or non-compliance with other specific statutory provisions.

The Articles of Association of the FW Energie B.V. do not contain any provisions regarding the indemnification by the FW Energie B.V. of its managing directors. Under Dutch law obtaining insurance covering the liability of managing directors is permitted except that such insurance cannot be applied to any liability resulting from gross negligence or intentional misconduct.

FW Hungary Licensing Limited Liability Company

FW Hungary Licensing Limited Liability Company (“FW Hungary”) is a Hungarian limited liability company. Under Hungarian law, any case which involves the liability of a managing director must be settled in accordance with the applicable provisions of the Hungarian Companies Act (the “Companies Act”) and the Hungarian Civil Code (the “Civil Code”).

Under the Companies Act, a managing director must conduct himself in respect of the management of a company with “increased care,” as opposed to the standard of “general care” which is prescribed by the Civil Code. A managing director may be held liable in the event of a culpable breach of any provision of the Companies Act, a company’s Deed of Foundation or any validly enacted resolutions of the company’s Founder. If the aforementioned duty of care is breached, a managing director may be held liable under the rules of the Civil Code for any damages to the company where such managing director’s actions were (i) in contravention of Hungarian law, (ii) caused damage to the company and (iii) were not undertaken with the requisite degree of care specified in the Companies Act.

Enforcement of liability claims against a managing director is in the sole discretion of the Founder. A Founder may exercise his or her rights against a managing director within one year of the company’s deletion from the Company Registry. A managing director is only obliged to compensate the company for damages, and is not liable to third parties for acts that are within the scope of his or her role or responsibility as a managing director. Third parties may only seek damages from the company. Should the company be required to pay damages to a third party for acts of the managing director, however, it may have recourse against the managing director for damages incurred as a result of third party claims.

The Deed of Foundation of FW Hungary is silent as to the issue of indemnification of the managing director. FW Hungary has no officers or directors other than the managing director.

Item 21.  Exhibits and Financial Statement Schedules.

Exhibit No.	Description
4.1

Foster Wheeler Ltd. hereby agrees to furnish copies of instruments defining the rights of holders of its long term debt and the long term debt of its consolidated subsidiaries if the total amount of securities thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis to the Commission upon its request.

4.2	Indenture dated as of September 24, 2004 among Foster Wheeler LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the notes.
4.3

Registration Rights Agreement dated as of September 21, 2004 among Foster Wheeler LLC, the guarantors named therein and the purchasers named therein relating to the exchange offer for 10.359% Senior Secured Notes due 2011, Series B.

4.4	Form of Note relating to new notes (included in Exhibit 4.2).
4.5	Registration Rights Agreement dated as of September 24, 2004 by and among Foster Wheeler LLC, the guarantors listed therein and each of the purchasers signatory thereto.
4.6	Security Agreement dated as of September 24, 2004 among Foster Wheeler LLC, the grantors listed therein and Wells Fargo Bank, National Association.
4.7

Intercreditor Agreement dated as of September 24, 2004 among Bank of America, N.A., as Administrative Agent and Collateral Agent, Wells Fargo Bank, N.A., as trustee, Foster Wheeler LLC and its subsidiaries which are parties thereto.

5.1	Opinion of King & Spalding LLP as to the validity of the new notes and the guarantees.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages to this registration statement).
25.1	Statement of eligibility of trustee with regards to new notes indenture.
99.1	Form of Letter of Transmittal for old 10.359% Senior Secured Notes due 2011, Series B.
99.2	Form of Notice of Guaranteed Delivery for old 10.359% Senior Secured Notes due 2011, Series B.
99.3	Form of Instructions to Registered Holders from Beneficial Owner.
99.4	Form of Letter to Registered Holders.

Item 22.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER LTD.

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Vice President and Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Raymond J. Milchovich

/s/ John T. La Duc	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 20, 2004
John T. La Duc

/s/ Brian K. Ferraioli	Vice President and Controller (Principal Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Eugene D. Atkinson	Director	October 20, 2004
Eugene D. Atkinson

/s/ Diane C. Creel	Director	October 20, 2004
Diane C. Creel

/s/ Roger L. Heffernan	Director	October 20, 2004
Roger L. Heffernan

/s/ Joseph J. Melone	Director	October 20, 2004
Joseph J. Melone

	Director	October , 2004
Stephanie Hanbury-Brown

/s/ James D. Woods	Director	October 20, 2004
James D. Woods

/s/ David M. Sloan	Director	October 20, 2004
David M. Sloan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER LLC

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Vice President and Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Milchovich	President, Chief Executive Officer and Manager (Principal Executive Officer)	October 20, 2004
Raymond J. Milchovich

/s/ Brian K. Ferraioli	Vice President and Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Steven I. Weinstein	Vice President, Deputy General Counsel and Manager	October 20, 2004
Steven I. Weinstein

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

/s/ Rakesh K. Jindal	Manager and Vice President of Tax	October 20, 2004
Rakesh K. Jindal

/s/ Peter Douglas	Manager	October 20, 2004
Peter Douglas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

EQUIPMENT CONSULTANTS, INC.

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Director Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director and President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER HOLDINGS LTD.

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Director, Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Milchovich	Director and President (Principal Executive Officer)	October 20, 2004
Raymond J. Milchovich

/s/ Brian K. Ferraioli	Director, Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Lisa Fries Gardner	Director, Vice President and Assistant Secretary	October 20, 2004
Lisa Fries Gardner

/s/ Peter Douglas	Director	October 20, 2004
Peter Douglas

/s/ Rakesh K. Jindal	Director and Director of Tax	October 20, 2004
Rakesh K. Jindal

/s/ Steven I. Weinstein	Director	October 20, 2004
Steven I. Weinstein

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER ASIA LIMITED

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Keith E. Batchelor	President and Director (Principal Executive Officer)	October 20, 2004
Keith E. Batchelor

/s/ Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Lisa Fries Gardner	Director and Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER CAPITAL & FINANCE CORPORATION

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Thierry Desmaris	Director, President and Treasurer (Principal Executive Officer)	October 20, 2004
Thierry Desmaris

/s/ Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ John J. Herguth, Jr.	Director and Vice President	October 20, 2004
John J. Herguth, Jr.

/s/ Steven I. Weinstein	Director and Vice President	October 20, 2004
Steven I. Weinstein

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER CONSTRUCTORS, INC.

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Director, Vice President, & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Vice President, & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Clifton J. Crumm II	Director and Vice President	October 20, 2004
Clifton J. Crumm II

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER DEVELOPMENT CORPORATION

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director, Chairman & President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Clifton J. Crumm II	Director	October 20, 2004
Clifton J. Crumm II

/s/ Venkatrama Seshamani	Director	October 20, 2004
Venkatrama Seshamani

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER ENERGY CORPORATION

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Director, Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Clifton J. Crumm II	Director and Vice President	October 20, 2004
Clifton J. Crumm II

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER ENERGY MANUFACTURING, INC.

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Director and Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director and President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director and Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Clifton J. Crumm II	Executive Vice President	October 20, 2004
Clifton J. Crumm II

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER ENERGY SERVICES, INC.

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Director, Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Clifton J. Crumm II	Director and Executive Vice President	October 20, 2004
Clifton J. Crumm II

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER ENVIRESPONSE, INC.

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Steven I. Weinstein	Director and President (Principal Executive Officer)	October 20, 2004
Steven I. Weinstein

/s/ Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Lisa Fries Gardner	Director and Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER ENVIRONMENTAL CORPORATION

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER FACILITIES MANAGEMENT, INC.

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director and President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Martin J. Karpenski	Director and Vice President	October 20, 2004
Martin J. Karpenski

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER INC.

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Director, Acting Chief Financial Officer, Vice President and Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Milchovich	Director, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Raymond J. Milchovich

/s/ Brian K. Ferraioli	Director, Acting Chief Financial Officer, Vice President and Controller (Principal Financial Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	October 20, 2004
Lisa J. Wood

/s/ Lisa Fries Gardner	Vice President, Secretary and Chief Governance Officer	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER INTERNATIONAL CORPORATION

By	/s/ Ramon U. Velez
	Name:	Ramon U. Velez
	Title:	Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Milchovich	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Raymond J. Milchovich

/s/ Ramon U. Velez	Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Ramon U. Velez

/s/ Keith E. Batchelor	Director	October 20, 2004
Keith E. Batchelor

/s/ Brian K. Ferraioli	Director	October 20, 2004
Brian K. Ferraioli

/s/ Umberto della Sala	Director	October 20, 2004
Umberto della Sala

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER INTERNATIONAL HOLDINGS, INC.

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Director, Acting Chief Financial Officer, Vice President and Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Milchovich	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Raymond J. Milchovich

/s/ Brian K. Ferraioli	Director, Acting Chief Financial Officer, Vice President and Controller (Principal Financial Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Lisa J. Wood	Chief Accounting Officer (Principal Accounting Officer)	October 20, 2004
Lisa J. Wood

/s/ Lisa Fries Gardner	Vice President, Secretary and Chief Governance Officer	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER POWER SYSTEMS, INC.

By	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: Director, Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Martin J. Karpenski	Director, Chairman, President & Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Martin J. Karpenski

/s/ Anthony Scerbo	Director, Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Bernard H. Cherry	Director	October 20, 2004
Bernard H. Cherry

/s/ Bruce C. Studley	Director and Senior Vice President	October 20, 2004
Bruce C. Studley

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER PYROPOWER, INC.

By	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: Director, Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	President & Director (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER REAL ESTATE DEVELOPMENT CORPORATION

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Thierry Desmaris	Director and President (Principal Executive Officer)	October 20, 2004
Thierry Desmaris

/s/ Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Steven I. Weinstein	Director & Vice President	October 20, 2004
Steven I. Weinstein

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER REALTY SERVICES, INC.

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Steven I. Weinstein	Director and President (Principal Executive Officer)	October 20, 2004
Steven I. Weinstein

/s/ Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Thierry Desmaris	Director	October 20, 2004
Thierry Desmaris

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER USA CORPORATION

By	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: Director, Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director, and President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Clifton J. Crumm II	Director	October 20, 2004
Clifton J. Crumm II

/s/ William Troy Roder	Director and Senior Vice President	October 20, 2004
William Troy Roder

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER VIRGIN ISLANDS, INC.

By	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: Director, Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director and President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Clifton J. Crumm II	Director and Executive Vice President	October 20, 2004
Clifton J. Crumm II

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER ZACK, INC.

By	/s/ Brian K. Ferraioli
Name: Brian K. Ferraioli
Title: Director, Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Michael DeSimone	Director and President (Principal Executive Officer)	October 20, 2004
Michael DeSimone

/s/ Brian K. Ferraioli	Director, Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FW MORTSHAL, INC.

By	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: Director, Vice President, & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director, Chairman & President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

HFM INTERNATIONAL, INC.

By	/s/ Brian K. Ferraioli
Name: Brian K. Ferraioli
Title: Vice President & Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Thierry Desmaris	Director, President & Treasurer (Principal Executive Officer)	October 20, 2004
Thierry Desmaris

/s/ Brian K. Ferraioli	Vice President & Controller (Principal Financial and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Steven I. Weinstein	Director & Vice President	October 20, 2004
Steven I. Weinstein

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

PROCESS CONSULTANTS, INC.

By	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: Vice President and Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director and President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Vice President and Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Rakesh K. Jindal	Director and Vice President of Tax	October 20, 2004
Rakesh K. Jindal

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

PYROPOWER OPERATING SERVICES COMPANY, INC.

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Director and Controller

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director and President (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director and Controller (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Martin J. Karpenski	Director and Vice President	October 20, 2004
Martin J. Karpenski

/s/ Bruce C. Studley	Director and Vice President	October 20, 2004
Bruce C. Studley

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

PERRYVILLE III TRUST

By	/s/ Joseph Mate
	Name:	Joseph Mate
	Title:	Authorized Officer of the Owner Trustee

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following person in the capacity indicated on the date indicated.

Signature	Title	Date

/s/ Joseph Mate	Owner Trustee	October 20, 2004
Joseph Mate

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

CONTINENTAL FINANCE COMPANY LTD.

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	President, Controller & Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Brian K. Ferraioli	President, Controller & Director (Principal Executive and Accounting Officer)	October 20, 2004
Brian K. Ferraioli

/s/ Thierry Desmaris	Vice President, Treasurer & Director (Principal Financial Officer)	October 20, 2004
Thierry Desmaris

/s/ Lisa Fries Gardner	Vice President, Assistant Secretary & Director	October 20, 2004
Lisa Fries Gardner

/s/ John J. Herguth Jr.	Director	October 20, 2004
John J. Herguth Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

ENERGY HOLDINGS, INC.

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Vice President, Treasurer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ William Troy Roder	President (Principal Executive Officer)	October 20, 2004
William Troy Roder

/s/ Anthony Scerbo	Vice President, Treasurer & Director (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Bernard H. Cherry	Director	October 20, 2004
Bernard H. Cherry

/s/ Rakesh K. Jindal	Director & Vice President of Tax	October 20, 2004
Rakesh K. Jindal

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FINANCIAL SERVICES S.A.R.L.

By	/s/ Rakesh K. Jindal
	Name:	Rakesh K. Jindal
	Title:	Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Rakesh K. Jindal	Manager (Principal Executive, Financial and Accounting Officer)	October 20, 2004
Rakesh K. Jindal

/s/ Gerard Becquer	Manager	October 20, 2004
Gerard Becquer

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER EUROPE LIMITED

By	/s/ Brian K. Ferraioli
	Name:	Brian K. Ferraioli
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Stephen J. Davies	Director (Principal Executive Officer)	October 20, 2004
Stephen J. Davies

/s/ Laurent Dupagne	Director (Principal Financial & Accounting Officer)	October 20, 2004
Laurent Dupagne

/s/ Nicholas Christopher Holt	Director	October 20, 2004
Nicholas Christopher Holt

/s/ Raymond J. Milchovich	Director and Chairman	October 20, 2004
Raymond J. Milchovich

/s/ Umberto della Sala	Director	October 20, 2004
Umberto della Sala

/s/ Thierry Desmaris	Director	October 20, 2004
Thierry Desmaris

/s/ Brian K. Ferraioli	Director	October 20, 2004
Brian K. Ferraioli

/s/ Rakesh K. Jindal	Director	October 20, 2004
Rakesh K. Jindal

/s/ Steven I. Weinstein	Director	October 20, 2004
Steven I. Weinstein

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER INTERCONTINENTAL CORPORATION

By	/s/ Thierry Desmaris
	Name:	Thierry Desmaris
	Title:	Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Raymond J. Milchovich	President & Director (Principal Executive Officer)	October 20, 2004
Raymond J. Milchovich

/s/ Thierry Desmaris	Treasurer (Principal Financial and Accounting Officer)	October 20, 2004
Thierry Desmaris

/s/ Lisa Fries Gardner	Secretary & Director	October 20, 2004
Lisa Fries Gardner

/s/ Rakesh K. Jindal	Vice President of Tax	October 20, 2004
Rakesh K. Jindal

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FW ENERGIE B.V.

By	/s/ Anthony Scerbo
	Name:	Anthony Scerbo
	Title:	Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Anthony Scerbo	Director (Principal Executive, Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Trust Int’l. Mgmt. B.V.	Director	October 20, 2004
Trust Int’l. Mgmt. B.V.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

By	/s/ Thierry Desmaris
Name: Thierry Desmaris
Title: Managing Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Thierry Desmaris	Managing Director (Principal Executive, Financial and Accounting Officer)	October 20, 2004
Thierry Desmaris

/s/ Olasz Nandor	Managing Director	October 20, 2004
Olasz Nandor

/s/ Zsolt Szekeres	Managing Director	October 20, 2004
Zsolt Szekeres

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

PGI HOLDINGS, INC.

By	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ William Troy Roder	President (Principal Executive Officer)	October 20, 2004
William Troy Roder

/s/ Anthony Scerbo	Vice President, Treasurer & Director (Principal Financial and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Bernard H. Cherry	Director	October 20, 2004
Bernard H. Cherry

/s/ Rakesh K. Jindal	Director & Vice President of Tax	October 20, 2004
Rakesh K. Jindal

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER POWER CORPORATION

By:	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: President & Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Anthony Scerbo	President & Director (Principal Executive and Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Thierry Desmaris	Treasurer (Principal Financial Officer)	October 20, 2004
Thierry Desmaris

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

/s/ Bernard H. Cherry	Director	October 20, 2004
Bernard H. Cherry

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER MIDDLE EAST CORPORATION

By	/s/ Thierry Desmaris
Name: Thierry Desmaris
Title: Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Francesco Lo Tito	President, Chief Executive Officer & Director (Principal Executive Officer)	October 20, 2004
Francesco Lo Tito

/s/ D. Alan Leiper	Vice President, Assistant Treasurer & Director (Principal Accounting Officer)	October 20, 2004
D. Alan Leiper

/s/ Thierry Desmaris	Treasurer (Principal Financial Officer)	October 20, 2004
Thierry Desmaris

/s/ Lisa Fries Gardner	Vice President, Secretary & Director	October 20, 2004
Lisa Fries Gardner

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of New Jersey, on October 20, 2004.

FOSTER WHEELER NORTH AMERICA CORP.

By	/s/ Anthony Scerbo
Name: Anthony Scerbo
Title: Director, Senior Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Raymond J. Milchovich, Brian K. Ferraioli, Steven I. Weinstein, Thierry Desmaris, John T. La Duc and Lisa Fries Gardner, severally, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with the Registrar of Companies appointed under the Companies Act 1981 of Bermuda, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or the substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, and the Companies Act 1981 of Bermuda, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bernard H. Cherry	Director, President & Chief Executive Officer (Principal Executive Officer)	October 20, 2004
Bernard H. Cherry

/s/ Anthony Scerbo	Director, Senior Vice President & Chief Financial Officer (Principal Financial & Accounting Officer)	October 20, 2004
Anthony Scerbo

/s/ Clifton J. Crumm II	Director and Executive Vice President	October 20, 2004
Clifton J. Crumm II

/s/ David J. Parham	Director and Executive Vice President	October 20, 2004
David J. Parham

/s/ Lisa Fries Gardner	Secretary	October 20, 2004
Lisa Fries Gardner

EXHIBIT INDEX

Exhibit No.	Description
4.1

Foster Wheeler Ltd. hereby agrees to furnish copies of instruments defining the rights of holders of its long term debt and the long term debt of its consolidated subsidiaries if the total amount of securities thereunder does not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis to the Commission upon its request.

4.2	Indenture dated as of September 24, 2004 among Foster Wheeler LLC, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the notes.
4.3

Registration Rights Agreement dated as of September 21, 2004 among Foster Wheeler LLC, the guarantors named therein and the purchasers named therein relating to the exchange offer for 10.359% Senior Secured Notes due 2011, Series B.

4.4	Form of Note relating to new notes (included in Exhibit 4.2).
4.5	Registration Rights Agreement dated as of September 24, 2004 by and among Foster Wheeler LLC, the guarantors listed therein and each of the purchasers signatory thereto.
4.6	Security Agreement dated as of September 24, 2004 among Foster Wheeler LLC, the grantors listed therein and Wells Fargo Bank, National Association.
4.7

Intercreditor Agreement dated as of September 24, 2004 among Bank of America, N.A., as Administrative Agent and Collateral Agent, Wells Fargo Bank, N.A., as trustee, Foster Wheeler LLC and its subsidiaries which are parties thereto.

5.1	Opinion of King & Spalding LLP as to the validity of the new notes and the guarantees.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages to this registration statement).
25.1	Statement of eligibility of trustee with regards to new notes indenture.
99.1	Form of Letter of Transmittal for old 10.359% Senior Secured Notes due 2011, Series B.
99.2	Form of Notice of Guaranteed Delivery for old 10.359% Senior Secured Notes due 2011, Series B.
99.3	Form of Instructions to Registered Holders from Beneficial Owner.
99.4	Form of Letter to Registered Holders.